Registration No. 333-267959

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Principal Life Insurance Co

(Exact name of registrant as specified in its charter)

Iowa	6311	42-0127290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

The Principal Financial Group, Des Moines, Iowa 50392

(800) 986-3343

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doug Hodgson

The Principal Financial Group, Des Moines, Iowa 50392

(515) 362-2384

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:         ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PRINCIPAL® STRATEGIC OUTCOMES

INDEX-LINKED DEFERRED ANNUITY

Prospectus dated __________, 202___

This prospectus describes the Principal® Strategic Outcomes, an individual, single premium, index-linked deferred annuity (the “Contract”), issued by Principal Life Insurance Company (“the Company,” “we,” “our” or “us”). The Contract is designed to help individuals accumulate part of their retirement savings and achieve other long-term investment goals, as well as provide retirement income through Annuitization. The Contract is a single premium product, which means that no additional Premium Payments can be made after the Contract Date.

This prospectus provides information about the Contract that you, as Owner (“you” or “your”), should know before investing. It describes all material rights and obligations under the Contract and any material differences due to state variations. The Contract or certain of its Segment Options and/or features may not be available in all states or with all broker-dealers. Please review this entire prospectus and talk with your financial professional to obtain specific information.

The Contract does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for Contracts purchased as a qualified contract. Amounts withdrawn from the Contract may also be subject to taxes and a 10% federal penalty if taken before age 59½.

These securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

If you are a new investor in the Contract, you may cancel your Contract within 15 calendar days of receiving it. In some states, this cancellation period may be longer. Upon cancellation you will receive either a full refund of your Premium Payment or your Contract Accumulated Value. At the time of cancellation if you receive the Contract Accumulated Value and your Premium Payment is allocated to an Index-Linked Segment Option, you assume the risk of negative performance of the reference Index, which could result in negative adjustments to the Contract Accumulated Value. See 5. PURCHASING THE CONTRACT – Right to Examine the Contract (Free Look) and consult with your financial professional for additional information about the specific cancellation terms that apply.

The minimum Premium Payment is $20,000. Your Premium Payment will initially be held in the Initial Holding Account. After the limited period of time during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, your Premium Payment and earnings, if any, will be allocated among the Contract’s investment options as specified by you. These include index-linked investment options (“Index-Linked Segment Options”) and a fixed interest investment option (“Fixed Segment Option”). Each investment option has an investment term of either one, two, or six years (“Segment Term”).

Each Index-Linked Segment Option is tied to the performance of a specific market index (“Index”) for a Segment Term. Each has either a floor or buffer feature providing limited protection against negative Index performance at the end of the Segment Term. Each also has a cap and participation rate feature that potentially limits gain from positive Index performance at the end of the Segment Term. The Fixed Segment Option credits interest at a fixed rate during the Segment Term.

We reserve the right to add and remove Index-Linked Segment Options as available investment options, which could also include adding or removing certain downside protection levels. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or substantially similar to one that is currently offered. If you do not want to invest in any investment option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur Surrender Charges, negative adjustments to certain values under the Contract, and may have negative tax consequences.

Any obligations under this Contract are subject to the creditworthiness and overall claims-paying ability of the Company.

Index-linked deferred annuity contracts are complex insurance and investment vehicles. This Contract is a security and there is a risk of substantial loss of your principal and earnings. The risk of loss may be greater when early withdrawals (full or partial) are taken due to any charges and adjustments applied to such withdrawals. These charges and adjustments may result in loss even when the value of a Segment Option has increased. Withdrawals (both partial and full), Annuitizations and death benefits that occur on a date other than the Segment End Date could significantly reduce the values under the Contract and the amount of interest credited at the Segment End Date due to the Bond and Equity Adjustments and Surrender Charges. Because of the adjustments and charges on these types of transactions, you may experience a loss even if the performance of the Index has been positive. The Bond Adjustment applies on a Segment End Date, which means you could experience a loss even when Index performance has been positive and the transaction occurs on a Segment End Date. In addition, you or your beneficiaries (as applicable) will not receive the full protection of any buffer or floor feature when one of these transactions occurs on a date other than the Segment End Date because of these same adjustments.

For the above reasons, the Contract is not appropriate for investors who plan to take withdrawals beyond the Free Surrender Amount or Surrender the Contract during the first six Contract Years due to the imposition of Surrender Charges.

Refer to the RISK FACTORS section beginning on page [to be added by amendment] of this prospectus for important information about the Contract’s investment risks.

You should talk with a financial professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based on your financial situation and objectives.

An investment in the Contract is not a deposit or obligation of any bank and is not insured or guaranteed by any bank, the Federal Deposit Insurance Corporation or any other government agency.

The principal underwriter of the Contract is Principal Securities, Inc.

No person is authorized to give any information or to make any representation in connection with this Contract other than those contained in this prospectus.

1.	GLOSSARY

The terms defined below are used throughout this prospectus. These terms are capitalized throughout this prospectus with the exception of “we,” “our,” “us,” “you” and “your.”

Accumulated Value (Contract Accumulated Value) - the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable, plus the total value of any allocation to the Initial Holding Account. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value.

Annuitant - the person, including any Joint Annuitant, whose life determines the annuity benefit under this Contract.

Annuitization (Annuitize) - the application of a portion or all of the Accumulated Value, adjusted for the Bond Adjustment, to an annuity benefit payment option to make annuity benefit payments. A Bond Adjustment applies regardless of when the Annuitization occurs, including on the Segment End Date.

Annuitization Date - the date all of the Owner’s Accumulated Value is applied to an annuity benefit payment option.

Bond Adjustment - an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered. A Bond Adjustment applies regardless of when the Surrender occurs, including on the Segment End Date. The Bond Adjustment only applies to money allocated to the Segment Options and does not apply to money allocated to the Initial Holding Account.

Buffer Rate - for each Buffer Segment Option, the maximum amount of negative Index performance we will absorb at the end of the Segment Term. You will be responsible for any negative Index performance that exceeds the Buffer Rate, which could result in significant loss of principal and/or prior earnings.

Buffer Segment Option - any Index-Linked Segment Option that includes a Buffer Rate. If you select a Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. If negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of negative Index performance. For example, if a particular Segment Option has a 10% Buffer Rate and the Index Change at the end of the Segment Term is -15%, your investment tied to that Segment Option will lose 5%. If the Index Change at the end of that Segment Term had been -8%, your investment would have lost 0%.

Cap Rate - if you select an Index-Linked Segment Option with a Cap Rate for investment, at the end of the Segment Term, you may participate in any positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For example, if the Segment Option has a 15% Cap Rate and the Index Change at the end of the Segment Term is 12%, your investment tied to that Segment Option will gain 12%. If the Index Change at the end of that Segment Term had been 25%, your investment would only have gained 15% due to the Cap Rate limitation.

Contract Anniversary - the same day and month as the Contract Date in each Contract Year.

Contract Date - the date the Contract is issued and that is used to determine Contract Years.

Contract Year - the one-year period beginning on the Contract Date and ending one day before the Contract Anniversary and each subsequent one-year period beginning on a Contract Anniversary. For example, if the Contract Date is June 5, 2023, the first Contract Year ends on June 4, 2024, and the first Contract Anniversary falls on June 5, 2024.

Crediting Base - for each Index-Linked Segment Option selected for investment, the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender or deduction of charges or fees from that Segment Option prior to the Segment End Date. Generally, for each Surrender the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender. A negative adjustment could be greater than the amount Surrendered or deducted. During the Segment Term, the Crediting Base is only a reference value to make sure transactions affecting amounts invested in a Segment Option are reflected to date, and it is not itself an indication of how much is available before the end of a Segment Term. On the Segment Start Date, the Crediting Base represents the amount contributed to a Segment Option. Please note that the Crediting Base is not the same as the Segment Interim Value. The Segment Interim Value is based on an estimate of the value of the amount in a particular Segment Option before the end of a Segment Term, which represents the Accumulated Value available for that Segment Option prior to the end of the Segment Term.

Data Page(s) - the portion of the Contract that contains information specific to your Contract. Current or revised Data Pages may be sent to you from time to time that reflect the current status of your Contract.

Equity Adjustment - for each Index-Linked Segment Option selected for investment, an adjustment (which could be positive, negative, or equal to zero) used to calculate the Segment Interim Value on each Valuation Day between the Segment Start Date and Segment End Date. The Equity Adjustment does not apply on the Segment End Date.

Fixed Segment Option - any investment option that credits interest at a fixed rate for a Segment Term.

Fixed Segment Value - for each Fixed Segment Option selected for investment, the Accumulated Value allocated to the Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

Floor Rate - for each Floor Segment Option, the maximum amount of negative Index performance you could absorb at the end of the Segment Term. We will absorb any negative Index performance that exceeds the Floor Rate.

Floor Segment Option - any Index-Linked Segment Option that includes a Floor Rate. If you select a Floor Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate. For example, if the Segment Option has a 10% Floor Rate and the Index Change at the end of the Segment Term is -5%, your investment will lose 5%. If the Index Change at the end of the Segment Term had been -15%, your investment would have only lost 10% because of the 10% Floor Rate.

Free Surrender Amount - the amount that may be Surrendered through a full or partial withdrawal from the Contract without a Surrender Charge. A Bond Adjustment will apply to the Free Surrender Amount regardless of when the withdrawal occurs, including on the Segment End Date. An Equity Adjustment will apply to the Free Surrender Amount withdrawn on all dates other than the Segment End Date.

Good Order - when an instruction or request is received in our Home Office, or other place we may specify, and it has such clarity and completeness that we do not have to exercise any discretion to carry out the instruction or request. We may require that the instruction or request be given in a certain form.

Guaranteed Minimum Interest Rate - the guaranteed minimum annual interest rate for the Initial Holding Account and any Fixed Segment Option.

Home Office - Company’s corporate headquarters located at Principal Financial Group, Des Moines, Iowa 50392-1770.

Index (Indices) - the Index or Indices to which the Index-Linked Segment Options are linked and are used in the calculation of the Segment Credits.

Index Change - the net percentage change in the Index Value of an Index between the Segment Start Date and the Segment End Date.

Index Value - the closing value of an Index that is published on a Valuation Day. If on any specific day an Index Value is not published, the last-published Index Value will be used.

Index-Linked Segment Option - any Buffer Segment Option or Floor Segment Option.

Initial Holding Account - an account that holds the Premium Payment (including any credited interest) until it is transferred to the applicable Segment Option(s) selected for the initial Segment Term.

Internal Revenue Code (Code) - the Internal Revenue Code of 1986, as amended.

Joint Annuitant - an Annuitant whose life determines the annuity benefit under this Contract. Any reference to the death of the Annuitant means the death of the first Annuitant to die.

Joint Owner(s) - an Owner who has an undivided interest with the right of survivorship in this Contract with another Owner. Any reference to the death of the Owner means the death of the first Owner to die.

Lock-In Date – the Valuation Day we receive Notice in Good Order to lock in the Segment Option or, if there are Lock-In Threshold(s) established for the Segment Option, the Valuation Day where the Equity Adjustment reaches and/or crosses the threshold you set.

Lock-In Threshold – an upper and/or lower level (threshold) for a Segment Option and, if the performance of the Index during a Segment Term reaches and/or crosses that level, the Segment Lock-In is automatically triggered for that Segment Option. An upper threshold is a threshold that is above the current Equity Adjustment and a lower threshold is a threshold that is below the current Equity Adjustment. An upper threshold can be set to lock-in gains, and a lower threshold can be set to limit losses.

Non-qualified Contract - a Contract that does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple-IRA or Tax Sheltered Annuity.

Notice - any form of communication we receive in Home Office (e.g., U.S. mail, fax, email) providing the information we need, either in writing or another manner that we approve in advance. Your notices may be mailed to us at:

Principal Life Insurance Company

Attn: RIS Annuity Services

PO Box 9382

Des Moines, Iowa 50306-9382

Owner - the person who owns all rights and privileges of this Contract (includes a Joint Owner, if any). If the Owner is not a natural person, the Owner must be an entity with its own taxpayer identification number (TIN).

Participation Rate - if you select an Index-Linked Segment Option with a Participation Rate for investment, at the end of the Segment Term, you will participate in a percentage of any positive Index performance. That percentage will equal the Participation Rate. For example, if the Segment Option has a 90% Participation Rate and the Index Change at the end of the Segment Term is 10%, your investment will gain 9%. If the If the Index-Linked Segment Option also has a Cap Rate, you will not participate in any positive Index performance in excess of the Cap Rate.

Premium Payment - the gross amount you contributed to the Contract.

Qualified Plan(s) - retirement plans that receive favorable tax treatment under Section 401 or 403(a) of the Internal Revenue Code.

Required Minimum Distribution Amount (“RMD”) - the amount required to be distributed each calendar year for purposes of satisfying the RMD rules of Section 401(a)(9) of the Internal Revenue Code and related Code provisions.

Segment Allocation Percentage - the percentage of Accumulated Value allocated to a Segment Option.

Segment Anniversary - the same day and month as the first Segment Start Date in each Contract Year.

Segment Credit – the amount of gain or loss applied to your investment on the Segment End Date for each Index-Linked Segment Option selected for investment. The Segment Credit is calculated only on the Segment End Date. The Segment Credit is calculated by (i) multiplying the Crediting Base by the Index Change, and then (ii) applying the Index-Linked Segment Option’s Buffer Rate, Floor Rate, Cap Rate, and/or Participation Rate, as applicable. Segment Credits could be positive, negative, or equal to zero. If Segment Credits are negative, you will lose principal and/or prior earnings.

Segment End Date - the last day of a Segment Term. The day and month on which any Segment End Date falls will always be the same day and month for each applicable Segment Term. The Segment End Date coincides with the next Segment Start Date.

Segment Interim Value - the value of your investment in an Index-Linked Segment Option on any day between the Segment Start Date and the Segment End Date. Segment Interim Value is calculated at the beginning of each Valuation Date. Segment Interim Value will equal the Crediting Base adjusted for the Equity Adjustment on that Valuation Date.

Segment Lock-In - a feature of your Contract under which you are able to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. For a particular Segment Option, you are only able to exercise one Segment Lock-In per Segment Term and the Segment Lock-In is not applied retroactively.

Segment Option - any Index-Linked or Fixed Segment Option.

Segment Return – is calculated by taking the Index Change, then applying the Index-Linked Segment Option’s Buffer Rate, Floor Rate, Cap Rate, and/or Participation Rate, as applicable.

Segment Start Date - the first day of the Segment Term. The day and month on which any Segment Start Date falls will always be the same day and month for each applicable Segment Term.

Segment Term - the duration of a Segment Option’s investment term, expressed in years. In addition, for Index-Linked Segment Options, the number of years that a Segment Option is linked to a particular Index’s performance. The Segment Term begins on the Segment Start Date and ends on the Segment End Date.

Segment Value - for each Index-Linked Segment Option selected for investment, the value of your allocation to that Segment Option on the Segment End Date after the application of Segment Credits and fees (if any).

Surrender - the removal of amount(s) from your Contract (unless otherwise specified), including a partial withdrawal, a full withdrawal, payment of a death benefit, or Annuitization. Deductions for Contract fees and charges are not Surrenders under the Contract. The Surrender amount is the amount of Accumulated Value surrendered, adjusted for any applicable Bond Adjustment, but prior to the deduction of any applicable Surrender Charges and other fees.

Surrender Charge - the charge deducted upon certain Surrenders taken from the Contract before the Annuitization Date.

Surrender Value - the Accumulated Value adjusted for any applicable Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). A Bond Adjustment applies regardless of when the Surrender Value is calculated, including on the Segment End Date. In calculating the Surrender Value, there is not a direct adjustment for an Equity Adjustment.  Instead, any applicable Equity Adjustment would be applied in calculating the Accumulated Value. The resulting Accumulated Value is then used in calculating the Surrender Value.  See the definition of Accumulated Value above for more information.

Transfer - moving all or a portion of your Accumulated Value from one Segment Option to one or more Segment Options on the transferring Segment Option’s Segment End Date.

Valuation Date (Valuation Days) - any day that the New York Stock Exchange ("NYSE") is open for trading, and trading is not restricted. A Valuation Day begins at the close of normal trading of the NYSE, generally 4:00 p.m. E.T., and ends at the close of normal trading of the NYSE on the next day it is open.

we, our, us - Principal Life Insurance Company (also referred to throughout this prospectus as the Company).

you, your - the Owner of this Contract, including any Joint Owner.

2.SUMMARY

The following Questions and Answers provide summary information about various features, purposes and restrictions of the Contract.

Q1: What are the primary purposes of the Contract and for whom may the Contract be appropriate?

The Principal® Strategic Outcomes single premium index-linked deferred annuity may help you with your long-term retirement planning and other long-term financial needs. The primary purposes of this Contract are to help you save money for retirement, on a tax deferred basis, and provide you with income through your retirement. The Contract offers multiple Segment Options from which you can choose.

Through the Annuitization feature, the Contract can supplement your retirement income by providing a stream of periodic payments. For additional information, see 14. ANNUITIZATION. The Contract also offers a death benefit to help financially protect your designated beneficiaries. For additional information, see 12. DEATH BENEFIT.

Any earnings under your Contract accumulate on a tax-deferred basis. Your earnings are not taxed until money is taken out of the Contract, such as when you make a withdrawal, you receive an income payment, or a death benefit is paid.

This Contract may be appropriate for you if you:

•	Are looking for some level of downside protection with indirect exposure to equity markets;

•	Have a long-term investment horizon or want to protect against the risk of you or your spouse outliving your income;

•	Want possible tax-deferred growth; and/or

•	Want a potential death benefit.

This Contract is not intended for someone who is not comfortable taking on the risk of losses to the amount invested or someone who intends to take significant withdrawals during the first six years of owning the Contract. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Q2: At a high level how does this product operate?

This single premium index-linked deferred annuity offers several Segment Options in which to allocate: including Index-Linked Segment Options that provide a 10% buffer and some that provide a floor; and a Fixed Segment Option that provides a fixed interest rate.  An Index-Linked Segment Option tracks performance of a linked Index. There are multiple Indices identified in this prospectus from which to choose and on which the returns/performance are based.  In exchange for a specified amount of downside protection, the Segment Options provide either a Cap Rate or Participation Rate that limit upside gains.  The initial Cap Rate(s) and/or Participation Rate(s) are determined when you purchase your Contract and are reset on each Segment Start Date.  A Cap Rate serves as a maximum amount of gain you can be credited at the end of a Segment Term. A Participation Rate is the percentage of positive investment performance (for a Segment Option) in which you will participate for a Segment Term. At the end of a Segment Term, you may choose to reject the new Participation Rate or Cap Rate (as applicable) by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term for a given Segment Option.  You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms.

Q3: What are the available Segment Options*?

Segment Options Available			Segment Terms Available (Limits on Downside Loss)
Crediting Method	Indices	Limits of Upside Gain (Rates)	1-year Segment Term	2-year Segment Term	6-year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Cap Rate & Participation Rate	10% Buffer	Not Available	Not Available
	S&P 500 (Price Return Index; SPX)	Participation Rate (Uncapped)	10% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer
	Russell 2000 (Price Return Index; RTY)	Participation Rate (Uncapped)	10% Buffer	Not Available	10% Buffer
	MSCI EAFE (Price Return Index; MXEA)	Participation Rate (Uncapped)	10% Buffer	Not Available	10% Buffer
	SG Smart Climate Index (SGIXSMAC)	Participation Rate (Uncapped)	Not Available	Not Available	10% Buffer
Fixed	Fixed Segment	Fixed Rate	Guaranteed Minimum Interest Rate	Not Available	Not Available

*The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional.

Q4: Where is my Premium Payment held before the initial Segment Term?

Beginning on the Contract Date, your Premium Payment will be held in the Initial Holding Account for no longer than twenty one (21) calendar days. If we exercise the right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, your Premium Payment could be held in the Initial Holding Account up to sixty (60) additional days. While in the Initial Holding Account the amount invested earns only a fixed interest rate. Interest will be credited on the amount held in the Initial Holding Account at a fixed rate determined at Contract issue. On the next Segment Start Date, the total amount in the Initial Holding Account will be transferred to the Segment Option(s) as described immediately below so long as we receive the Premium Payment at least two Valuation Days prior to the Segment Start Date. For additional information, see 6. PURCHASING THE CONTRACT.

Q5: How is interest applied to my investment in a Fixed Segment Option?

Amounts allocated to a Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

For each Fixed Segment Option that you select for investment, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the fixed Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

For the initial Segment Term, the annual interest rates for the Fixed Segment Options will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of the annual interest rates for the Fixed Segment Options that will be available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.

We determine the annual interest rates for the Fixed Segment Options at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.

For additional information, see 7. FIXED SEGMENT OPTION MECHANICS.

Q6: How is gain or loss applied to my investment in an Index-Linked Segment Option at the end of a Segment Term?

On the Segment Start Date, the Crediting Base represents the amount contributed into the Segment Option (subject to certain adjustments). The Segment Credit is calculated and applied to the Crediting Base only on the Segment End Date. The Segment Credit will change the respective Segment Option’s Crediting Base, which will then be used as the Crediting Base for the amounts invested in a new Segment Option (assuming no withdrawals or annuitizations on the same day as the Segment Credit). Segment Credits could be negative, meaning you could lose principal and/or prior earnings.

On each applicable Segment End Date, a calculation is performed to determine the Segment Credit that will change the respective Segment Option’s Crediting Base. The calculation involves a review of the change in the Index Value for the particular Segment Option. The change in the Index Value is the difference between the Index Value on the Segment End Date and the Index Value on the Segment Start Date divided by the Index Value on the Segment Start Date. If the change in the Index Value is positive, the Segment Return on the Segment End Date will be as described below:

•	When the Participation Rate is less than 100%, the Segment Return will be the change in the Index Value reduced by the Participation Rate up to the Cap Rate (as applicable).

•	When the Participation Rate is greater than 100%, the Segment Return will be the change in the Index Value increased by the Participation Rate up to the Cap Rate (as applicable).

•	When the Participation Rate is 100%, the Segment Return will be the change in the Index Value up to the Cap Rate (as applicable).

If the change in the Index Value is negative, the negative Segment Return will be subject to the Buffer or Floor Rate (as applicable). With the Buffer Segment Option, the Company will absorb losses for the applicable Segment Option up to the Buffer Rate and you will be responsible for any loss greater than the Buffer Rate. With the Floor Segment Option, the Company will absorb losses for the applicable Segment Option greater than the Floor Rate and you will be responsible for any loss up to the Floor Rate.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Q7: How is the value of my investment in the Contract calculated before the end of a Segment Term?

The Contract Accumulated Value before the end of a Segment Term is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable, plus the total value of any allocation to the Initial Holding Account. The Segment Interim Value for a particular Segment Option reflects the Equity Adjustment that provides the current estimate of what the Segment Value would be at the end of the Segment Term based on the expected value of the reference Index. The Segment Interim Value is applicable on any day before the end of the Segment Term and assumes there are no Surrenders between the date the Segment Interim Value is calculated and the Segment End Date.

For information on how Segment Interim Value is calculated and factors into Surrender Value, see the following Q&A below: What is the Segment Interim Value and how does it factor into a Surrender under the Contract?

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Q8: At the end of a Segment Term for a Segment Option, what are my options under the Contract?

At the end of a Segment Term for any Segment Option, the following options are available to you:

•	You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term if the Segment Option is still available. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.

•	You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment. Transfers from a Segment Option are only allowed on the Segment End Date. Cap and Participation Rates will be made available to you at least 15 days prior to the Segment Start Date. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term for the given Segment Option. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date counts as one of those two Valuation Days.

•	You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from a Segment Option on its Segment End Date will not be based on a Segment Interim Value and are not subject to an Equity Adjustment. However, such withdrawals will still be subject to the Bond Adjustment and may be subject to Surrender Charges (Surrender Charges do not apply upon Annuitization). A Bond Adjustment is an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered. A Bond Adjustment applies regardless of when the Surrender occurs, including on the Segment End Date.

For additional information, see 9. OPTIONS AT END OF SEGMENT TERM, 11. WITHDRAWALS and 14. ANNUITIZATION.

Q9: What is the Segment Interim Value and how does it factor into a Surrender under the Contract?

Surrender Value, Accumulated Value, and Segment Interim Value are important terms to know in better understanding how Surrenders are handled under your Contract. They are addressed in turn here:

•	Surrender Value. The Surrender Value represents the amount that is available under the Contract as part of a Surrender and equals the Accumulated Value plus or minus the Bond Adjustment and minus any applicable Surrender Charges and other fees (if any). In calculating the Surrender Value, a Bond Adjustment is factored in, which could have a negative impact on the Surrender Value. A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract.

•	Contract Accumulated Value. As mentioned in an earlier Q&A, the Contract Accumulated Value before the end of a Segment Term is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable, plus the total value of any allocation to the Initial Holding Account.

•	Segment Interim Value. As referenced above, the Contract Accumulated Value before the end of a Segment Term is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable, plus the total value of any allocation to the Initial Holding Account. The Segment Interim Value for a particular Segment Option reflects the Equity Adjustment that provides the current estimate of what the Segment Value would be at the end of the Segment Term based on the expected value of the reference Index. The Segment Interim Value is applicable on any day before the end of the Segment Term and assumes there are no Surrenders between the date the Segment Interim Value is calculated and the Segment End Date. In order to calculate your Segment Interim Value, we apply a formula that is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical investments and derivatives that we may or may not actually hold in order to provide a current estimate of the value of the Segment Option at the end of the Segment Term. In arriving at a Segment Interim Value, an Equity Adjustment is made, which could have a negative impact on the Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the Current Index Value is less than the Beginning Index Value. For the specific calculation to determine the Segment Interim Value, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS – Segment Interim Value.

Q10: Prior to the end of a Segment Term for a Segment Option, what are my options under the Contract?

You may withdraw all or a portion of the Contract at any time before the Annuitization Date. Types of Surrenders are full withdrawals of the Contract, partial withdrawals, payment of a death benefit and Annuitizations. The Surrender Value is: subject to a Bond Adjustment being applied, which could be negative; and reduced by any applicable Surrender Charge and fee(s) (Contract fees and/or prorated share of the charge(s) for optional rider(s)). Full and partial withdrawals may be subject to taxes and to a separate 10% federal tax penalty if made before the Owner is 59½ years old. For additional information, see 11. WITHDRAWALS.

There is a Free Surrender Amount under your Contract for Surrenders up to 10% of the Premium Payment decreased by any partial Surrenders and/or partial Annuitization made since the last Contract Anniversary. Subject to these restrictions, you will not incur a Surrender Charge for any withdrawals less than or equal to the Free Surrender Amount but the withdrawal will be subject to the Equity Adjustment and Bond Adjustment. For additional information, see 5. FEES AND CHARGES - Deferred Sales Load ("Surrender Charges") - Free Surrender Amount.

Q11: What are the Company’s rights, if any, to discontinue an Index?

The Indices available on the Contract Date are not guaranteed for the life of the Contract. We reserve the right to change or discontinue an Index, either at the end or in the middle of a Segment Term. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, or Floor Rate, as applicable.

When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.

If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date.

We reserve the right to add and remove Index-Linked Segment Options as available investment options, which could also include adding or removing certain downside protection levels. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or substantially similar to one that is currently offered.

Q12: What is the optional Rate Enhancement Rider?

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider effective date is the same as the Contract Date.

The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options to which you have amounts allocated. The increased Participation Rate and/or Cap Rate (as applicable) are publicly available prior to purchase of the Contract on www.principal.com/individuals/invest-retire/annuities and also shown on your Contract’s Data Page. While the purchase of the Rider ensures that your Participation Rate and/or Cap Rate (as applicable) will be higher than the standard rates, there is no guaranteed minimum increase to the standard rates that you will receive by purchasing the Rider. The increase may vary by Segment Option as well based on factors such as reference Index, Segment Term, and downside protection level.

The annual charge for the Rate Enhancement Rider is 0.95%, which is deducted daily. If the Rate Enhancement Rider is terminated, the charge for the Rate Enhancement Rider also is terminated. The Rate Enhancement Rider can only be terminated on a Segment Anniversary divisible by six.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Optional Rate Enhancement Rider.

Q13: What is the Bond Adjustment?

The Bond Adjustment is an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered based on the change in the fair value of the hypothetical fixed income assets supporting our financial obligations under the Contract. A Bond Adjustment applies regardless of when the Surrender or Annuitization occurs, including on the Segment End Date. A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment only applies to money allocated to the Segment Options and does not apply to money allocated to the Initial Holding Account.

For additional information, see 10. CONTRACT VALUES - Bond Adjustment.

Q14: What are the Contract’s lock-in features?

The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. There is no additional charge for these lock-in features.

The lock-in features may be of interest to people who:

•	Are interested in eliminating some of the uncertainty regarding Index performance for the remainder of a Segment Term; or

•	Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive.

Upon exercising a lock-in, on the Segment End Date, the Owner will receive a Segment Credit equal to the locked-in Equity Adjustment. Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, the Segment End Date is moved up to the next Segment Anniversary. Under either method for exercising a lock-in, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. The Bond Adjustment will still apply to any Surrenders even after a lock-in has been exercised. Such a Bond Adjustment would apply in the same manner as to a Segment Option that has not been locked in.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Segment Lock-In Feature.

Q16: What fees and charges apply under the Contract?

Your Contract is subject to certain fees and charges. There is a charge (“Surrender Charge”) that applies if you withdraw money from your Contract during the first six Contract Years. The maximum Surrender charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary. Unless you have the Rate Enhancement Rider as part of your Contract (see paragraph immediately below), there are no other Contract charges or administrative fees.

If you have the Rate Enhancement Rider as part of your Contract, there is a separate rider fee for having this benefit. This rider is an optional benefit under this Contract. The annual charge for this rider is 0.95%, which is deducted daily from the Crediting Base. The charge will only be charged for the Index-Linked Segment Options.

Other fees or charges that may apply are premium tax, Bond Adjustment, and Equity Adjustment, which could reduce amounts available upon Surrender. Other factors that could limit your investment performance include Participation Rates and Cap Rates, which are included in exchange for the downside protection provided by the Segment Options.

For additional information, see 5. FEES AND CHARGES.

Q17: What are the Contract’s Annuitization benefits?

Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. The amount you can apply to the annuity benefit payment option is the Accumulated Value, adjusted by the Bond Adjustment, which could be a negative adjustment. You may elect to Annuitize the entire Contract (full Annuitization) or a portion of your Contract (partial Annuitization). The Maximum Annuitization Date is shown on the Data Page and is generally the Contract Anniversary following the Annuitant’s age 95. If Joint Annuitants are named on the application, the Maximum Annuitization Date will be set based on the age of the older Joint Annuitant.

For additional information, see 14. ANNUITIZATION.

Q18: What are the Contract’s death benefits?

If the age of the oldest Owner on the date the application is signed is 79 or younger, the death benefit is equal to the greater of 1 or 2 where:

1. Is the Accumulated Value, subject to the Bond Adjustment (which could be negative), on the date we receive the proof of death and all required documents in Good Order; and

2. Is the Premium Payment minus an adjustment (as described below) for each partial Surrender (and any applicable Surrender Charge and fees) and an adjustment for each partial Annuitization made prior to the date we receive the poof of death and all required documents.

The adjustment for each partial Surrender (and any applicable Surrender Charges and fees) and for each partial Annuitization will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial Surrender or partial Annuitization. The adjustment for partial Surrenders is equal to (1 divided by 2) multiplied by 3, where:

1. Is the amount of the partial Surrender (and any applicable Surrender Charges and fees) or the amount of the partial Annuitization; and

2. Is the Accumulated Value immediately prior to the partial Surrender or partial Annuitization; and

3. Is the Premium Payment adjusted for prior partial Surrenders and partial Annuitizations immediately prior to the current partial Surrender or partial Annuitization.

If the age of the oldest Owner on the date the application is signed is 80 or older, the death benefit is equal to the Accumulated Value, subject to the Bond Adjustment (which could be negative), on the date we receive the proof of death and all required documents in Good Order.

If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.

The Accumulated Value will remain invested in the Segment Options until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary's portion of the death benefit will remain invested in the Segment Options until the Valuation Day on which we receive the required documents for that beneficiary.

We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options until payment is made. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state's law.

For additional information, see 12. DEATH BENEFIT.

Q19: How do investors provide reallocation instructions and other requests to Principal Life?

Ways to contact Principal Life Insurance Company:

•	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

•	Mailing your instructions to us at the below address:

Principal Life Insurance Company

Attn: RIS Annuity Services

P O Box 9382

Des Moines, Iowa 50306-9382

•	Faxing us at 1-866-894-2093

•	Visiting www.principal.com using your secure login.

Q20: Does the Contract Have Any Optional Benefits

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options. The annual charge for this rider is 0.95%, which is deducted daily. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Optional Rate Enhancement Rider.

3. RISK FACTORS

Risk of Loss

An investment in this Contract is subject to the risk of poor investment performance of the Index-Linked Segment Options to which you have allocated Accumulated Value. You can lose money by investing in this Contract, including loss of principal and/or prior earnings. While limited protection from losses is provided under your Contract through either a Buffer Segment Option or Floor Segment Option, you bear some level of the risk of decline in your Contract’s Accumulated Value resulting from the performance of the Index-Linked Segment Options and the risk of losses may be significant. Because of the Equity Adjustment and/or Bond Adjustment, in extreme circumstances it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and any prior earnings) even if your Contract is outside of the Surrender Charge period. While the Equity Adjustment only applies on dates other than the Segment End Date, the Bond Adjustment always applies, even on the Segment End Date. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Risk of Loss in Exercising Free Look

Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:

•	In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.

•	In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted. If you have elected to have taxes withheld, we will subtract any applicable federal and state income tax withholding from the amount returned to you. For these states, the risk to you is that you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment. This risk exists because your Contract Accumulated Value can decrease during the free look period.

•	In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

For additional information, see 6. PURCHASING THE CONTRACT - Right to Examine the Contract (Free Look).

Initial Holding Account Risk

When you first invest in the Contract, your Premium Payment will be held in the Initial Holding Account temporarily. While in the Initial Holding Account the amount invested earns only a fixed interest rate.

Index Performance Risk

The Accumulated Value of your Contract is dependent on the performance of the Index-Linked Segment Options to which you have allocated any of the Accumulated Value. Based on your investment objectives, you direct the allocation of the Accumulated Value, which takes effect at the applicable Segment Start Date. There can be no assurance that your investment objectives will be achieved.

Other considerations include the following:

•	The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated.
•	Because the Index-Linked Segment Options are each comprised of a collection of equity securities, the value of the component securities is subject to market risk and issuer risk. Market risk is the risk that the respective market ups and downs likely will cause the value of the securities to go up or down. The ups and downs can be because of disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases, terrorist attacks, political and social developments, and military and governmental actions. Equity markets also are subject to the risk that the value of the securities may fall due to general market and economic conditions.
•	The value of equity securities also may go up or down for reasons directly related to the issuers of the securities. This issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
•	The performance fluctuations of the Indices can occur rapidly and unpredictably, and negative Index performance can cause you to have investment losses. While you will not be directly invested in the Index, if you allocate amounts to an Indexed-Linked Segment Option, you will have indirect exposure to the investment risks of the applicable Index. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

•	Investing in the Contract does not mean you are invested in the companies that comprise the Indexes. You will have no voting rights, no rights to receive cash dividends or other distributions, and no other rights with respect to the companies that make up the Indexes.

Each of the Indices available under this Contract has its own unique risks. They are discussed here.

•	The S&P 500® Price Return Index

This index is comprised of equity securities issued by large-capitalization (“large cap”) U.S. companies. Generally, it is more difficult for large-cap companies to pivot their strategies quickly in response to changes in their industry. In addition, because they typically are more well-established, it is rare to see large-cap companies have the high growth rates that can be seen with small-capitalization (“small cap”) companies.

•	Russell 2000® Price Return Index

This index is comprised of equity securities of small-cap U.S. companies. Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies.

•	MSCI EAFE Price Return Index

This index is an equity index that is designed to represent the performance of large and mid-cap securities across 21 developed markets around the world but excluding the U.S. and Canada. Unique to this index (as compared to the other available Indices) are risks relating to political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates. All of the risks of investing in foreign securities are typically increased by investing in emerging market countries. Shifts in these factors can result in this index being more volatile than other Indices.

•	SG Smart Climate Index

This Index provides investment exposure to the performance of large-capitalization U.S. stocks that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) filters. The Index provides exposure to such stocks through its underlying index, the SG Climate Transition Risk Index (the “Underlying SGI Index”).

The Index is subject to several risks, such as the following:

•	ESG Methodology Risk. The Underlying SGI Index is composed of stocks that are selected based on an ESG methodology that includes climate risk scores and ESG exclusion filters. Investors’ views about ESG matters may differ from the Underlying SGI Index’s ESG methodology. As such, the ESG methodology may not reflect the beliefs or values of any particular investor. There is no guarantee that the ESG methodology will ultimately enhance the performance of the Index. The ESG methodology could detract from the performance of the Index, as companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. Due to the inherent difficulty of forecasting within complex systems and the general unpredictability of future events, there is no guarantee that the predictive climate risk models used by the Underlying SGI Index will identify stocks that will perform well if climate events occur.

Amounts invested in a Segment Option that is linked to the Index are not invested in the Index, the Underlying SGI Index, or the underlying stocks. Amounts that you invest in the Contract become assets of the Company. The assets in the Company’s General Account and the Separate Account, which the Company invests to support its payment obligations under the Contract, are not invested based on ESG factors.

•	Performance Drag Risk. The performance of the Index will always be worse than the performance of the underlying index. The Index reflects deductions that reduce performance, including a negative performance adjustment equal to 1.50% and fixed replication costs equal to 0.50%, each as an annualized percentage of Index Value. In addition, the performance of the Index is reduced by assumed costs of borrowing equal to the U.S. Federal Funds Rate. Without these deductions, the performance of the Index over any one year period would be higher by approximately 2.00% plus the U.S. Federal Funds Rate. While these deductions are not charges under the Contract, they result in lower Index Values and may therefore negatively impact the performance of your Contract.

•	Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•	Index Disruption Risk. Disruptive and extraordinary events could impair the operation of the Index or the Underlying SGI Index. For example, these events could relate to the unavailability of necessary data to apply the ESG methodology, an insufficient number of eligible stocks, or the termination or breach of a third-party licensing agreement. Should a disruptive or extraordinary event occur, the index provider may take any actions permitted by the index rules, such as postponing calculations or rebalances, adjusting the terms of an index to preserve its economic characteristics, restating index values, or discontinuing the index.

•	New Index Risk. The Index and the Underlying SGI Index have limited performance histories. Generally, there is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to your financial professional or Principal Life Insurance Company either by:

o	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

o	Sending us your inquiry at the below address:

Principal Life Insurance Company

Attn: RIS Annuity Services

P O Box 9382

Des Moines, Iowa 50306-9382

For more detailed information about this and the other available Indices, see APPENDIX A - INDEX DISCLOSURES.

Liquidity Risk

Liquidity Risk Generally

This Contract is not suitable as a short-term savings vehicle and is not appropriate if you need ready access to cash. The benefits of tax deferral and allocation to Segment Options for the full Segment Terms are better for investors with long investment time horizons. Surrender charges apply for up to six years after the Premium Payment and these charges will reduce the value of your Contract if you withdraw money during that time. While the Contract provides for up to a 10% free surrender amount, such a Surrender still would be subject to a Bond Adjustment and Equity Adjustment. There also may be adverse tax consequences if you take early withdrawals from the Contract, including amounts withdrawn from the Contract being subject to a 10% federal penalty if taken before age 59½, which would be in addition to any other federal or state income taxes payable.

Limits on Transfers

The restrictions applicable to Transfers also creates liquidity risk. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. This significantly limits your ability to react to changes in market conditions during Segment Terms. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date counts as one of those two Valuation Days.

In the absence of instructions, your Accumulated Value in the Segment Option that is ending will be automatically re-invested in the same Segment Option for another Segment Term. If we no longer offer the same Segment Option, we will select a new Segment Option from those that we do offer. The Segment Option selected will be one with the same Index with a one-year Segment Term and the same Buffer Rate or Floor Rate as the Segment Option that just ended. If there is no such Segment Option, the Accumulated Value for the applicable Segment Option will be allocated to the one-year Fixed Segment Option. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.

Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date counts as one of those two Valuation Days. If you fail to Transfer Index-Linked Accumulated Value at the end of a Segment Term and do not wish to remain invested in a particular Index-Linked Segment Option for another Segment Term, you will need to take a full withdrawal of the related Accumulated Value. Withdrawing all or some of the Accumulated Value may cause you to incur Surrender Charges, negative adjustments to certain values under your Contract, and negative tax consequences, as discussed in this section. For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.

See "Segment Interim Value Risk" below for information on how liquidity risks relate to our Interim Value calculation.

Consequences of Withdrawals/Surrenders Generally

There is a risk of loss of principal and/or prior earnings if you take a full or partial withdrawal from your Contract during the first six Contract Years where a Surrender Charge would be deducted. This risk also applies if you are invested in an Indexed-Linked Segment Option even where the Index is performing positively as of the date of your withdrawal. Because adjustments and charges are imposed when amounts are withdrawn before the end of a Surrender Charge period and/or the end of a Segment Term, these withdrawals can result in a loss of principal even if Index performance has been positive. If you set up scheduled withdrawals, your exposure to these risks will repeat as long as the scheduled withdrawals continue.

The only potential ongoing Contract charge with this Contract is the charge for the optional Rate Enhancement Rider. If you elected to include the Rate Enhancement Rider with your Contract, the ongoing charge for the rider could also cause amounts available for withdrawal under your Contract to be less than what has been invested in the Contract, even if Index performance has been positive.

Note. The limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. As a result, the downside protection will be less if measured for any period of time that is less than the duration of the Segment Term.

Note. You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. If an Index-Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

We may defer payments under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

For additional information, see 11. WITHDRAWALS.

Credit Risks

Our General Account assets support the obligations under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis." More information about the Company, including its financial strength ratings, can be found by visiting https://investors.principal.com/investor-relations/our-business/credit-ratings/default.aspx. The assets in Principal Life Insurance Company Separate Account R are not subject to our creditors.

The amount you invest is not placed in a registered separate account and your rights under the Contract to invested assets and the returns on those assets are subject to Company’s claims paying ability. The assets in the unregistered Separate Account are insulated, which means they are not subject to the claims of the creditors of the Company. This unregistered Separate Account is also non-unitized, which means neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Separate Account.

Segment Interim Value Risk

On each Valuation Day of the Segment Term, other than the first and last day, we determine the Segment Interim Value for each Indexed-Linked Segment Option. In order to calculate your Segment Interim Value, we apply a formula that is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical investments and derivatives that we may or may not actually hold in order to provide a current estimate of the value of the Segment Option at the end of the Segment Term. This means that even if the Index has performed positively, it is possible that the Segment Interim Value may have decreased. For more information and to see how we calculate the Segment Interim Value, see APPENDIX B - SEGMENT INTERIM VALUE EXAMPLES.

If you allocate Accumulated Value to an Index-Linked Segment Option, Segment Credits will not be credited to your Accumulated Value in the particular Segment Option until the end of the Segment Term. Amounts withdrawn from an Index-Linked Segment Option prior to the end of a Segment Term will not have a Segment Credit applied to it. This includes Accumulated Value being applied to pay a death benefit or to an Annuitization option during a Segment Term. Except for the first and last Valuation Day of a Segment Term, your Segment Interim Value is the amount available for withdrawals, Annuitization and death benefits (collectively, “Surrenders”). There is risk that this Segment Interim Value could be less than your original Premium Payment even if the applicable Index has been performing positively.

The Crediting Base because of a Surrender generally will be reduced by the same proportion as the Segment Interim Value is reduced by the Surrender. As a result, application of a negative adjustment will result in a lower Segment Interim Value. Also, a negative adjustment will result in less gain or more loss, as applicable, at the end of a Segment Term. A negative adjustment could be greater than the amount Surrendered or deducted.

Buffer and Floor Rate Risk

The Buffer or Floor Rate that is applicable to a Segment Option only provides you with limited protection. In other words, you could lose a significant amount of your Premium Payment and/or prior earnings under the Contract. In extreme circumstances, for Index-Linked Segment Options it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and/or any prior earnings).

You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. Given that the Floor Rate and Buffer Rate (as applicable) are expressed as to a single Segment Term, if an Index-Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For the 0% Floor Rate Segment Option, Segment Credits will not be negative so long as the funds are held to the Segment End Date. In addition, the limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. As a result, the downside protection will be less if measured for any period of time that is less than the duration of the full Segment Term. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

For withdrawals, Annuitizations and death benefits that occur during a Segment Term, you or your beneficiaries (as applicable) will not receive the full protection of the Buffer Rate or Floor Rate in the calculation of the Segment Interim Value. In order to receive the full protection, the particular transaction must occur on the Segment End Date.

Cap Rate and Participation Rate Risk

If you choose to allocate amounts to an Index-Linked Segment Option subject to a Cap Rate, the Cap Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Cap Rates do not guarantee a certain amount of Segment Return. The Segment Return for an Index-Linked Segment Option may be less than the positive return of the Index because any positive return of the respective Index is subject to a maximum in the form of a Cap Rate.

The Cap Rates benefit the Company when Index performance is positive at a rate that is higher than the applicable Cap Rate because the Cap Rate limits the amount of positive Segment Return that we may be obligated to credit for any Segment Term. We set the Cap Rates at our discretion. You bear the risk that we will not set the Cap Rates higher than 0.50%, which is the guaranteed minimum Cap Rate.

If you choose to allocate amounts to an Index-Linked Segment Option subject to a Participation Rate, at the end of the Segment Term, your participation in any positive Index performance will be limited to a percentage of the positive Index performance. That percentage will equal the Participation Rate.

The Participation Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Segment Return for an Index-Linked Segment Option subject to a Participation Rate will be less than the positive return of the Index. We set the Participation Rates at our discretion. You bear the risk that we will not set the Participation Rates higher than 5.00%, which is the guaranteed minimum Participation Rate. If, in addition to having a Participation Rate, the Index-Linked Segment Option also has a Cap Rate, you will not participate in any positive Index performance in excess of the Cap Rate. The only Segment Option in which a Contract Owner can have both a Cap Rate and Participation Rate is the one with the S&P 500 (Price Return) Index with a one-year Segment Term. When positive performance is subject to both a Cap Rate and Participation Rate, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate.

Segment Options can have different Buffer Rates or Floor Rates, which will impact the Cap Rate and/or Participation Rate offered on the Segment Options. The Buffer Rate or Floor Rate, as applicable, will never change for a specific Segment Option. If a different Buffer Rate or Floor Rate is introduced, it will be offered on a new Segment Option.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Segment Lock-In Risk

If you exercise a Segment Lock-In, the Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Cap Rate, and/or Participation Rate will no longer be applied on the Segment End Date. In addition, the amount of the Equity Adjustment is unknown at the time the Segment Lock-In is exercised (as discussed immediately below).

At the time you exercise a Segment Lock-In, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, you will not know the locked-in Equity Adjustment in advance, although the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For additional information on how the Equity Adjustment is calculated, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS – Segment Interim Value – Calculation of Equity Adjustment.

We will not provide advice or notify you regarding whether you should exercise the Segment Lock-In features or the optimal time for doing so. We will not warn you if you exercise the Segment Lock-In features at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Segment Lock-In features.

Once a Segment Lock-In is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A Segment Lock-In may only be exercised once per Segment Term for each Index-Linked Segment Option.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Segment Lock-In Feature.

Segment Option and Index Availability Risk

There is no guarantee that any particular Segment Option or Index will be available during the entire period that you own your Contract. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive.

Other considerations relating to this risk include:

•	In addition to the investment performance and risks of loss that already are part of your Contract, the returns you otherwise may have anticipated may not be available in situations where the Company reserves the right to discontinue an Index in the middle of a Segment Term. This is due in part to the fact that, if we substitute an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Segment Credit you earn during the Segment Term or the Segment Interim Values that you can lock-in under the Segment Lock-In feature.
•	We may replace an Index at any time during a Segment Term; however, we will notify you in writing at least 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Cap, Participation, Floor or Buffer Rates, as applicable. You will have no right to reject the replacement of an Index, and you will not be permitted to Transfer Segment Interim Values until the end of the applicable Segment Term even if we replace the Index during such Segment Term. The new Index and the replaced Index (which you may have previously chosen) may not be similar with respect to their component securities or other instruments, although we will attempt to select a new Index that is similar to the old Index.
•	At the end of the Segment Term, you may Transfer your Segment Value to another Segment Option or to a Fixed Segment Option without charge. If you do not want to remain invested in the relevant Segment Option for the remainder of the Segment Term, your only option will be to withdraw the related Segment Interim Value, which may cause you to incur Surrender Charges, negative adjustments to certain values under your Contract, and negative tax consequences, as discussed in this section.
•	Changes to the Cap and Participation Rates, if any, occur at the beginning of the next Segment Term. We will provide written notice at least 15 days prior to each Segment Start Date instructing you how to obtain the Cap and Participation Rates for the next Segment Term. Cap and Participation Rates will be made available to you at least 15 days prior to the Segment Start Date. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date counts as one of those two Valuation Days.
•	The Participation Rates and/or Caps Rates for the new Segment Term will be publicly available on www.principal.com/individuals/invest-retire/annuities prior to the Segment Start Date of the Segment Term.
•	If you do not like a new Cap or Participation Rate for a particular Segment Option, at the end of the current Segment Term, you may Transfer your Segment Value to another Segment Option or to Fixed Segment Option without charge.

•	We may also add or remove an Index or Index-Linked Segment Option during the time that you own the Contract. We reserve the right to add and remove Index Segment Options as available investment options. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently offered or is substantially similar to one that is currently offered. Such option will include an Index that is comparable to an Index currently offered under the Contract. If only one Index-Linked Segment Option is available, you will be limited to that Segment Option for investment.
•	If you do not want to invest in any investment option under the Contract, your only option will be to Surrender your Contract. Surrendering your Contract may cause you to incur Surrender Charges, negative adjustments to certain values under the Contract, and may have negative tax consequences, as discussed in this section.
•	We will not substitute any Index until the new Index has received any necessary regulatory clearances. Any addition, substitution, or removal of an Index-Linked Segment Option or Index will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Segment Term. Adding or removing an Index does not cause a change in the Floor or Buffer Rates, as applicable. Any Index-Linked Segment Option based on the performance of the newly added Index may have a new Cap and Participation Rate.
•	You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Discontinuation or Substitution of an Index and 9. OPTIONS AT END OF SEGMENT TERM.

Risks Affecting Our Administration of Your Contract

Our operations and/or the activities and operations of our service providers and business partners are subject to certain risks that are beyond our control, including systems failures, cyber-attacks, and pandemics (and similar events). These risks are not unique to the Company and they could materially impact our ability to administer the Contract.

The Company is highly dependent upon its computer systems and those of its business partners. This makes the Company potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by the Company, and indirect risks, such as denial of service attacks on service provider websites and other operational disruptions that impede our ability to electronically interact with service providers. Operational disruptions and system failures also could occur based on other natural or man-made events, which could have similar impacts on your Contract. Although we make substantial efforts to protect our computer systems from these security risks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that we or our service providers will avoid losses affecting contracts such as the security incidents described above.

If your Contract is adversely affected as a result of the failure of our cyber-security controls, we will take reasonable steps to restore your Contract.

Rider Reinstatement Risk

Following termination of your Contract and Rate Enhancement Rider, the Contract and Rate Enhancement Rider can both, in certain circumstances, be reinstated. If the Rate Enhancement Rider is reinstated when you reinstate your Contract, we will deduct Rate Enhancement Rider charges scheduled during the period between the termination and reinstatement and make any other adjustments necessary to reflect any change in the amount reinstated and the Contract Accumulated Value as of the date of termination.

4. INFORMATION ABOUT THE INDICES

Index Volatility Generally

Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies. Foreign securities can be more volatile than domestic securities because of the risks relating to political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates.

Information Specific to Each Index

S&P 500® Price Return Index (SPX)

The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.

Russell 2000® Price Return Index (RTY)

The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing appropriately 10% of the total market capitalization of that Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI EAFE Price Return Index (MXEA)

The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this index. International securities carry additional risks, including currency exchange fluctuation and different government regulations, economic conditions and accounting standards. The product referred to herein is not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based.

SG Smart Climate Index

Summary

The SG Smart Climate Index (Bloomberg Ticker: SGIXSMAC) is a rules-based index that aims to provide investment exposure to the performance of stocks of U.S. large-capitalization companies that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) exclusion filters. Climate risk generally refers to the risk of negative impacts on a company’s business or financial condition due to climate-related conditions around the globe or the transition to a lower carbon economy. The climate risk models used in connection with the Index seek to identify large U.S. companies that are more likely to perform well in future climate scenarios.

The Index is an “excess return” index. The Index’s return reflects the total return on an investment in the underlying component stocks (including reinvestment of all dividends, interest, and other income), less certain negative adjustments and deductions that reduce the performance of the Index. See “Performance Drags” below.

The sponsor of the Index and the Underlying SGI Index (as defined below) is Société Générale. The index calculator is S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC). The climate risk models used in connection with the Index are produced by Entelligent, Inc. On January 12, 2022, Societe Generale, through an indirect wholly owned subsidiary, acquired a passive ownership interest and a board seat in Entelligent, Inc. Sustainalytics provides the data used to support the ESG exclusion filters. None of these companies are affiliated with Principal.

Underlying SGI Index

The Index is composed of a single underlying index, the SG Climate Transition Risk Index (Bloomberg Ticker: SGIXCTR) (the “Underlying SGI Index”). The Underlying SGI Index is a weighted index comprised of 150 to 250 stocks selected from the S&P 500 Index. The Underlying SGI Index is a “gross total return” index, meaning that its return reflects the total return on an investment in the component stocks (including reinvestment of all dividends, interest, and other income), less the fixed replication costs described under “Performance Drags” below.

Stocks are selected and weighted for the Underlying SGI Index using the following three-step process:

•	Step One – ESG Exclusion Filters: Starting with all the companies included in the S&P 500 Index, proprietary filters are applied to exclude companies that fail to pass certain ESG criteria. Based on these filters, the following companies may be excluded from the Underlying SGI Index:

◦	Companies involved in major controversies (i.e., operations incidents, employee incidents, governance incidents) that have an impact on the environment and society, and associated business risks;

◦	Companies involved in a range of products, services, or business activities that are generally viewed as being controversial (e.g., weapons, tobacco, alcohol, gambling, thermal coal, fossil fuel, genetically modified organisms); and

◦	Companies breaching any U.N. Global Compact Principles, which set forth principles related to human rights, labor, environment, and anti-corruption.

◦	Companies involved in a major controversy or controversial business activity may not always be excluded. The ESG exclusion filters take into account the degree of involvement. For example, oil companies with substantive investments in a clean energy future may not be excluded. However, companies involved in certain business activities beyond specific thresholds (e.g., 0% of revenues from sale of assault weapons, 5% revenues from extraction of thermal coal, 10% of revenues from sale of tobacco products), and any company in breach of a U.N Global Compact Principle, will be excluded.

•	Step Two – Climate Risk Scoring: Each company remaining after step one is assigned a climate risk score. Climate risk scores are calculated using proprietary models that predict company profitability and share price performance under different climate scenarios in the future. Within each Global Industry Sector Classification, the companies are ranked by their respective climate risk scores, with the best scoring companies on the top and the worst scoring companies on the bottom. Companies ranked in the top half for each Global Industry Sector Classification are selected for inclusion in the Underlying SGI Index.

•	Step Three – Weighting: Component stocks of companies with better climate risk scores receive higher weightings than those of companies with worse climate risk scores, subject to minimum and maximum weighting restrictions designed to limit sector bias and provide diversification.

The Underlying SGI Index is reconstituted using the three-step process described above on a quarterly basis. The selection and weighting of stocks for the Underlying SGI Index is fully systematic and rules-based.

Performance Drags

The performance of the Index reflects certain deductions, all of which serve to reduce Index Levels:

1.	The Index’s return reflects a negative performance adjustment equal to 1.50%, as an annualized percentage of Index Value, in the form of a “synthetic dividend.” It is applied daily and is intended to replicate the impact that an annual dividend of 1.50% would have on the Index Level. This “synthetic dividend” is not a dividend paid by the underlying component stocks and is not an amount payable to you. It only serves to reduce the performance of the Index.

2.	Assumed fixed replication costs are deducted from the performance of the Underlying SGI Index. These costs equal 0.50%, as an annualized percentage of the index level, and are deducted on a daily basis. These assumed costs are intended to represent the costs that would be incurred in connection with replicating the performance of the Underlying SGI Index.

3.	The performance of the Index reflects the return on an investment in the underlying component stocks through the use of borrowed funds. The assumed costs of borrowing are deducted from the Index Level. The assumed costs of borrowing are deducted on a daily basis and equal the current U.S. Federal Funds Rate as reported on Bloomberg. The U.S. Federal Funds Rate is the rate of interest that banks charge each other for short-term loans.

License

Use of the Index in connection with annuity contracts has been licensed to Principal. The licensing agreement has an initial term ending on or about [to be added by amendment], and thereafter automatically renews annually unless terminated by either party.

New Index

This Index and the Underlying SGI Index have limited performance histories, dating back to September 7, 2022 and April 2, 2022, respectively. There is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to our Administrative Office or your financial intermediary.

See APPENDIX A for the applicable index disclosures.

5.	FEES AND CHARGES

Certain charges are deducted under the Contract. If the charge is not sufficient to cover our costs, we bear the loss. If the expense is more than our costs, the excess is profit to the Company. We expect a profit from all the fees and charges listed below, except Premium Tax.

Deferred Sales Load (“Surrender Charge”)

No sales charge is collected or deducted when the Premium Payment is applied under the Contract. A Surrender Charge is assessed on certain full or partial withdrawals. The Surrender Charge is calculated as follows:

1.	Apply the Bond Adjustment against the withdrawal amount requested (adjustment could be positive or negative); then

2.	Multiply the Surrender Charge percentage by the amount from step 1

The Surrender Charge is then deducted from the requested withdrawal amount. See the Surrender Charge Example below for more details. A Surrender Charge does not apply to Annuitizations, Death Benefits, or withdrawals equal to or less than the Free Surrender Amount.

If you specify the percentages to be withdrawn from each Segment Option as part of a partial withdrawal request, those allocation percentages will also apply to the Surrender Charges. If you do not provide us with specific percentages, the charge is deducted in the same proportion as the Accumulated Value in the Segment Options.

The amounts we receive from the Surrender Charge are used to cover some of the expenses of the sale of the Contract (primarily commissions, as well as other promotional or distribution expenses). If the Surrender Charge collected is not enough to cover the actual costs of distribution, the costs are paid from the Company’s General Account assets instead of charging you any additional amount.

The maximum Surrender Charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary as follows:

SURRENDER CHARGE TABLE
Contract Year	Surrender Charge
1	8.00%
2	8.00%
3	7.00%
4	6.00%
5	5.00%
6	4.00%
7+	0.00%

Surrender Charge Example

The following example shows how the Surrender Charge is calculated and impacts values. For purposes of this example, the following assumptions were used:

•	Premium Payment = $100,000.00

•	Crediting Base = $100,000.00

•	Equity Adjustment percentage = 0%

•	Equity Adjustment amount = $0.00

•	Accumulated Value prior to withdrawal = Crediting Base + Equity Adjustment amount = $100,000.00

•	Partial withdrawal occurs during first Contract Year

Crediting Base	$100,000.00
Accumulated Value prior to withdrawal	$100,000.00

Free Surrender Amount	$10,000.00[1]
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$20,000.00[2]
Bond Adjustment Percentage	-2.50%
Bond Adjustment Amount	-$500.00[3]
Withdrawal Amount after Bond Adjustment	$19,500.00[4]
Surrender Charge Percentage	8.00%
Surrender Charge	$760.00[5]
Withdrawal Amount after Surrender Charge (excluding any tax withholding)	$18,740.00[6]

Accumulated Value after Withdrawal	$80,000.00[7]

1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

2)	For purposes of providing a simplified example, the portion of the Crediting Base Surrendered is equal to the Withdrawal Amount. For other examples see 8. INDEX-LINKED SEGMENT OPTION MECHANICS Negative Adjustments to Crediting Base Examples.

3)	The Bond Adjustment amount is negative $500.00. For this example, we assumed the Bond Adjustment percentage was negative 2.50%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($20,000.00) times the Bond Adjustment percentage (negative 2.50%).

4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($500.00), which is $19,500.00.

5)	The Surrender Charge amount is $760.00. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,500.00) and multiplying the difference by the Surrender Charge percentage (8.00%).

6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($500.00) minus the Surrender Charge ($760.00), which is $20,000.00 - $500.00 - $760.00 = $18,740.00.

7)	The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($20,000.00), which is $100,000.00 - $20,000.00 = $80,000.00.

Free Surrender Amount

There is a free surrender amount available under your Contract. Subject to the limitations set forth below, you will not incur a Surrender Charge for any withdrawals less than or equal to the free surrender amount, but the withdrawal will still be subject to the Bond Adjustment, which could be a negative adjustment. The Bond Adjustment applies regardless of when the withdrawal is taken, including on the Segment End Date.

The free surrender amount may be withdrawn without a Surrender Charge. This amount is the greater of (1) and (2) where:

(1) is 10% of the Premium Payment decreased by any partial withdrawals and/or partial Annuitizations made since the last Contract Anniversary; and

(2) is any amount distributed as a result of the Required Minimum Distribution (“RMD”) of the then current Federal Income Tax Regulation for this Contract minus any partial Surrenders and/or partial Annuitization.

Any free surrender amount not taken in a Contract Year is not added to the amount available under the free surrender amount for any following Contract Year(s).

When Surrender Charges Do Not Apply

The Surrender Charge does not apply to:

•	amounts applied under an annuity benefit payment option; or

•	a withdrawal amount up to the free surrender amount; or

•	payment of any death benefit; or

•	amounts distributed to satisfy the RMD, provided that the amount withdrawn does not exceed the minimum distribution amount that would have been calculated based on the value of this Contract alone; or

•	an amount transferred from a Contract used to fund an IRA to another annuity contract issued by the Company to fund an IRA of the participant’s spouse when the distribution is made pursuant to a divorce decree.

Free Surrender Example

The following example shows you have the free surrender feature works.

For purposes of the example, the following assumptions were used:

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	0.00%
Equity Adjustment Amount	$0.00
Accumulated Value prior to withdrawal	$100,000.00

Based on the above assumptions, the below numbers are calculated as described in the footnotes below the table.

Free Withdrawal Amount	$10,000.00[1]
Withdrawal Amount	$10,000.00
Portion of Crediting Base Surrendered	$10,000[2]
Bond Adjustment Percentage	-1.56%
Bond Adjustment Amount	-$156.00[3]
Withdrawal Amount after Bond Adjustment	$9,844.00[4]
Surrender Charge Percentage	8.00%
Surrender Charge	$0.00[5]
Withdrawal Amount after Surrender Charges	$9,844.00[6]

Accumulated Value after Withdrawal	$90,000.00[74]

1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

2)	For purposes of providing a simplified example, the portion of the Crediting Base Surrendered is equal to the Withdrawal Amount. For other examples see 8. INDEX-LINKED SEGMENT OPTION MECHANICS Negative Adjustments to Crediting Base Examples.

3)	The Bond Adjustment amount is negative $156.00. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($10,000.00) times the Bond Adjustment percentage (negative 1.56%).

4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($10,000.00) minus the Bond Adjustment amount ($156.00), which is $9,844.00.

5)	The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.

6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($10,000.00) minus the Bond Adjustment Amount ($156.00) minus the Surrender Charge ($0.00), which is $10,000.00 - $156.00 - $0.00 = $9,844.00.

7)	The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($10,000.00), which is $100,000.00 - $10,000.00 = $90,000.00.

Waiver of Surrender Charge Rider

This rider is automatically added to the Contract at issue (subject to state approval and state variations may apply). There is no charge for this benefit.

This rider waives the Surrender Charge on withdrawals made after the first Contract Anniversary if the Owner or Annuitant has a critical need. The Segment Interim Value calculations, Bond Adjustments and negative adjustments to Crediting Base discussed in other sections of the prospectus (including Equity Adjustments) will still apply to amounts deducted under this waiver.

A critical need is limited to confinement to a health care facility, terminal illness diagnosis, or total and permanent disability.

The benefits are available for a critical need if the following conditions are met:

•	the Owner or Annuitant has a critical need; and

•	the critical need did not exist before the Contract Date.

For purposes of this rider, the following definitions apply:

•	health care facility - a licensed hospital or inpatient nursing facility providing daily medical treatment and keeping daily medical records for each patient (not primarily providing just residency or retirement care). This does not include a facility owned or operated by the Owner, Annuitant or a member of their immediate family. If the critical need is confinement to a health care facility, the confinement must continue for at least 60 consecutive days after the Contract Date and the Surrender must occur within 90 days of the confinement’s end. Notice must be provided within 90 days after confinement ends.

•	terminal illness - sickness or injury that results in the Owner’s or Annuitant’s life expectancy being 12 months or less from the date notice to receive a distribution from the Contract is received by the Company.

•	total and permanent disability - the Owner or Annuitant is unable to engage in any occupation for pay or profit due to sickness or injury.

Maximum Potential Loss Due to Equity Adjustment and Bond Adjustment

Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

•	you take a full or partial withdrawal,

•	you exercise the Lock-In feature,

•	you Annuitize the Contract,

•	the Contract’s death benefit is paid, or

•	a fee or charge is deducted from that Index-Linked Segment Option.

The Equity Adjustment applies to all the above transactions and could result in a loss beyond the downside protection for the Index-Linked Segment Option. The Bond Adjustment only applies to full or partial withdrawals, Annuitization, and death benefits and could also result in a loss beyond the downside protection for the Index-Linked Segment Options. In extreme circumstances, for any Index-Linked Segment Option, the total loss could be 100% (i.e., a complete loss of your principal and/or any prior earnings).

Premium Taxes

We do not currently assess premium taxes for any Contract at issue. We reserve the right to deduct an amount to cover any premium taxes imposed by states or other jurisdictions. If we elect to begin deducting any premium taxes, we will provide you with 30 days advance written notice. Any deduction is made from either the Premium Payment when we receive it, or the Accumulated Value when you request a withdrawal (full or partial) or you request application of the Accumulated Value (full or partial) to an annuity benefit payment option. Premium taxes generally range from 0% in most states to as high as 3.50%.

Optional Benefit – Rate Enhancement Rider

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options.

The annual charge for this rider is 0.95%, which is deducted daily. The charge will only be charged for the Index-Linked Segment Options. The rider charge is intended to reimburse us for the cost of providing the enhanced rates.

The charge is reflected in Segment Interim Value because it is deducted from the Crediting Base. The charge is applied against and deducted daily from the Crediting Base prior to other Contract activity (e.g., Surrender, Segment Credits) on a particular day. If you exercise a Segment Lock-In, this charge continues to be applied against and deducted from the Crediting Base.

Rate Enhancement Rider Charge Example

If your Crediting Base is $100,000.00 at the start of your Segment Term, the daily charge deducted from your Crediting Base for the rider would be $2.60 ($100,000.00 * 0.95% / 365). In that example, on the 100th day after the Segment Start Date, the Crediting Base would be $100,000.00 – ($2.60 * 100) = $99,740.00.

For more information on the Rate Enhancement Rider, please see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Optional Rate Enhancement Rider.

6.	PURCHASING THE CONTRACT

How to Buy a Contract

If you want to buy a Contract, you must submit an application and make a Premium Payment. If the application is complete, received in Good Order and meets all other regulatory and Company requirements, the Contract is issued after we receive the Premium Payment. We reserve the right to reject a Premium Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium Payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the date of Contract issuance.

The date the Contract is issued is the Contract Date. The Contract Date is the date used to determine Contract Years, regardless of when the Contract is delivered.

Premium Payment

•	The Premium Payment for a Contract may not be less than $20,000 without our prior approval.

•	The Premium Payment is subject to a Surrender Charge period that begins upon issuance of the Contract.

•	The Premium Payment is to be made by personal or financial institution check (for example, a cashier’s check). We reserve the right to refuse a Premium Payment that we feel presents a fraud or money laundering risk. Examples of the types of Premium Payments we will not accept are cash, money orders, starter checks, travelers checks, credit card checks, and foreign checks.

•	The Premium Payment for a Contract may not be greater than $2,000,000 (maximum premium limit) without our prior approval. For further information, please call 1-800-852-4450.

•	We reserve the right to treat all of your and/or your spouse’s Principal index-linked deferred annuity contracts as one contract for purposes of determining whether you have exceeded the maximum premium limit (without Home Office approval).

•	This Contract is a single premium index-linked deferred annuity. After the Premium Payment is added to the Contract at Contract issuance, no additional Premium Payments will be accepted.

Initial Holding Account

Beginning on the Contract Date, your Premium Payment will be held in the Initial Holding Account for no longer than twenty-one (21) calendar days. If we exercise the right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, your Premium Payment could be held in the Initial Holding Account up to sixty (60) additional days. Interest will be credited on the amount held in the Initial Holding Account at a fixed rate determined at Contract issue. The Guaranteed Minimum Interest Rate for the Initial Holding Account will be 0.05%. The Initial Holding Account is only used when the Contract is initially purchased. Once money transfers out of the Initial Holding Account on the initial Segment Start Date, the Initial Holding Account is no longer available.

The Segment Start Dates will be the 9th and the 23rd of each month. On the next Segment Start Date, the total amount in the Initial Holding Account will be transferred to the Segment Option(s) as described immediately below so long as we receive the Premium Payment at least two Valuation Days prior to the Segment Start Date. If the Premium Payment is not received at least two Valuation Days prior to a Segment Start Date, the Premium Payment will remain in the Initial Holding Account until the following Segment Start Date. For example, if we receive your application in Good Order and your Premium Payment on the 8th of the month, your Segment Start Date will be the 23rd of that month because your application and Premium Payment were not received two or more Valuation Days prior to the 9th. In that situation the Premium Payment would remain in the Initial Holding Account until the 23rd of that month.

Allocation to the Segment Options

•	On your application, you direct how the amount transferred out of the Initial Holding Account will be allocated to the Segment Option(s).

•	A complete list of the Segment Options and available Segment Terms may be found in 2. SUMMARY.

•	Allocations must be in percentages.

•	Percentages must be in whole numbers and total 100%.

•	Once an amount is allocated to a particular Segment Option, the amount cannot be transferred until the end of the Segment Term for that particular Segment Option.

Contract Owner Rights

During the accumulation period, you have all rights to the benefits under the Contract. The Annuitant and any Joint Annuitant (if not the Owner or Joint Owner, respectively) do not have any rights to the Contract. All of your rights of ownership cease upon your death. At that point the death benefit will become payable according to your benefit instructions.

During the Annuitization period you are still the only person with material rights to the Contract. For more details on the Annuitization period, see ___. After the death of the Owner the primary beneficiary(ies) have the rights to the death benefit, if any.

If your Contract is part of a qualified plan, IRA, SEP, or SIMPLE-IRA, you may not change either the Owner or the Annuitant.

You may change the Owner and/or Annuitant of your Non-qualified Contract at any time. Your request must be in writing and approved by us. After approval, the change is effective as of the date you signed the request for change.

If an Annuitant who is not an Owner dies while the Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust or other entity.

While this Contract is in force, you have the right to name or change a beneficiary. This may be done as part of the application process or by sending us a written request. Unless you have named an irrevocable beneficiary, you may change your beneficiary designation by sending us Notice.

Right to Examine the Contract (Free Look)

It is important to us that you are satisfied with the purchase of your Contract. Under state law, you have the right to return the Contract for any reason during the examination offer period (a “free look period”). The free look period is the later of 15 days after the Contract is delivered to you, or such later date as specified by applicable state law. For a state-by-state description of material variations of this Contract, see Appendix C.

Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:

•	In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.

•	In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted, and minus any applicable federal and state income tax withholding. For these states, the risk to you is that you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment. This risk exists because your Contract Accumulated Value can decrease during the free look period.

•	In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

The Contract Accumulated Value would be subject to the Segment Interim Value calculation (which includes an Equity Adjustment) if your Premium Payment is allocated to a Segment Option. If you receive the Contract Accumulated Value, you assume the risk of any drop in Segment Interim Value on Premium Payment allocated to the Index-Linked Segment Options. If your Contract is issued in a state that requires a refund of your Premium Payment upon cancellation of your Contract during the free look period, you will not receive any interest earned while in the Initial Holding Account.

Although we currently allocate to the Segment Options prior to the end of the free look period (after holding the money in the Initial Holding Account), during times of economic uncertainty and with prior notice to you, we may exercise our right to keep the Premium Payment in the Initial Holding Account during the entire free look period, which varies by state and whether your Contract is a replacement or not. The maximum duration of the free look period is 60 days subject to changes in state law.

If your Premium Payment remains in the Initial Holding Account for the entire free look period and you don’t cancel the Contract during that time, after the free look period ends your Accumulated Value will be allocated to the Segment Options you select on the next Segment Start Date.

The amount of your refund and the length of the free look period may depend on whether your Contract is a replacement of another insurance or annuity contract. Generally, for Contracts issued as a replacement, this period is 30 days. If your Contract is an IRA or Roth IRA and you cancel within the first 7 days, you will receive the greater of:

•	The Premium Payment made, plus any prior earnings; or

•	Your Accumulated Value, plus any premium tax charge deducted, less any applicable federal and state income tax withholding and, depending on the state in which the Contract was issued, any applicable fees and charges.

After the first 7 days, your state's law will determine the amount you will receive (as described earlier in this provision).

To exercise your free look, you must send the Contract and a written request to us postmarked before the close of business on the last day of the free look period. If you properly exercise your free look, we will cancel the Contract.

You may obtain more specific information regarding the free look from your registered representative or by calling us at 1-800-852-4450.

Distribution of the Contract

Principal Securities, Inc. (the "principal underwriter") serves as principal underwriter for the contracts. We have entered into an underwriting agreement with the principal underwriter that covers distribution of the contracts. The principal underwriter is registered as a broker-dealer with the SEC under the 1934 Act, and with the securities commissions in the states in which it operates and is a member of the Financial Industry Regulatory Authority (“FINRA”). The principal underwriter is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about the principal underwriter as well as your broker-dealer and their respective financial professional. Principal underwriter will use its best efforts to perform its distribution services, but is not required to sell any number or dollar amount of Contracts.

With the exception of New York, the Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. We may stop offering the contracts at any time.

The principal underwriter may perform various administrative services on our behalf. We may fund certain of the principal underwriter’s operating and other expenses, including overhead, legal and accounting fees, training, compensation and other expenses associated with the contracts. Financial professionals associated with the principal underwriter and their managers are also eligible for various benefits.

We offer the contracts on a continuous basis. Contracts are sold only by licensed financial professionals in those states where the Contracts may be lawfully sold. The principal underwriter and the Company enter into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the contracts through those firms and their financial professionals. The financial professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

The Company and/or the principal underwriter pay compensation to broker-dealers, financial institutions, and other parties (“Financial Intermediaries”) for the sale of contracts according to schedules in the selling agreements and other agreements reached between the Company, the principal underwriter and the Financial Intermediaries. Such compensation generally consists of commissions on premiums paid on the Contract.

The amount and timing of commissions paid to selling broker-dealers may vary depending on the selling agreements and the contract sold but will not be more than 6.5% of the Premium Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

The financial professionals who solicit sales of the contracts typically receive a portion of the compensation paid to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the financial professional. The financial professionals may also be eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the contracts may help financial professionals qualify for such benefits.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

7. FIXED SEGMENT OPTION MECHANICS

There is only one Fixed Segment Option for this Contract. This Fixed Segment Option has a one-year Segment Term.

Amounts allocated to a Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

If you allocate Accumulated Value to the Fixed Segment Option, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

For the initial Segment Term, the annual interest rates for the Fixed Segment Options will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of the annual interest rates for the Fixed Segment Options that will be available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.

We determine the annual interest rates for the Fixed Segment Options at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.

We reserve the right to add and remove Fixed Segment Options as available investment options. There is no guarantee that any Fixed Segment Option will always be available for investment in the future. If we remove a Fixed Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in a Fixed Segment Option that has been removed, you may remain in that Segment Option until the end of the Fixed Segment Term.

8. INDEX-LINKED SEGMENT OPTION MECHANICS

General Information

This single premium index-linked deferred annuity offers several Segment Options in which to allocate, including Index-Linked Segment Options that provide a 10% buffer and some that provide a floor, and a Fixed Segment Option that provides a fixed interest rate.  An Index-Linked Segment Option tracks performance of a linked Index. There are four Indices from which to choose and on which the returns/performance are based.  The available Index-Linked Segment Options for this Contract are shown in the table below.

Segment Options Available			Segment Terms Available (Limits on Downside Loss)
Crediting Method	Indices	Limits of Upside Gain (Rates)	1-year Segment Term	2-year Segment Term	6-year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Cap Rate & Participation Rate	10% Buffer	Not Available	Not Available
	S&P 500 (Price Return Index; SPX)	Participation Rate (Uncapped)	10% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer
	Russell 2000 (Price Return Index; RTY)	Participation Rate (Uncapped)	10% Buffer	Not Available	10% Buffer
	MSCI EAFE (Price Return Index; MXEA)	Participation Rate (Uncapped)	10% Buffer	Not Available	10% Buffer
	SG Smart Climate Index (SGIXSMAC)	Participation Rate	Not Available	Not Available	10% Buffer
(Uncapped)
Fixed	Fixed Segment	Fixed Rate	Guaranteed Minimum Interest Rate	Not Available	Not Available

*The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional.

The Index-Linked Segment Options provide either a Cap Rate or Participation Rate that apply to upside gains.  The initial Cap Rate(s) and/or Participation Rate(s) are determined when you purchase your Contract and are reset on segment renewals.  For additional information on Cap and Participation Rates, see Segment Credits on Segment End Date within this section. At the end of a Segment Term, you may choose to reject the new Participation Rate or Cap Rate (as applicable) by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term.  For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.

You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms. The minimum amount you can allocate to any single Segment Option is $1,000.00. Other than a maximum Premium Payment at the Contract level, there is no maximum amount that can be allocated to a Segment Option.

Index-Linked Segment Options are Buffer Segment Options and Floor Segment Options. These investment options receive Segment Credits based on the performance of a linked Index and applying a Buffer Rate, Floor Rate, Cap Rate and/or Participation Rate, as applicable. Segment Terms range from one to six years and are linked to one of the following Indices: S&P 500® Price Return Index (SPX); Russell 2000® Price Return Index (RTY); MSCI EAFE Price Return Index (MXEA); and SG Smart Climate Index (SGIXSMAC).

Segment Credits on Segment End Date

Point-to-Point Crediting Method

For each Index-Linked Segment Option, its Segment Term is not only the potential duration of your investment in that Segment Option, but also the length of time that the Segment Option is linked to the performance of its Index.

The Index-Linked Segment Options are linked to the performance of their Indices based on the point-to-point crediting method. Under this approach, the amounts you allocate to one or more Segment Options that are linked to certain Indices will change in values during defined periods of time (i.e., the Segment Term). In other words, a specific Index’s performance rate, whether positive or negative, is generally measured on a point-to-point basis from the Index’s value on the first day of the Segment Term to the Index’s value on the last day of the Segment Term. The Index performance from the Segment Start Date to the Segment End Date is the percentage change in the value of the applicable Index between those dates.

Certain of the following rates will apply to the Index-Linked Segment Options that are currently offered under the Contract:

•	Cap Rate - When positive performance is subject to a Cap Rate, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate. The Cap Rate applies for the entire duration of the Segment Term. For Segment Terms longer than one year, your Segment Option’s Cap Rate would be lower if measured on an annual basis.

•	Participation Rate – When positive performance is subject to a Participation Rate, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate. The Participation Rate applies for the entire duration of the Segment Term. If your Contract also has a Cap Rate, please see the bullet point immediately above for information on how the Participation Rate and Cap Rate operate together.

•	Buffer Rate – When negative performance is subject to a Buffer Rate, we will absorb any loss up to the maximum Buffer Rate. Any negative Index Value change in excess of the Buffer Rate will be your responsibility. The Buffer Rate applies for the entire duration of the Segment Term. For Segment Terms longer than one year, your Segment Option’s Buffer Rate would be lower if measured on an annual basis.

•	Floor Rate - When negative performance is subject to a Floor Rate, we will absorb any loss in excess of the Floor Rate. Any negative Index Value change less than the Floor Rate will be your responsibility. The Floor Rate applies for the entire duration of the Segment Term. For Segment Terms longer than one year, your Segment Option’s Floor Rate would be higher if measured on an annual basis.

Point-to-Point Crediting Method Examples

For each scenario below, assume a 1-year Segment Term with a 0% Floor Rate, a 5% Cap Rate, and a 75% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	5%
2	100	105	5%	3.75%
3	100	100	0%	0%
4	100	95	-5%	0%
5	100	85	-15%	0%

For each scenario below, assume a 1-year Segment Term with a 10% Floor Rate, a 15% Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	125	25%	15%
2	100	105	5%	5%
3	100	100	0%	0%
4	100	95	-5%	-5%
5	100	85	-15%	-10%

For each scenario below, assume a 6-year Segment Term with a 10% Buffer Rate, an uncapped Cap Rate, and a 110% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage
1	100	200	100%	110%
2	100	125	25%	27.5%
3	100	100	0%	0%
4	100	95	-5%	0%
5	100	75	-25%	-15%

Because we only calculate Segment Credits on the Segment End Date, the Segment Credit typically does not reflect the highest or lowest Index Value that occurred during the Segment Term. The Index Change is subject to further adjustment(s) in arriving at a Segment Credit for the Segment Option. The adjustment(s) are based on any Cap Rate, Participation Rate, Buffer Rate or Floor Rate that may apply.

Segment Interim Value

Segment Interim Values only apply on dates other than the Segment Start Date and Segment End Date.

Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

•	you take a full or partial withdrawal,

•	you exercise the Lock-In feature,

•	you Annuitize the Contract,

•	the Contract’s death benefit is paid, or

•	a fee or charge is deducted from that Index-Linked Segment Option.

The Equity Adjustment applies to all the above transactions and could result in a loss beyond the downside protection for the Index-Linked Segment Option. The Bond Adjustment only applies to full or partial withdrawals, Annuitization, and death benefits and could also result in a loss beyond the downside protection for the Index-Linked Segment Options. In extreme circumstances, for any Index-Linked Segment Option, the total loss could be 100% (i.e., a complete loss of your principal and/or any prior earnings).

The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment for each Index-Linked Segment Option. The Crediting Base is the amount allocated to the Segment Option on the Segment Start Date, reduced by a negative adjustment upon any Surrender or deduction of charges or fees from that Segment Option prior to the Segment End Date. The calculation for the Segment Interim Value is:

Segment Crediting Base * (1 + Equity Adjustment percentage)

Generally, the Segment Interim Value will tend to reflect less gain and more loss (as applicable) than would apply at the end of a Segment Term. This means that you might not receive the full protection of a Buffer or Floor Rate reflected in your Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the Current Index Value is less than the Beginning Index Value.

Note: even for a Segment Option that offers a 0% Floor, please be aware the Segment Interim Value could be negative due to the Equity Adjustment calculation. As a result, any Surrender prior to the Segment End Date could result in loss of principal and/or prior earnings.

Calculation of Equity Adjustment

The Equity Adjustment is intended to be close to the change in the market value of derivative instruments that hedge risks associated with our obligation to apply Segment Credits to the Index-Linked Segment Options. The Equity Adjustment accounts for changes in the then current estimate of the Company’s obligations to provide the promised performance at the end of the Segment Term. The adjustment takes into account the applicable Buffer Rate, Floor Rate, Cap Rate, and Participation Rate through the use of the Black-Scholes pricing model to track the market value of the hypothetical derivative instruments on days other than the Segment End Date. The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. It does not apply to either the Initial Holding Account or the Fixed Segment Option. On the Segment Start Date and Segment End Date, the Equity Adjustment is zero.

The Equity Adjustment is calculated as:

Derivative ValCur – (Derivative ValBeg * [1 – (Time Elapsed / Segment Term)])

Where:

•	Derivative ValCur	is the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the date the Equity Adjustment is calculated.

•	Derivative ValBeg	is the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the Segment Start Date.

•	Time Elapsed	is the number of whole years elapsed between the Segment Start Date and the date the Equity Adjustment is calculated.

•	Segment Term	is the Segment Term.

Parameters (such as interest rates, volatility, and dividends) used in the Black-Scholes formula to calculate the value of derivatives will be consistent with the most recently available market data for such parameters. These parameters are provided by an independent third-party and, if any of these parameters become unavailable for any reason, we will select a new parameter or provider at our sole discretion.

The hypothetical basket of derivatives used in the Equity Adjustment depends on the Segment Option selected and may include:

•	Buffer

◦	Long ATM Call
◦	Short OTM Call
◦	Short OTM Put

•	Floor

◦	Long ATM Call
◦	Short OTM Call
◦	Short ATM Put
◦	Long OTM Put

The duration of each derivative is based on the Segment Term selected. The underlying index of each derivative is based on the Segment Option selected. The moneyness of each derivative depends on the structured payoff of the Segment Option. “Moneyness” is a term used to describe whether a contract is either in the money (ITM), out of the money (OTM) or at the money (ATM). The following is a brief description of ITM, OTM and ATM.

•	ITM - An option that is in-the-money, or ITM, has intrinsic value. A call option is ITM if the strike price is below the underlying security’s current trading price. A put option is ITM if the strike price is above the current price of the underlying security.

•	OTM - An option that is out-of-the-money, or OTM, has no intrinsic value. A call option is OTM if the strike price is above the underlying security’s current trading price. Put options are OTM if the strike price is lower than the current price of the underlying security.

•	ATM - An at-the-money, or ATM, option is a call or a put option that has a strike price about equal to the current price of the underlying security.

Negative Adjustments to Crediting Base

Crediting Base

On the initial Segment Start Date, the Crediting Base for any Segment Option is the amount from the Initial Holding Account that gets allocated to the specific Segment Option.

On any other date, the Crediting Base for any Segment Option is equal to the following for that Segment Option:

Cred BasePrev – Seg Fee + Seg Credit + TransfersIn – TransfersOut – Surrenders

Where:

•	Cred BasePrev	is the Segment Crediting Base on the previous day
•	Seg Fee	is the Segment Fee amount applied to the Segment Option on this date
•	Seg Credit	is the amount of Segment Credits credited to the Segment Option on this date
•	TransfersIn	is the amount transferred from other Segment Options to this Segment Option on this date

•	TransfersOut	is the amount transferred to other Segment Options from this Segment Option on this date

•	Surrenders	is the Surrender amount deducted from this Segment Option on this date

Segment Fees (arising from the optional Rate Enhancement Rider) and Surrenders may be applied on any day in the Segment Term. Segment Credits and Transfers are only applied at the end of a Segment Term.

Impact of Negative Adjustments

The three areas in which negative adjustments to your Crediting Base will occur are Rate Enhancement Rider fees, Surrenders and negative Segment Credits. The Crediting Base will be reduced daily for the Rate Enhancement Rider fees if that rider is selected.

Surrenders that occur before the Segment End Date: the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender unless the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract. If the Segment Interim Value is greater than the Crediting Base, the Crediting Base will be reduced by a lesser amount than the amount withdrawn. If the Segment Interim Value is less than the Crediting Base, the Crediting Base will be reduced by a greater amount than the amount withdrawn. If the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract, the negative adjustment to your Crediting Base will be no greater than the amount of the Segment Interim Value withdrawn. The Equity Adjustment and Bond Adjustment are included in the Segment Interim Value withdrawn.

Surrenders that occur on the Segment End Date: the Crediting Base will be reduced by the amount of the Accumulated Value withdrawn. The Bond Adjustment is included in the Accumulated Value withdrawn, and the Equity Adjustment does not apply since the Surrender occurs on the Segment End Date.

If you receive a negative Segment Credit on the Segment End Date, the Crediting Base will be reduced by the entire amount of the negative Segment Credit.

Negative Adjustments to Crediting Base Examples

Below is an example of how a negative Segment Credit causes a negative adjustment to the Crediting Base. Assume this is a 1-year Segment Option with a Premium Payment of $100,000.00.

Contract Year	Beginning Crediting Base	Segment Credit	Crediting Base After Segment Credit
1	$100,000.00	$5,000.00	$105,000.00
2	$105,000.00	-$15,000.00	$90,000.00
3	$90,000.00	$2,000.00	$92,000.00

For an example of how the Rate Enhancement Rider charge causes a negative adjustment to the Crediting Base, see Optional Rate Enhancement Rider below.

Below is an example of how a partial withdrawal at the end of a Segment Term causes a negative adjustment to the Crediting Base. In this example, the Equity Adjustment is $0 because the Equity Adjustment does not apply on Segment End Dates. The Bond Adjustment does still apply on Segment End Dates due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. The Accumulated Value represents the sum of the Segment Values because the withdrawal occurs on the Segment End Date.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	0.00%
Equity Adjustment Amount	$0.00
Accumulated Value prior to Withdrawal	$100,000.00

Required Minimum Distribution	$0.00
Free Surrender Amount	$10,000.00[1]
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$20,000.00[2]
Bond Adjustment Percentage	-2.05%
Bond Adjustment Amount	-$410.00[3]
Withdrawal Amount after Bond Adjustment	$19,590.00[4]
Surrender Charge Percentage	8.00%
Surrender Charge	$767.20[5]
Withdrawal Amount after Surrender Charges	$18,822.80[6]

Crediting Base after Withdrawal	$80,000.00[7]
Accumulated Value after Withdrawal	$80,000.00[8]

1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

2)	The portion of the Crediting Base Surrendered is $20,000.00. At the end of a Segment Term the Equity Adjustment is equal to $0, so the portion of Crediting Base Surrendered is equal to the Withdrawal Amount.

3)	The Bond Adjustment amount is negative $410.00. For this example, we assumed the Bond Adjustment percentage was negative 2.05%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($20,000.00) times the Bond Adjustment percentage (negative 2.05%).

4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($410.00), which is $19,590.00.

5)	The Surrender Charge amount is $767.20. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,590.00) and multiplying the difference by the Surrender Charge percentage (8.00%).

6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($410.00) minus the Surrender Charge ($767.20), which is $20,000.00 - $410.00 - $767.20 = $18,822.80.

7)	The Crediting Base after Withdrawal is $80,000.00. This amount is calculated by subtracting the portion of the Crediting Base Surrendered (20,000.00) from the initial Crediting Base ($100,000.00).

8)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($80,000.00) multiplied by the Equity Adjustment percentage (0.00%) plus one (1), which is $80,000.00 * (0.00% + 1) = $80,000.00.

Below is an example of how a partial withdrawal in the middle of a Segment Term causes a negative adjustment to the Crediting Base. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. The Accumulated Value represents the sum of the Segment Interim Values because the withdrawal occurs in the middle of the Segment Term.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	5.22%
Equity Adjustment Amount	$5,220.00
Accumulated Value (also Segment Interim Value)[1] prior to Withdrawal	$105,220.00

Required Minimum Distribution	$0.00
Free Surrender Amount	$10,000.00[2]
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$19,007.79[3]
Bond Adjustment Percentage	-1.56%
Bond Adjustment Amount	-$296.52[4]
Withdrawal Amount after Bond Adjustment	$19,703.48[5]
Surrender Charge Percentage	8.00%
Surrender Charge	$776.28[6]
Withdrawal Amount after Surrender Charges	$18,927.20[7]

Crediting Base after Withdrawal	$80,992.21[8]
Accumulated Value after Withdrawal	$85,220.00[9]

1)	In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

2)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

3)	The portion of the Crediting Base Surrendered is $19,007.79. This was calculated by dividing the partial withdrawal amount ($20,000.00) by the Accumulated Value immediately prior to the partial withdrawal ($105,220.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).

4)	The Bond Adjustment amount is negative $296.52. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($19,007.79) times the Bond Adjustment percentage (negative 1.56%).

5)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($296.52), which is $19,703.48.

6)	The Surrender Charge amount is $776.28. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,703.48) and multiplying the difference by the Surrender Charge percentage (8.00%).

7)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($296.52) minus the Surrender Charge ($776.28), which is $20,000.00 - $296.52 - $776.28 = $18,927.20.

8)	The Crediting Base after Withdrawal is $80,992.21. This amount is calculated by subtracting the portion of the Crediting Base Surrendered (19,007.79) from the initial Crediting Base ($100,000.00).

9)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($80,992.21) multiplied by the Equity Adjustment percentage (5.22%) plus one (1), which is $80,992.21 * (5.22% + 1) = $85,220.00.

Below is an example of how a Required Minimum Distribution (RMD) withdrawal causes a negative adjustment to the Crediting Base. This is an example where the Accumulated Value immediately prior to the RMD withdrawal is less than the Crediting Base. If the Accumulated Value immediately prior to the RMD withdrawal is equal to or greater than the Crediting Base or occurs on a Segment End Date, the RMD withdrawal will follow the calculations in the two examples immediately above. When the partial withdrawal is satisfying the RMD requirement for your Contract, the Crediting Base is reduced for the RMD portion of the withdrawal by the lesser of the RMD amount for your Contract and the portion of the Crediting Base Surrendered. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. The Accumulated Value represents the sum of the Segment Interim Values because the withdrawal occurs in the middle of the Segment Term.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	-12.83%
Equity Adjustment Amount	-$12,830.00
Accumulated Value (also Segment Interim Value)[1] prior to withdrawal	$87,170.00

Required Minimum Distribution	$4,500.00
Free Surrender Amount	$10,000.00[2]
Withdrawal Amount	$4,500.00
Portion of Crediting Base Surrendered	$5,162.33[3]
Bond Adjustment Percentage	2.34%
Bond Adjustment Amount	$120.80[4]
Withdrawal Amount after Bond Adjustment	$4,620.80[5]
Surrender Charge Percentage	8.00%
Surrender Charge	$0.00[6]
Withdrawal Amount after Surrender Charges	$4,620.80[7]

Reduction to Crediting Base	$4,500.00[8]
Crediting Base after Withdrawal	$95,500.00[9]
Accumulated Value after Withdrawal	$83,247.35[10]

1)	In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

2)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by allowed Free Surrender Amount (10%).

3)	The portion of the Crediting Base Surrendered is $5,162.33. This was calculated by dividing the partial withdrawal amount ($4,500.00) by the Accumulated Value immediately prior to the partial withdrawal ($87,170.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).

4)	The Bond Adjustment amount is positive $120.80. For this example, we assumed the Bond Adjustment percentage was positive 2.34%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($5,162.33) times the Bond Adjustment percentage (positive 2.34%).

5)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($4,500.00) plus the Bond Adjustment amount ($120.80), which is $4,620.80.

6)	The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.

7)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($4,500.00) plus the Bond Adjustment Amount ($120.80) minus the Surrender Charge ($0.00), which is $4,500.00 + $120.80 - $0.00 = $4,620.80.

8)	The Reduction to Crediting Base is $4,500.00, which is calculated by taking the lesser of the RMD amount for your Contract ($4,500.00) and the portion of the Crediting Base Surrendered ($5,162.33) since the withdrawal is for the RMD amount for your Contract.

9)	The Crediting Base after Withdrawal is $95,500.00. This amount is calculated by subtracting the Reduction to Crediting Base ($4,500.00) from the initial Crediting Base ($100,000.00).

10)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($95,500.00) multiplied by the Equity Adjustment percentage (-12.83%) plus one (1), which is $95,500.00 * (-12.83% + 1) = $83,247.35.

Below is an example of how the Rate Enhancement Rider Charge causes a negative adjustment to the Crediting Base

If your Crediting Base is $100,000.00 at the start of your Segment Term, the daily charge deducted from your Crediting Base for the rider would be $2.60 ($100,000.00 * 0.95% / 365). In that example, on the 100th day after the Segment Start Date, the Crediting Base would be $100,000.00 – ($2.60 * 100) = $99,740.00.

Optional Rate Enhancement Rider

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider effective date is the same as the Contract Date unless a different rider effective date is shown on your Contract’s Data Page. The Rate Enhancement Rider is available for all Index-Linked Segment Options.

Rider Benefit

The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index-Linked Segment Options. While the purchase of the Rider ensures that your Participation Rate and/or Cap Rate (as applicable) will be higher than the standard rates, there is no guaranteed minimum increase to the standard rates that you will receive by purchasing the Rider. The increased Participation Rate and/or Cap Rate (as applicable) are shown on your Contract’s Data Page.

Rider Risk

The risk in purchasing this rider is that you may not receive additional Segment Credits in excess of the Rate Enhancement Rider fee. For example, one situation where no benefit is provided for a Segment Term would be if the additional positive Segment Credit received is less than the Rate Enhancement Rider fee. Also, if performance of the applicable Segment Option is negative for a Segment Term, you will not receive additional Segment Credits under this rider for that Segment Term.

Rider Charge

The annual charge for the Rate Enhancement Rider is 0.95%, which is deducted daily. If the Rate Enhancement Rider is terminated (as discussed below), the charge for the Rate Enhancement Rider ends.

Rider Termination

The Rate Enhancement Rider terminates on the earliest of the following:

1.	The Contract is terminated; or

2.	A Segment Anniversary divisible by six, in which we receive your request to terminate the Rate Enhancement Rider (for example, if your initial Segment Start Date was 9/1/2022, you could only terminate the Rate Enhancement Rider on 9/1/2028, 9/1/2034, 9/1/2040, etc.).

If the Rate Enhancement Rider terminates for any reason other than your full Surrender of your Contract, the Rate Enhancement Rider may not be reinstated. If you Surrender your Contract with the Rate Enhancement Rider attached and the Contract is later reinstated, the Rate Enhancement Rider also must be reinstated. If the Contract and the Rate Enhancement Rider are reinstated, the Rate Enhancement Rider will be reinstated as of the termination date. At the time the Rate Enhancement Rider is reinstated, we will deduct Rate Enhancement Rider charges scheduled during the period between the termination and reinstatement and make any other adjustments necessary to reflect any change in the amount reinstated and the Contract Accumulated Value as of the date of termination.

Discontinuation or Substitution of an Index

The Indices available on the Contract Date are not guaranteed for the life of the Contract. For any Index-Linked Segment Option, we will substitute an existing Index if the Index is discontinued or when there is a substantial change in the calculation of the Index that materially modifies the performance or values of the Index. We may also substitute an Index should Index Values become unavailable for any reason. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, or Floor Rate, as applicable.

When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If required by law, any substitution of an Index is subject to approval by the state insurance authorities where the Contract was issued.

If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date. An example of how the change in the Index Value would be calculated if a substitution of an Index occurs in the middle of a Segment Term is as follows:

•	Assume the following:

o	Substitution happens halfway through the Segment Term

o	Performance of the original Index is 5% from the Segment Start Date to the date of substitution

o	Performance of the new Index is -2% from the day after substitution through the Segment End Date

•	The change in the Index Value for the full Segment Term would be 3%, which is the performance of the original Index from the Segment Start Date to the date of the substitution (5%) reduced by the negative performance of the new Index from the day after substitution through the Segment End Date (-2%).

We reserve the right to add and remove Index Segment Options as available investment options. There is no guarantee that any Index-Linked Segment Option will always be available in the future. However, we will always offer at least one Index-Linked Segment Option that is either currently available or substantially similar to one that is currently offered. Such option will include an Index that is comparable to an Index currently offered under the Contract. If only one Index-Linked Segment Option is available, you will be limited to that Segment Option for investment.

If we remove an Index-Linked Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in an Index-Linked Segment Option that is being removed, you may remain in that Segment Option until the end of the Segment Term.

Segment Lock-In Feature

The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. There is no additional charge for these lock-in features.

The lock-in features may be of interest to people who:

•	Are interested in eliminating some of the uncertainty regarding future Index performance; or

•	Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive if they don't lock-in.

Upon exercising a lock-in, the Owner will receive a Segment Credit on the Segment End Date where the Index Change is equal to the locked-in Equity Adjustment instead of being calculated using the point-to-point crediting method. The Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Cap Rate, and/or Participation Rate will no longer be applied on the Segment End Date. Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, Segment Term is shortened, and the Segment End Date is moved up to the next Segment Anniversary. For example, if the Segment Start Date is 9/1/2022 for a 6-year Segment Option (Segment End Date is 9/1/2028 before lock-in) and you exercise a lock-in on 6/22/2025, the Segment End Date will move to 9/1/2025 at the time of exercising the lock-in.

There are two ways to exercise a lock-in for an Index-Linked Segment Option: Manual Segment Lock-In and Automatic Segment Lock-In.

Manual Segment Lock-In. Under this method, you exercise a lock-in by submitting a request directing us to lock in the Equity Adjustment for an Index-Linked Segment Option. We will lock in the Equity Adjustment on the Valuation Day we receive your request in Good Order. For example, if you submit a request in Good Order prior to the end of the Valuation Day (generally 4:00 p.m. E.T.) to lock in a Segment Option, the lock-in will be effective on that day (Lock-In Date). If your request is received in Good Order after the end of the Valuation Day (generally 4:00 p.m. E.T.), or on a weekend or on a holiday, the lock-in will be effective on the next Valuation Day (Lock-In Date).

Automatic Segment Lock-In. Under this method, if a lock-in has not yet occurred, you may contact us to set an upper Lock-In Threshold and/or lower Lock-In Threshold. An upper Lock-In Threshold may be set to lock in gains and a lower Lock-In Threshold may be set to limit losses. If you set an upper Lock-In Threshold, we will automatically lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the upper Lock-In Threshold. Conversely, if you set a lower Lock-In Threshold, we will lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the lower Lock-In Threshold. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower. Please note, we will not accept a request to establish an upper or lower Lock-In Threshold unless the requested Lock-In Threshold is higher or lower, respectively, than the last-calculated Equity Adjustment. Lock-In Threshold(s) may be removed or changed if you provide us with Notice in Good Order at least two Valuation Days prior to the Segment End Date, provided a lock-in has not yet occurred for the specified Segment Option during the Segment Term.

You can request a Segment Lock-In or set Lock-In Threshold(s) on any Valuation Day up to two Valuation Days prior to the applicable Segment End Date. In order to request a Segment Lock-In or set Lock-In Threshold(s) you must provide us with Notice. If you submit a Segment Lock-In request, the Lock-In Date will be the Valuation Day we receive Notice in Good Order to lock the Segment Option. If you establish a Lock-In Threshold, the Lock-In Date will be the Valuation Day where the Equity Adjustment triggers the threshold you set.

Under either method for exercising a lock-in, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower.

We will not provide advice or notify you regarding whether you should exercise the lock-in features or the optimal time for doing so. We will not warn you if you exercise the lock-in features at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the lock-in features.

A potential advantage of setting a higher/positive threshold is that you can capture positive Index performance (through a positive Segment Credit) even if the Index’s performance later turns negative. A potential disadvantage of setting a higher/positive threshold is that the positive Index performance beyond the threshold could move even higher, i.e., more positive, in which case you would miss out on a more positive Segment Credit than the one resulting from your lock-in.

A potential advantage of setting a lower/negative threshold is that you can limit the impact of a negative Segment Credit you may otherwise receive if you don't lock-in. This would be a situation where the performance of the particular Index goes further negative beyond the negative threshold you set. A potential disadvantage of setting a lower/negative threshold is that the negative Index performance could turn positive after your lock-in is triggered, in which case you may miss out on a positive Segment Credit or a less-negative Segment Credit.

Once a lock-in is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A lock-in may only be exercised once per Segment Term for each Index-Linked Segment Option.

We reserve the right to limit the availability of the lock-in features to only certain Index-Linked Segment Options in the future.

9. OPTIONS AT END OF SEGMENT TERM

At the end of a Segment Term for any Segment Option, the following options are available to you:

•	You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term if that Segment Option is still available. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.

•	You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment. Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in the paragraph below. The Segment End Date counts as one of those two Valuation Days. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date counts as one of those two Valuation Days. No Notice is required if you want to be automatically re-invested.

•	You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from a Segment Option on its Segment End Date will not be based on a Segment Interim Value. However, such withdrawals may be subject to surrender charges (surrender charges do not apply upon Annuitization). See 5. FEES AND CHARGES - Deferred Sales Load ("Surrender Charge"). In addition, such withdrawals and Annuitizations on a Segment End Date will be subject to the Bond Adjustment but not an Equity Adjustment. See 10. CONTRACT VALUES - Bond Adjustment.

In the absence of instructions, your Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for another Segment Term, as described above. If we no longer offer the same Segment Option, we will select a new Segment Option from those that we do offer. The Segment Option selected will be one with the same Index with a one-year Segment Term and the same Buffer Rate or Floor Rate as the Segment Option that just ended. If there is no such Segment Option, the Accumulated Value for the applicable Segment Option will be allocated to the one-year Fixed Segment Option. Cap Rates, Participation Rates, and annual interest rates will be declared as described immediately below.

As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) days advance notice of the Segment Options that will be available to you on the Segment End Date, including where to obtain the Cap Rates, Participation Rates, and annual interest rates for the new Segment Terms. This notice of the upcoming renewal will be in writing and the rates will be publicly available prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities. Any or all of these Cap Rates, Participation Rates, and annual interest rates may be different (higher or lower) from the Cap Rates, Participation Rates, and annual interest rates that we declared for previous Segment Terms, subject to the guaranteed limits described in this prospectus. We may offer different rates (higher or lower) to new investors or classes of investors that purchased the Contract at different times. The Accumulated Value automatically re-invested, as described above, will be subject to the declared Cap Rates, Participation Rates, and annual interest rates, as applicable, on the Segment Start Date.

10. CONTRACT VALUES

Accumulated Value

The Accumulated Value is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable, plus the total value of any allocation to the Initial Holding Account. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value.

Bond Adjustment

The Bond Adjustment is an adjustment (which could be positive, negative, or zero) to the amount Surrendered to account for changes in the value of longer-term assets that may have been used to support the Company’s financial obligations under the Contract. The Bond Adjustment is the adjustment based on the change in value of the hypothetical fixed income assets supporting the Company’s financial obligations under the Contract. The Company invests in fixed income assets to support the value of the Segment Options. The Bond Adjustment is intended to be close to the change in value of the fixed income assets that are sold to cover any distribution from the Contract. It applies to all Segment Options on any full and partial withdrawals, Annuitizations and death benefits (including those taken on a Segment End Date). A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment only applies to money allocated to the Segment Options and does not apply to money allocated to the Initial Holding Account.

The Bond Adjustment is calculated as:

Cred Base * {[(1+ Index ValBeg) / (1+ Index ValCur)]Time Rem. – 1}

Where:

•	Cred Base	is the Crediting Base immediately prior to any Surrender

•	Index ValBeg	is the Beginning Bond Adjustment Index Value

•	Index ValCur	is the Current Bond Adjustment Index Value

•	Time Rem	is the number of whole months remaining until the end of the current Bond Adjustment Period, divided by 12.

The Bond Adjustment Index is the 6 Year Point on the A Rated US Bloomberg Fair Value Curve. If this Index becomes unavailable for the Company to utilize or the calculation of the values substantially changes, the Company may choose another Bond Adjustment Index and you will be made aware of the change. The initial Beginning Bond Adjustment Index Value is equal to the closing price of this Index on the Contract Date. Each Beginning Bond Adjustment Index Value after the initial one is equal to the closing price of this Index on the Segment Anniversary divisible by six (i.e., 6, 12, 18, etc.). The Current Bond Adjustment Index Value is equal to the most recent closing price of this Index on the day the adjustment is calculated. The first Bond Adjustment period begins on the first Segment Start Date, and it restarts on each Segment Anniversary divisible by six.

The risk with the Bond Adjustment is that you could receive a lower amount on withdrawals, Annuitization or death benefits because the Bond Adjustment could be negative based on interest rate movements. Generally, a Bond Adjustment will be negative when the Current Bond Adjustment Index Value is greater than the Beginning Bond Adjustment Index Value.

11. WITHDRAWALS

This section describes full and partial withdrawals under your Contract. For information about the risks in taking withdrawals, see 3. RISK FACTORS - Liquidity Risk - Consequences of Withdrawals/Surrenders Generally. For examples showing the interaction between withdrawals and Index-Linked Segment Options, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Negative Adjustments to Crediting Base Examples.

Withdrawals Generally

You may make full or partial withdrawals under this Contract at any time prior to the Annuitization Date provided the Owner and Joint Owner, if any, are living and provided that you give us Notice in Good Order at our Home Office. Withdrawal requests may be sent to us at:

Principal Life Insurance Company

PO Box 9382

Des Moines, Iowa 50306-9382

When you request a withdrawal, the amount provided to you is the Surrender Value, which includes the Segment Interim Value if the withdrawal is not on a Segment Start Date or Segment End Date of the Segment Option being withdrawn from. In arriving at the Surrender Value, we will apply a Bond Adjustment to the Accumulated Value and subtract any applicable Surrender Charge and other applicable fees (see 5. FEES AND CHARGES, and 9. CONTRACT VALUES - Bond Adjustment). A Bond Adjustment applies regardless of when the withdrawal is taken, including on the Segment End Date. Full and partial withdrawals may be subject to taxes and to a separate 10% federal tax penalty if made before the Owner is 59½ years old (see 15. TAXES).

Withdrawals are generally paid within seven days of the effective date of the request for Surrender (or earlier if required by law). However, certain delays in payment are permitted (see 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT – Delay of Payments and Other Transactions).

Full Withdrawal

You may take a full withdrawal under this Contract for the Surrender Value. The following provisions apply to full withdrawals:

•	You may take the withdrawal under the Contract at any time before the Annuitization Date.

•	The Surrender Value at any time is the Accumulated Value (on the date we receive your Notice in Good Order) adjusted for the Bond Adjustment, less any applicable Surrender Charge and other fees and charges.

•	We reserve the right to require you to return the Contract.

•	The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to a full withdrawal. A collateral assignment is an agreement under which you assign the annuity benefits to a lender as collateral for a loan. An irrevocable beneficiary is someone whose name cannot be removed from this annuity Contract without his or her consent.

For additional information on the risks involved in taking a full withdrawal, see 3. RISK FACTORS - Liquidity Risk.

Partial Withdrawals

You may take unscheduled and scheduled partial withdrawals from this Contract by providing us Notice. Partial withdrawals reduce the Accumulated Value and Crediting Base of the Contract and are deducted proportionately from the Segment Options unless you direct otherwise. The deductions are based on the values as of the end of day of the effective date of the withdrawal.

Unscheduled Partial Withdrawal

•	You may withdraw a part of your Accumulated Value at any time before the Annuitization Date.

•	You must specify the dollar amount of the withdrawal (which must be at least $100).

•	If you specify withdrawal allocation percentages as part of a partial withdrawal request, the withdrawal is deducted from the Segment Options according to the withdrawal allocation percentages you provide to us.

•	If you do not provide us with specific withdrawal allocation percentages, the withdrawal is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options at that point in time.

•	Your Accumulated Value after the unscheduled partial withdrawal must be equal to or greater than $5,000; we reserve the right to increase this amount up to and including $10,000. If your Accumulated Value is less than the minimum threshold, we will treat the request as a request for a full withdrawal.

•	The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to withdrawal.

For additional information on the risks involved in taking an unscheduled partial withdrawal, see 3. RISK FACTORS - Liquidity Risk.

Scheduled Partial Withdrawal

•	You may request partial withdrawals from any of the Segment Options (to which you are allocated) on a scheduled basis.

•	Your Accumulated Value must be at least $5,000 when the scheduled partial withdrawals begin.

•	You may specify monthly, quarterly, semi-annually or annually and choose a withdrawal date (other than the 29th, 30th or 31st of any month).

•	If the selected date is not a Valuation Date, the partial withdrawal is completed on the next Valuation Date.

•	We take amounts from your Segment Option(s) to equal, in total, the dollar amount of the partial withdrawal request plus or minus the Bond Adjustment (as applicable) and plus any applicable Surrender Charge.

•	Scheduled partial withdrawals will end on the earliest of:

o	the date we receive Notice in Good Order to end the payments;

o	the date you take a full withdrawal from the Contract;

o	the date all or a portion of the Accumulated Value is applied to an annuity benefit payment option;

o	the date the death benefit is distributed;

o	the Annuitization Date; and

o	the Accumulated Value is zero.

•	For additional information on the risks involved in taking a scheduled partial withdrawal, see 3. RISK FACTORS - Liquidity Risk.

•	The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to a partial withdrawal.

12. DEATH BENEFIT

General Death Benefit Provisions

If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.

The Accumulated Value will remain invested in the Segment Options until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary's portion of the death benefit will remain invested in the Segment Options until the Valuation Day on which we receive the required documents for that beneficiary. The death benefit is subject to the Segment Interim Value (which will include an Equity Adjustment) and a Bond Adjustment, which factors in market performance. See 3. RISK FACTORS - Segment Interim Value and 10. CONTRACT VALUES - Bond Adjustment.

We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options until payment is made. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state's law.

If the Owner or any Joint Owner dies prior to the Annuitization Date, the death benefit may be distributed in a lump sum or within five years of the date of death or distributed over a time period not extending beyond the life expectancy of the beneficiary as provided for in Internal Revenue Code (“IRC”) section 72(s), as may be amended from time to time. If payments are made over the life expectancy of the beneficiary, they must begin not later than one year after the date of death of the Owner or Joint Owner.

If the Owner or Joint Owner dies on or after the Annuitization Date and before the entire interest in this Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as required under applicable federal tax laws, including, particularly, IRC section 72(s), as may be amended from time to time. This approach will apply to the Annuity Benefit Options other than the Life Income and Joint and Survivor options.

Notwithstanding any provision to the contrary in this Contract, any payment of death benefits must comply with all applicable laws, including IRC section 72(s), as may be amended from time to time.

Death of Owner(s)

The following provisions apply upon an Owner’s death if a Contract is not jointly owned:

1. If the surviving spouse is the only primary beneficiary, the surviving spouse may elect to become the Owner and continue the Contract or elect to receive the death benefit.

2. If the primary beneficiary is not the surviving spouse, the primary beneficiary will receive the death benefit.

The following provisions apply upon the death of the first Joint Owner to die when a Contract is jointly owned:

1. The surviving Joint Owner will be treated as the primary beneficiary. Any other beneficiary designation on record will be treated as contingent beneficiary.

2. If the surviving Joint Owner is the spouse of the deceased Joint Owner, the surviving spouse may elect to become the Owner and continue the Contract or elect to receive the death benefit.

Death of Annuitant(s)

If an Annuitant who is not an Owner dies while this Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust, or other entity.

If the Owner is a corporation, trust or other entity, the death benefit will be payable upon the death of the Annuitant, or, in the case of Joint Annuitants, upon the death of the first Joint Annuitant to die.

Death Benefit

If the age of the oldest Owner on the date the application is signed is 79 or younger, the death benefit is equal to the greater of 1 or 2 where:

1. Is the Accumulated Value, subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order; and

2. Is the Premium Payment minus a proportional adjustment (as described below) for each partial withdrawal (and any applicable Surrender Charge and fees) and proportional adjustment for each partial Annuitization made prior to the date we receive the poof of death and all required documents.

The proportional adjustment for each partial Surrender (and any applicable Surrender Charges and fees) and for each partial Annuitization will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial Surrender or partial Annuitization. The proportional adjustment for partial Surrenders is equal to (1 divided by 2) multiplied by 3, where:

1. Is the amount of the partial Surrender (and any applicable Surrender Charges and fees) or the amount of the partial Annuitization; and

2. Is the Accumulated Value immediately prior to the partial Surrender or partial Annuitization; and

3. Is the Premium Payment adjusted for prior partial Surrenders and partial Annuitizations immediately prior to the current partial Surrender or partial Annuitization.

If the age of the oldest Owner on the date the application is signed is 80 or older, the death benefit is equal to the Accumulated Value, subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order. Assumptions for the following examples:

•	The Accumulated Value accounts for the Segment Interim Value calculations.
•	The Accumulated Value is the sum of the Segment Interim Values for all Segment Options. These examples could be allocated to one or many Segment Options, and the examples would be the same.
•	Any charges taken prior to the date of the example are accounted for in the Accumulated Value already.
•	There have been no prior Surrenders.

Death Benefit Example 1

This example is intended to demonstrate that when the Accumulated Value is greater than the Premium Payment, the Bond Adjustment could reduce the Death Benefit to lower than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $101,000 and the Bond Adjustment is -$3,000.

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.	$98,000 = $101,000 - $3,000

2.	$100,000 = Premium Payment

The Death Benefit on November 3 is $100,000.

Death Benefit Example 2

This example is intended to demonstrate that when the Accumulated Value is less than the Premium Payment, the Bond Adjustment could increase the Death Benefit to greater than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Accumulated Value adjusted for the Bond Adjustment since that is greater than the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $99,000 and the Bond Adjustment is $2,000.

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.	$101,000 = $99,000 + $2,000

2.	$100,000 = Premium Payment

The Death Benefit on November 3 is $101,000.

Death Benefit Example 3

This example is intended to demonstrate where the Accumulated Value is less than the Premium Payment and where the Bond Adjustment reduces the Death Benefit. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is -$4,000.

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.	$86,000 = $90,000 - $4,000

2.	$100,000 = Premium Payment

The Death Benefit on November 3 is $100,000.

Death Benefit Example 4

This example is intended to demonstrate how a partial withdrawal impacts the Premium Payment portion of the Death Benefit calculation. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment proportionally adjusted for the partial withdrawal since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment proportionally adjusted for the partial withdrawal.

The proportional adjustment for the partial withdrawal will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal. The proportional adjustment for partial withdrawal is equal to (1 divided by 2) multiplied by 3, where:

1.	Is the amount of the partial withdrawal; and

2.	Is the Accumulated Value immediately prior to the partial withdrawal; and

3.	Is the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is -$4,000 and a partial withdrawal of $5,000

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.	$81,000 = ($90,000 - $5,000) - $4,000

2.	$94,444.44 = Premium Payment proportionately adjusted for the partial withdrawal is the Premium Payment ($100,000) reduced by the proportional adjustment ($5,555.56)

o	The proportional adjustment ($5,555.56) is the partial withdrawal amount

o	($5,000) divided by the Accumulated Value immediately prior to the partial withdrawal

o	($90,000) multiplied by the Premium Payment ($100,000)

The Death Benefit on November 3 is $94,444.44.

Death Benefit Example 5

This example is intended to demonstrate that when the Accumulated Value is greater than the Premium Payment, the Bond Adjustment could reduce the Death Benefit to lower than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was 80 or older, the Death Benefit would equal the Accumulated Value adjusted for the Bond Adjustment since the Premium Payment is not part of the Death Benefit calculation in this scenario.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 81

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $101,000 and the Bond Adjustment is -$3,000.

The Death Benefit on November 3 is the Accumulated Value adjusted for the Bond Adjustment.

The Death Benefit on November 3 is $98,000 = $101,000 - $3,000.

Death Benefit Example 6

This example is intended to demonstrate that when the Accumulated Value is less than the Premium Payment, the Bond Adjustment could increase the Death Benefit to greater than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was 80 or older, the Death Benefit would equal the Accumulated Value adjusted for the Bond Adjustment since the Premium Payment is not part of the Death Benefit calculation in this scenario.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 81

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $99,000 and the Bond Adjustment is $2,000.

The Death Benefit on November 3 is the Accumulated Value adjusted for the Bond Adjustment.

The Death Benefit on November 3 is $101,000 = $99,000 + $2,000.

13. STATEMENTS

We will mail to you a statement, along with any reports required by state law, of your current Accumulated Value at least once per year prior to the Annuitization Date. After the Annuitization Date, any reports will be mailed to the person receiving the annuity benefit payments.

14. ANNUITIZATION

Annuitization Date

You may specify an Annuitization Date in your application. If you do not specify an Annuitization Date, the Annuitization Date is the Maximum Annuitization Date shown on the Data Page. You may change the Annuitization Date with our prior approval. The request must be in writing. You may not select an Annuitization Date that falls prior to the second Contract Anniversary or after the Maximum Annuitization Date. Generally, the Maximum Annuitization Date is the Contract Anniversary following the Annuitant’s attainment of age 95. The Maximum Annuitization Date can be found on the Data Page. Annuitizations are subject to the Segment Interim Value (which includes an Equity Adjustment) and a Bond Adjustment. An Equity Adjustment does not apply if the Annuitization occurs on a Segment End Date for the particular Segment Option. A Bond Adjustment applies regardless of when the Annuitization occurs, including on the Segment End Date. See 3. RISK FACTORS – Segment Interim Value and 9. CONTRACT VALUES - Bond Adjustment.

If Joint Annuitants are named in the application, the Maximum Annuitization Date will be set based on the age of the older Joint Annuitant.

Full Annuitization

Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. If the Accumulated Value on the Annuitization Date is less than $2,000, we may pay out the entire amount in a single payment. The Contract would then be canceled. You may select when you want the payments to begin (within the period that begins the Valuation Day following our receipt of your instruction and ends one year after our receipt of your instructions).

Once payments begin under the annuity benefit payment option you choose, the option may not be changed. In addition, once payments begin, you may not surrender, withdraw or otherwise liquidate or commute any of the portion of your Accumulated Value that has been Annuitized.

Depending on the type of annuity benefit payment option selected, payments that are initiated either before or after the Annuitization Date may be subject to penalty taxes (see 15. TAXES). You should consider this carefully when you select or change the annuity benefit payment commencement date.

Partial Annuitization

You have the right to Annuitize a portion of your Accumulated Value. After the second Contract Year and prior to the Annuitization Date, you may Annuitize a portion of your Accumulated Value by sending us a Notice in Good Order.

If you specify annuitization allocation percentages as part of a partial annuitization request, the amount annuitized is deducted from the Segment Options according to the annuitization allocation percentages you provide to us. If you do not provide us with specific annuitization allocation percentages, the amount annuitized is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options at that point in time.

The minimum partial Annuitization amount is $2,000. Any partial Annuitization request that reduces the Accumulated Value to less than $5,000 will be treated as a request for full Annuitization. We reserve the right to limit the number of partial Annuitizations that may be requested in a Contract Year, but it will never be less than one per Contract Year.

Annuity Benefit Payment Options

You may select one of the annuity benefit payment options listed below. Once payments begin under the option you select, the option may not be changed. In addition, once payments begin you may not surrender or otherwise liquidate or commute any portion of your Accumulated Value that has been Annuitized.

We offer fixed annuity benefit payments only. No surrender charge is imposed on any portion of your Accumulated Value that has been Annuitized.

You may choose from several fixed annuity benefit payment options. Payments will be made on the frequency you choose. You may elect to have your annuity benefit payments made on a monthly, quarterly, semiannual or annual basis. The dollar amount of the payments is specified for the entire payment period according to the option selected. There is no right to take any full or partial withdrawals after the Annuitization Date. The fixed annuity benefit payment must begin within one year of the annuity benefit election.

The amount of the fixed annuity benefit payment depends on the:

•	amount of Accumulated Value (adjusted by the Bond Adjustment) applied to the annuity benefit payment option;

•	annuity benefit payment option selected;

•	age and gender of the Annuitant (unless fixed period income option is selected);

•	frequency of the annuity benefit payments; and

•	duration of the annuity benefit payments.

The amount of the initial payment is determined by applying all or a portion of the Accumulated Value, plus or minus the Bond Adjustment (as applicable), less any applicable premium tax and other expenses, as of the date of the application to the annuity table for the Annuitant’s annuity benefit payment option, gender, and age. Minimum annuity benefit payment amounts will be based on the Annuity 2012 Individual Annuity Mortality Period Life Table as stated in the Contract. This basis is guaranteed for the life of the Contract for the following fixed annuity benefit payment options: Life Income, Life Income with Period Certain, Joint and Survivor Life Income, and Joint and Survivor Life Income Period Certain. With our written approval, other annuity benefit payment options may be available without this guaranteed basis.

Annuity benefit payments generally are higher for male annuitants than for female annuitants with an otherwise identical Contract. This is because statistically females have longer life expectancies than males. In certain states, this difference may not be taken into consideration in determining the payment amount. Additionally, Contracts with no gender distinctions are made available for certain employer-sponsored plans because, under most such plans, gender discrimination is prohibited by law.

The frequency and duration of the annuity benefit payments affect the income amount received. The annuity benefit payments generally are lower if you receive payments more frequently. For example, monthly payments generally will be lower than quarterly payments. Generally, all other factors being equal, the longer the duration of annuity benefit payments, the lower the annuity benefit payment amounts and the shorter the duration, the higher the annuity benefit payment amounts.

You may select an annuity benefit payment option by written request only. Your selection of an annuity benefit payment option for a partial Annuitization must be in writing and may not be changed after payments begin. Your selection of an annuity benefit payment option for any portion not previously Annuitized may be changed by written request prior to the Annuitization Date.

If an annuity benefit payment option is not selected, we will automatically apply:

•	for Contracts with one Annuitant - Life Income with payments guaranteed for a period of 10 years.

•	for Contracts with Joint Annuitants - Joint and Full Survivor Life Income with payments guaranteed for a period of 10 years.

The available annuity benefit payment options for both full and partial Annuitizations include:

•	Life Income - Level payments continue for the Annuitant’s lifetime. If you defer the first payment date, it is possible that you will receive no payments if the Annuitant dies before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments when the Annuitant dies.

•	Life Income with Period Certain - Level payments continue during the Annuitant’s lifetime with a guaranteed payment period of 5 to 30 years. If the Annuitant dies before all of the guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

•	Joint and Survivor - Payments continue as long as either the Annuitant or the Joint Annuitant is alive. You may also choose an option that lowers the amount of income after the death of a Joint Annuitant. It is possible that you will only receive one payment under this option if both Annuitants die before the second payment is due. If you defer the first payment date, it is possible that you will receive no payments if both Annuitants die before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments after both Annuitants die.

•	Joint and Survivor with Period Certain - Payments continue as long as either the Annuitant or the Joint Annuitant is alive with a guaranteed payment period of 5 to 30 years. You may choose an option that lowers the amount of income after the death of a Joint Annuitant. If both Annuitants die before all guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

With our written approval, other annuity benefit payment options may be available without the minimum annuity benefit payment amount guarantees described in the Contract. The annuity benefit payment for these other options will be based on the then-current interest rates and mortality table. These options may include:

•	Fixed Period Income - Level payments continue for a fixed period. You may select a range from 5 to 30 years (state variations may apply). If the Annuitant dies before the selected period expires, payments continue to you or the person(s) you designate until the end of the fixed period. Payments stop after all guaranteed payments are received. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

•	Life with Cash Refund - Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, the balance is paid to you or the person(s) you designate.

•	Life with Installment Refund - Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, payments continue to you or the person(s) you designate until they equal the amount of the Accumulated Value applied. If the period required to make these payments is longer than allowed by law, we will pay a commuted value at the end of that shorter period.

Tax Considerations Regarding Annuity Benefit Payment Options

If you own one or more tax qualified annuity contracts, you may avoid tax penalties if payments from at least one of your tax qualified contracts begin no later than April 1 following the calendar year in which you turn age 72. The required minimum distribution payment must be in equal (or substantially equal) amounts over your life or over the joint lives of you and your designated beneficiary. These required minimum distribution payments must be made at least once a year. Tax penalties may apply at your death on certain excess accumulations. You should confer with your tax advisor about any potential tax penalties before you select an annuity benefit payment option or take other distributions from the Contract. Additional rules apply to distributions under Non-qualified Contracts (see 15. TAXES).

Death of Annuitant (During the Annuitization Period)

If the Annuitant dies during the annuity benefit payment period, remaining payments are made to the Owner throughout the guaranteed payment period, if any, or for the life of any Joint Annuitant, if any. If the Owner is the Annuitant, remaining payments are made to the Joint Owner, if any, or the named beneficiaries. In all cases the person entitled to receive payments also receives any rights and privileges under the annuity benefit payment option.

15. TAXES

The following description is a general summary of the tax rules, primarily related to federal income taxes, which in our opinion are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a tax advisor about the tax implications of taking action under a Contract or related retirement plan.

Taxation of Non-Qualified Contracts

Non-Qualified Contracts

Section 72 of the Internal Revenue Code (Code) governs the income taxation of annuities in general.

•	Premium Payment made under Non-qualified Contracts are not excludable or deductible from your gross income or any other person’s gross income.

•	An increase in the Accumulated Value of a Non-qualified Contract owned by a natural person is generally not taxable until paid out as Surrender proceeds, death benefit proceeds, or otherwise.

•	Generally, owners who are non-natural persons (such as a trust, partnership or corporation) are immediately taxed on any increase in the Accumulated Value unless the non-natural person is acting as an agent for a natural person.

The following discussion applies generally to Contracts owned by natural persons.

•	Full or partial withdrawals are taxed as ordinary income to the extent of the accumulated income or gain under the Contract.

•	The value of the Contract pledged or assigned is taxed as ordinary income to the same extent as a partial Surrender.

•	Annuity benefit payments:

◦	The basic rule for taxing annuity benefit payments is that part of each annuity benefit payment is considered a nontaxable return of the investment in the Contract and part is considered taxable income. An “exclusion ratio” is applied to each annuity benefit payment to determine how much of the payment is excludable from gross income. The remainder of the annuity benefit payment is includable in gross income for the year received.

◦	The “investment in the Contract” is generally the total of the premium payments made less any tax-free return of premiums.

◦	After the investment in the Contract is paid out, the full amount of any annuity benefit payment is taxable.

For purposes of determining the amount of taxable income resulting from distributions, all Contracts and other annuity contracts issued by us or our affiliates to the same owner within the same calendar year are treated as if they are a single contract.

Transfer of ownership may have tax consequences to the Owner. For Owners who are non-natural persons changing the Annuitant may have tax consequences to the Owner. Please consult with your tax advisor before changing the Owner or Annuitant on your Contract.

Required Distributions for Non-Qualified Contracts

In order for a Non-qualified Contract to be treated as an annuity contract for federal income tax purposes, the Code requires:

•	If the person receiving payments dies on or after the Annuitization Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of the interest is distributed at least as rapidly as under the method of distribution being used as of the date of that person’s death.

•	If you die prior to the Annuitization Date, the entire interest in the Contract will be distributed:

◦	within five years after the date of your death; or

◦	as annuity benefit payments (or similar periodic payments) which begin within one year of your death and which are made over the life of your designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary.

•	If the Contract is owned by a trust, corporation or other non-natural person, then the death of the Annuitant will be treated as the death of the Owner.

Generally, unless the beneficiary elects otherwise, the above requirements are satisfied prior to the Annuitization Date by paying the death benefit in a single payment, subject to proof of your death. The beneficiary may elect, by written request, to receive an annuity benefit payment option instead of a single payment.

If your designated beneficiary is your surviving spouse, the Contract may be continued with your spouse deemed to be the new Owner for purposes of the Code. When the Owner receiving payments is not a natural person, the required distributions provided for in the Code apply upon the death of the Annuitant.

Early Distribution Penalty

If you take a premature distribution from the Contract, you may incur a 10% income tax penalty on the taxable portion of the distribution, unless the distribution is:

•	made on or after you reach age 59½;

•	made to a beneficiary on or after your death;

•	made upon your disability as defined in the Internal Revenue Code;

•	part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;

•	made under an immediate annuity contract; or

•	allocable to contributions made prior to August 14, 1982.

Tax reporting distributions from an annuity contract that is owned by a trust: The Internal Revenue Service (IRS) determined in Private Letter Ruling 202031008 that a non-grantor trust cannot attain age 59 ½, become disabled, or have a life expectancy. Thus, the IRS held that those three exceptions to the 10% penalty are not applicable to distributions from a deferred annuity contract that is owned by a non-grantor trust. Alternatively, the IRS held that a deferred annuity contract owned by a grantor trust can utilize those three exceptions if the grantor qualifies for the exception (for example, the grantor attained age 59 ½ at the time of the distribution). Consult a tax advisor for further information.

Tax-Free Exchanges

Under Section 1035 of the Code, the exchange of one annuity contract for another is not a taxable transaction if the same owner is on each contract in the exchange, but may be reportable to the IRS.

Net Investment Income Tax

The Net Investment Income Tax is imposed at a rate of 3.8% on net investment income for higher tax bracket individuals.

This tax may apply to an individual’s net investment income if the individual’s modified Adjustable Gross Income exceeds $200,000 for a single filer or $250,000 for a married filing jointly filer. The tax applies to income from interest, dividends, annuities, royalties and rents not obtained in a normal trade of business. The tax may also apply to certain trusts and estates with net investment income.

Income from annuities that are part of a qualified retirement plan (as described in the following section) are not treated as investment income for the purpose of this new tax and thus are not subject to the new 3.8% rate but may be includible for purposes of determining whether the applicable Net Investment Income Tax income limits are exceeded.

Taxation of Qualified Contracts

Tax-Qualified Contracts: IRA, SEP, and SIMPLE-IRA

The Contract may be used to fund IRAs, SEPs, and SIMPLE-IRAs.

•	IRA – An Individual Retirement Annuity (IRA) is a retirement savings annuity. Contributions grow tax deferred.

•	SEP-IRA – SEP stands for Simplified Employee Pension and is a form of IRA. A SEP allows you, as an employer, to provide retirement benefits for your employees by contributing to their IRAs.

•	SIMPLE-IRA – SIMPLE stands for Savings Incentive Match Plan for Employees. A SIMPLE-IRA allows employees to save for retirement by deferring salary on a pre-tax basis and receiving predetermined company contributions.

The tax rules applicable to owners, annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, premium payments made under a retirement program recognized under the Code are excluded from the participant’s gross income for tax purposes prior to the annuity benefit payment date (subject to applicable state law). The portion, if any, of any premium payment made that is not excluded from their gross income is their investment in the Contract. Aggregate deferrals under all plans at the employee’s option may be subject to limitations.

Tax-qualified retirement arrangements, such as IRAs, SEPs, and SIMPLE-IRAs, are tax-deferred. You derive no additional benefit from the tax deferral feature of the annuity. Consequently, an annuity should be used to fund an IRA, or other tax qualified retirement arrangement to benefit from the annuity’s features other than tax deferral. These features may include guaranteed lifetime income, death benefits without Surrender Charges, guaranteed caps on fees, and the ability to Transfer among investment options without sales or withdrawal charges. Check with your tax advisor for the rules which apply to your specific situation.

Premature Distributions

There is a 10% additional penalty tax under the Code on the taxable portion of a “premature distribution” from IRAs, IRA rollovers, SEP-IRAs and SIMPLE-IRAs. The tax penalty is increased to 25% in the case of distributions from SIMPLE-IRAs during the first two years of participation in the SIMPLE IRA. Generally, an amount is a “premature distribution” unless the distribution is:

•	made on or after you reach age 59½;
•	made to a beneficiary on or after your death;
•	made upon your disability as defined in the Internal Revenue Code;
•	part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;
•	made to pay certain deductible medical expenses;
•	for health insurance premiums while unemployed;
•	for first home purchases (up to $10,000);
•	for qualified higher education expenses;
•	for qualified disaster tax relief distributions;
•	for qualified reservist distributions;
•	for amounts levied by the IRS directly against your IRA; or
•	a qualified birth or adoption distribution (up to $5,000).

For more information regarding premature distributions, please reference IRS Publication 590-B and consult your tax advisor.

Rollover IRAs

If you receive a lump-sum distribution from a qualified retirement plan, tax-sheltered annuity or governmental 457(b) plan, you may maintain the tax-deferred status of the distribution by rolling it over into an eligible retirement plan or IRA. You can accomplish this by electing a direct rollover from the plan, or you can receive the distribution and roll it over into an eligible retirement plan or IRA within 60 days. However, if you do not elect a direct rollover from the plan, the plan is required to withhold 20% of the taxable portion of the distribution. This amount is sent to the IRS as income tax withholding to be credited against your taxes. Amounts received prior to age 59½ and not rolled over may be subject to an additional 10% penalty tax. You may roll over amounts from a Qualified Plan directly to a Roth IRA. As part of this rollover, previously taxed deferred funds from the Qualified Plan are converted to after-tax funds under a Roth IRA. Generally, the entire rollover is taxable (unless it includes after-tax dollars) and is included in gross income in the year of the rollover/conversion. For more information, please consult your tax advisor.

In addition, not more frequently than once every twelve months, an Owner may execute one tax-free indirect rollover from one IRA to another, subject to the 60-day limitation. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA providers or to Roth IRA conversions. For more information, please consult your tax advisor.

Roth IRAs

The Contract may be purchased to fund a Roth IRA. Contributions to a Roth IRA are not deductible from taxable income. Subject to certain limitations, a traditional IRA, SEP-IRA or SIMPLE-IRA may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free. For more information, please contact your tax advisor.

Required Minimum Distributions for IRAs

The Required Minimum Distribution (RMD) regulations dictate when individuals must start taking payments from their IRA. Generally speaking, RMDs for IRAs must begin no later than April 1 following the close of the calendar year in which you turn 72. Thereafter, the RMD is required no later than December 31 of each calendar year.

The RMD rules apply to traditional IRAs, as well as SEP-IRAs and SIMPLE-IRAs, during the lifetime and after the death of IRA owners. They do not, however, apply to Roth IRAs during the lifetime of the Roth IRA Owner. If an individual owns more than one IRA, the RMD amount must be determined for each, but the actual distribution can be satisfied from a combination of one or more of the owner's IRAs. Roth IRAs may not be aggregated with other IRAs, but may be aggregated with other Roth IRAs.

NOTE:	Contractual limitations exist that may limit the ability to satisfy an individual's multiple RMD obligations via this annuity.

Failure to comply with the RMD rules can result in tax penalty of 50% on the amount by which the RMD in any year exceeds the amount actually distributed in that year.

Withholding

Annuity benefit payments and other amounts received under the Contract are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient’s election, withholding may be required on payments delivered outside the United States. Moreover, special withholding rules may require us to disregard the recipient’s election if the recipient fails to supply us with a taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the taxpayer identification number provided by the recipient is incorrect.

16.	ADDITIONAL INFORMATION ABOUT THE CONTRACT

The Contract

The entire Contract is made up of the Contract, amendments, riders and endorsements and Data Page. Only our corporate officers can agree to change or waive any provisions of a Contract. Any change or waiver must be in writing and signed by an officer of the Company.

Reliance on Rule 12h-7

The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

The Separate Account

Most assets supporting the Contract are held in an insulated, non-unitized Separate Account established under Iowa law. These assets are not subject to the claims of the creditors of Principal Life Insurance Company. Any guarantees provided under the Contract are subject to the claims paying ability of Principal Life Insurance Company.

An Owner does not have any interest in or claim on the assets in the Separate Account. In addition, neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Separate Account. We are not obligated to invest assets in the Separate Account according to specific guidelines or strategies except as may be required by Iowa or other state insurance laws.

The Separate Account is not registered under the Investment Company Act of 1940.

The General Account

Our general obligations and any guaranteed benefits under this Contract are supported by our General Account and are subject to Principal Life Insurance Company’s creditworthiness and claims paying ability. In the Annuitization phase, assets supporting annuity payments are held in the General Account. Assets in the General Account are not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Iowa Insurance Division and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Delay of Payments and Other Transactions

In general, we make payment of any amount due under the Contract within seven (7) days from the date we receive a request for payment in Good Order (or earlier if required by law). We generally process other transaction requests as of the close of the Valuation Day on which we receive them in Good Order. We reserve the right to delay payments for up to six months, as permitted by state law.

We also reserve the right to suspend or delay payment or processing of transactions under the following circumstances:

(i) the NYSE is closed (other than customary weekend and holiday closings);

(ii) trading on the NYSE is restricted;

(iii) an emergency exists such that we cannot calculate the Accumulated Value; or

(iv) during any other period when a regulator by order, so permits.

In addition, we reserve the right to defer payment of that portion of your Accumulated Value that is attributable to a Premium Payment made by check for a reasonable period of time (not to exceed 15 business days) to allow the check to clear the banking system.

Setting Cap Rates, Participation Rates and Annual Interest Rates

The Company retains the right to change the Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each new Segment Term at its discretion, subject to the minimum Cap Rate, minimum Participation Rate, and minimum crediting rate for each applicable Segment Option. The Company considers a number of factors when determining whether to make these changes.

We manage the market risk associated with our obligation to provide Segment Credits for Index-Linked
Segment Options in part by trading call and put options and other derivative instruments on the available indices.

The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rates and Participation Rates for future Segment Terms, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rate and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors or offered to you at Contract issuance.

We also consider various factors in determining the Buffer Rates and Floor Rates, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates and Floor Rates at our sole discretion, and the Buffer Rate or Floor Rate is guaranteed to never change on a particular Segment Option as long as the Segment Option is available.

Misstatement of Age or Gender

If the age or, where applicable, gender of the Annuitant has been misstated, we adjust the annuity benefit payment under your Contract to reflect the amount that would have been payable at the correct age and gender. If we make any overpayment because of incorrect information about age or gender, or any error or miscalculation, we deduct the overpayment from the next annuity benefit payment(s) due. Underpayments are added to the annuity benefit payment.

With regard to the Accumulation Phase of the Contract, we reserve the right to correct the Contract features to what they would have been based on the correct age and gender. We also reserve the right to take corrective action with respect to benefits that were paid out that shouldn’t have been.

Such a correction could include a change to the calculation of the death benefit or the Required Minimum Distribution amount for your Contract based on the correct age. If an overpayment of death benefits has already occurred based on the incorrect age, we may request return of the overpayment. If an underpayment of death benefits has already occurred based on the incorrect age, we will correct the underpayment. If a partial withdrawal to satisfy the Required Minimum Distribution amount of your Contract has already been taken, we will correct Contract values based on the partial withdrawal being taken based on the correct age.

Assignment

If your Contract is part of your qualified plan, IRA, SEP, or SIMPLE-IRA, you may not assign ownership.

You may assign ownership of your Non-qualified Contract. Each assignment is subject to any payments made or action taken by the Company prior to our notification of the assignment. We assume no responsibility for the validity of any assignment. An assignment or pledge of a Contract may have adverse tax consequences.

An assignment must be made in writing and filed with us at our Home Office. The irrevocable beneficiary(ies), if any, must authorize any assignment in writing. Your rights, as well as those of the Annuitant and beneficiary, are subject to any assignment on file with us. Any amount paid to an assignee is treated as a partial Surrender and is paid in a single payment.

The Company may refuse any assignment or transfer at any time on a non-discriminatory basis.

Contract Termination

We reserve the right to terminate the Contract and make a single payment (without imposing any charges) to you if your Accumulated Value at the end of the accumulation period is less than $2,000. Termination of the Contract will not unfairly discriminate against the Owner.

Reinstatement

Reinstatement is only available for full withdrawal of your Contract. You cannot reinstate a partial withdrawal or partial Annuitization.

If you have requested to replace this Contract with an annuity contract from another company and want to reinstate this Contract, the following apply:

•	we reinstate the Contract effective on the original Surrender date;

•	we apply the amount received from the other company (“reinstatement amount”) and the amount of the Surrender Charge you paid when you Surrendered the Contract;

•	the reinstatement amount is placed into an account with a fixed interest rate on the Valuation Day;

•	the reinstatement amount and any interest credited to it will be held in the fixed interest rate account until the next Segment Anniversary, at which point you can elect to transfer the amount to any available Segment Option(s), subject to any restrictions that were applicable under your original Contract;

•	commissions are not paid on the reinstated amounts; and

•	a new Data Page is sent to your address of record.

Telephone and Internet Services

If you elect telephone services or you elect internet services and satisfy our internet service requirements (which are designed to ensure compliance with federal UETA and E-SIGN laws), instructions for the following transactions may be given to us via the telephone or internet:

•	make Segment Option allocation changes prior to the initial Segment Start Date;

•	make Segment Option transfers;

•	address changes; and

•	Segment lock-ins.

Neither the Company nor the Separate Account is responsible for the authenticity of telephone service or internet transaction requests. We reserve the right to refuse telephone service or internet transaction requests. You are liable for a loss resulting from a fraudulent telephone or internet order that we reasonably believe is genuine. We follow procedures in an attempt to assure genuine telephone service and internet transactions. If these procedures are not followed, we may be liable for loss caused by unauthorized or fraudulent transactions. The procedures may include recording telephone service transactions, requesting personal identification (for example, name, address, security phrase, password, daytime telephone number, or birth date) and sending written confirmation to your address of record.

Instructions received via our telephone services and/or the internet are binding on both Owners if the Contract is jointly owned.

If the Contract is owned by a business entity or a trust, an authorized individual (with the proper password) may use telephone and/or internet services. Instructions provided by the authorized individual are binding on the Owner.

We reserve the right to modify or terminate telephone service or internet transaction procedures at any time. Whenever reasonably feasible, we will provide you with prior notice (by mail or by email, if previously authorized by you) if we modify or terminate telephone service or internet transaction procedures. In some instances, it may not be reasonably feasible to provide prior notice if we modify or terminate telephone service or internet transaction procedures; however, any modification or termination will apply to all contract owners in a non-discriminatory fashion.

Telephone Services

Telephone services are available to you. Telephone services may be declined on the application or at any later date by providing us with written Notice. You may also elect telephone authorization for your registered representative by providing us written Notice.

If you elect telephone privileges, instructions

•	may be given by calling us at 1-800-852-4450 while we are open for business (generally, between 8 a.m. and 6 p.m. Eastern Time on any day that the NYSE is open).

•	that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.

•	that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.

•	that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Internet

Internet services are available to you if you register for a secure login on the Principal Financial Group web site, www.principal.com. You may also elect internet authorization for your registered representative by providing us written Notice.

If you register for internet privileges, instructions

•	that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.

•	that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.

•	that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Important Information About Customer Identification Procedures

To help the government fight the funding of terrorism and money laundering activities, Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies for a Contract. When you apply for a Contract, we will ask for your name, address, date of birth, and other information that will allow us to verify your identity. We may also ask to see your driver’s license or other identifying documents.

If concerns arise with verification of your identification, no transactions will be permitted while we attempt to reconcile the concerns. If we are unable to verify your identity within 30 days of our receipt of your Premium Payment, the Contract will be terminated and any value surrendered in accordance with normal procedures.

We do not knowingly sell annuities that are for the benefit of a business/organization that is illegal under Federal and/or State law (such as a marijuana clinic), or a person who owns or receives income from such an entity or whose source of funds is illegal.

State Regulation

The Company is subject to the laws of the State of Iowa governing insurance companies and to regulation by the Iowa Insurance Division. An annual statement in a prescribed form must be filed by March 1 in each year covering our operations for the preceding year and our financial condition on December 31 of the prior Contract Year. Our books and assets are subject to examination by the Commissioner of Insurance of the State of Iowa, or the Commissioner’s representatives, at all times. A full examination of our operations is conducted periodically by the National Association of Insurance Commissioners. Iowa law and regulations also prescribe permissible investments, but this does not involve supervision of the investment management or policy of the Company.

In addition, we are subject to the insurance laws and regulations of other states and jurisdictions where we are licensed to operate. Generally, the insurance departments of these states and jurisdictions apply the laws of the state of domicile in determining the field of permissible investments.

Financial Statements and Independent Registered Public Accounting Firm

The consolidated financial statements of Principal Life Insurance Company are included in this prospectus. See 19. FINANCIAL STATEMENTS. The audited financial statements included herein have been audited by Ernst & Young LLP, independent registered public accounting firm, 801 Grand Avenue, Suite 3100, Des Moines, Iowa 50309, for the periods indicated in their reports. The financial statements should be considered only as they relate to our ability to meet our obligations under the Contract. They do not relate to the performance of the Segment Options.

Legal Proceedings

We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business.  While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our or principal underwriter’s business.  Additional disclosure concerning legal proceedings can be found in 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Litigation and Regulatory Contingencies” and 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Other Tax Information,” which are incorporated here by this reference.

Householding

To avoid sending duplicate copies of materials to Owners, only one copy of the applicable prospectus will be mailed to Owners having the same name and address on our records. The consolidation of these mailings, called householding, benefits us through reduced mailing expense. If you want to receive multiple copies of these materials, you may call us at 1-800-852-4450. You may also notify us in writing. Individual copies of prospectuses and reports will be sent to you within thirty (30) days after we receive your request to stop householding.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

17.	STATE VARIATIONS

APPENDIX C describes modifications to the information in this prospectus based on specific requirements by one or more state insurance departments as of the date of this prospectus.

18.	INFORMATION ABOUT THE COMPANY

Company’s Business

Principal Life Insurance Company (“PLIC”) along with its consolidated subsidiaries is a diversified financial services organization offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and insurance in the U.S. We are a direct wholly owned subsidiary of Principal Financial Services, Inc. (“PFS”), which in turn is a direct wholly owned subsidiary of Principal Financial Group, Inc. (“PFG”).

We offer a broad array of retirement and employee benefit solutions and individual insurance solutions to meet the needs of the business owners and their employees. We are a leading provider of defined contribution plans. We are also a leading employee stock ownership plan (“ESOP”) consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and pension risk transfer services. We are also one of the largest providers of specialty benefits insurance product solutions. We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the retirement and employee benefit markets.

Our Reportable Segments

We organize our businesses into the following reportable segments:

•	Retirement and Income Solutions and

•	U.S. Insurance Solutions.

We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 18, Segment Information for financial results of our segments.

On February 28, 2023, we announced that we will report the results of the Retirement and Income Solutions segment in total and not separated into Fee and Spread components. In addition, the U.S. Insurance Solutions segment name has been updated to Benefits and Protection. We will continue to report the results of Specialty Benefits and Life Insurance within the Benefits and Protection segment. We plan to implement these changes during 2023.

Reinsurance Transaction

During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, Ltd. (“Talcott Life & Annuity Re”), a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business (the “Reinsurance Transaction”). The economics of the Reinsurance Transaction were effective as of January 1, 2022. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 10, Reinsurance, for further details.

Retirement and Income Solutions Segment

Our asset accumulation activities in the U.S. date back to the 1940s when we first began providing pension plan products and services. We offer a comprehensive portfolio of products and services for retirement savings along with select products for retirement income:

•	To businesses of all sizes, we offer products and services for defined contribution plans, including 401(k) and 403(b) plans; defined benefit plans; nonqualified executive benefit plans; stock services, including ESOPs and equity compensation; and pension risk transfer services;

•	To large institutional clients, we also offer investment only products, including guaranteed investment contracts (“GICs”);

•	To employees of businesses and other individuals, we offer the ability to accumulate savings and provide an income stream for retirement and other purposes through mutual funds, individual variable annuities and bank products; and

•	To non-retirement businesses, we offer trust and custody services.

We organize our Retirement and Income Solutions operations into two business groupings:

•	Retirement and Income Solutions – Fee: includes workplace savings and retirement solutions (“WSRS”, formerly known as “full service accumulation”), trust and custody services and individual variable annuities; and

•	Retirement and Income Solutions – Spread: includes investment only, pension risk transfer, banking services and individual fixed annuities. As of September 30, 2021, we ceased sales of our individual fixed annuity products and the block of business existing as of January 1, 2022, was reinsured as part of the Reinsurance Transaction.

Retirement and Income Solutions – Fee

(i)	Workplace Savings and Retirement Solutions

We offer a wide variety of investment and administrative products and services for defined contribution plans, including 401(k) and 403(b) plans; defined benefit plans; nonqualified executive benefit plans and stock services, including ESOPs and equity compensation.

(a)	Products

WSRS products respond to the needs of plan sponsors seeking both administrative and investment services for defined contribution plans or defined benefit plans. The investment component of both the defined contribution and defined benefit plans may be in the form of a guaranteed account, separate account, a mutual fund offering or a collective investment trust. In addition, defined contribution plan sponsors may also offer their own employer securities as an investment option under the plan.

We deliver both administrative and investment services to our defined contribution plan and defined benefit plan customers through annuity contracts, collective investment trusts and mutual funds. Group annuity contracts and collective investment trusts used to fund qualified plans are not required to be registered with the United States Securities and Exchange Commission (“SEC”). Our mutual fund service platform is called Principal Advantage. It is a qualified plan service package based on a series mutual fund, Principal Funds, Inc. We offer investments covering the full range of stable value, equity, fixed income, real estate and international investment options. In addition, WSRS offers plan sponsors trust services through an affiliated trust company.

(b)	Markets and Distribution

We offer our WSRS products and services to plans, including qualified and nonqualified defined contribution plans and defined benefit plans. These products and services are offered to businesses of all sizes including plans sponsored by small and mid-sized businesses, which we believe remains underpenetrated, and large institutional clients. We distribute our WSRS products and services nationally, primarily through a captive retirement services sales force. Retirement services sales representatives are an integral part of the sales process alongside the referring consultant or independent advisor. We compensate retirement services sales representatives through a blend of salary and production-based incentives. We administer, on behalf of the plan, commission or fee payments to independent advisors, consultants and agents.

We have a staff of service and education specialists located across the U.S. These specialists play a key role in the ongoing servicing of plans by providing local services to our customers, such as reviewing plan performance, investment options and plan design; communicating the customers' needs and feedback to us and helping employees understand the benefits of their plans. The following summarizes our distribution channels:

•	We distribute our annuity-based products through intermediaries who are primarily state licensed individuals.

•	Principal Advantage platform is targeted at defined contribution plans through broker-dealer distribution channels. Principal Advantage gives us access to Financial Industry Regulatory Authority registered distributors who are not traditional sellers of annuity-based products and broadens opportunities for us in the investment advisor and broker-dealer distribution channels.

•	Through our Retire Secure strategy we provide financial education and other assistance to individual investors who are participants/members of employer-based accumulation solutions to help them achieve financial security.

We believe our approach to WSRS plan services distribution, which gives us a targeted sales and service presence, along with our offering of Principal® Total Retirement Solutions differentiates us from many of our competitors. We have also established a number of marketing and distribution relationships to increase the sales of our products and services.

(ii)	Individual Variable Annuities

Individual variable annuities, which are savings vehicles through which the customer makes one or more deposits of varying amounts and intervals, are offered to individuals.

(a)	Products

Our individual variable deferred annuities provide customers with the flexibility to allocate their deposits to mutual funds with variable and guaranteed options. Generally speaking, the customers bear the investment risk for the variable options and have the right to allocate their assets among various separate mutual funds. The value of the annuity fluctuates in accordance with the experience of the mutual funds chosen by the customer. For certain of our variable annuity products, customers have the option to allocate all or a portion of their account to our guaranteed option, in which case we credit interest at rates we determine, subject to contractual minimums.

For certain of our variable annuity products, customers may elect a living benefit guarantee (commonly known in the industry as a guaranteed minimum withdrawal benefit, or “GMWB”). We bear the GMWB investment risk. Our goal is to hedge the GMWB investment risk through the use of sophisticated risk management techniques. Our major source of revenue from individual variable annuities is mortality and expense fees we charge to the customer, generally determined as a percentage of the market value of the assets held in a separate investment sub-account.

(b)	Markets and Distribution

Our target markets for individual variable annuities include owners, executives and employees of small and medium-sized businesses and individuals seeking to accumulate and/or eventually receive distributions of assets for retirement. We market variable annuities to individuals for both qualified and nonqualified retirement savings.

We sell our individual variable annuity products primarily through our affiliated financial representatives and unaffiliated broker-dealer firms.

Retirement and Income Solutions – Spread

(i)	Investment Only

(a)	Products

The two primary products for which we provide investment only services are GICs and funding agreements.

GICs and funding agreements pay a specified rate of return. The rate of return can be a floating rate based on an external market index or a fixed rate. Our investment only products contain provisions disallowing or limiting early surrenders, including penalties for early surrenders and minimum notice requirements.

Deposits to investment only products are predominantly in the form of single payments. As a result, the level of new deposits can fluctuate from one fiscal quarter to another. The amounts earned by us are derived in part from the difference between the investment income earned by us and the amount credited to the customer.

(b)	Markets and Distribution

Funding agreements are issued directly to non-qualified institutions, the Federal Home Loan Bank of Des Moines (“FHLB Des Moines”) and unconsolidated special purpose entities. As part of our funding agreement-backed note programs, U.S. and foreign institutional investors purchase debt obligations from the special purpose entity which, in turn, purchases the funding agreement from us with terms similar to those of the debt obligations. The strength of this market is dependent on debt capital market conditions. As a result, our sales through this channel can vary widely from one quarter to another.

(ii)	Pension Risk Transfer

(a)	Products

Pension risk transfer products respond primarily to the needs of pension plan sponsors in the form of single premium group annuities, which are immediate or deferred annuities that provide a current or future specific income amount, fully guaranteed by us. The majority of our business originates from defined benefit plans that are being terminated. In these situations, the plan sponsor transfers all its obligations under the plan to an insurer by paying a single premium. Generally, plan sponsors restrict their purchases to insurance companies with superior or excellent financial quality ratings because the Department of Labor (“DOL”) has mandated that annuities be purchased only from the “safest available” insurers.

Since premium received from pension risk transfer products is generally in the form of single payments, the level of premiums can fluctuate depending on the number of large-scale annuity sales in a particular quarter.

(b)	Markets and Distribution

Our primary distribution channel for pension risk transfer products is comprised of several specialized home office sales consultants working through consultants and brokers that specialize in this type of business. Our sales consultants also make sales directly to institutions. Our nationally dispersed retirement services sales representatives act as a secondary distribution channel for these products.

(iii)	Banking Services

Principal Bank is a U.S. federal savings bank that was formed in February 1998. Principal Bank operates under a limited purpose charter and may only accept deposits held in a fiduciary capacity; however, it may not hold demand deposits. It also may not own commercial loans or originate loans.

(a)	Products

Individual retirement accounts are provided by Principal Bank, primarily funded by retirement savings rolled over from qualified retirement plans. Principal Bank offers Federal Deposit Insurance Corporation ("FDIC") insured cash solutions for customers in the form of savings accounts, money market accounts and certificates of deposit. The deposit products provide a relatively stable source of funding and liquidity for Principal Bank and are backed by purchases of investment securities and residential mortgage loans.

(b)	Markets and Distribution

Principal Bank offers products and services primarily to participants rolling out of qualified retirement plans largely serviced by affiliates of PFG. Principal Bank services customers by telephone, mail and internet and offers digital advice services through its subsidiary, Principal Advised Services, LLC.

(iv)	Individual Fixed Annuities

In 2021, we ceased sales of individual fixed annuity products, and in 2022, we reinsured the block of business existing as of January 1, 2022, with Talcott Life & Annuity Re as part of the Reinsurance Transaction. Annuitizations from existing products occurring after this date are not reinsured.

U.S. Insurance Solutions Segment

Our U.S. Insurance Solutions segment activities date back to 1879 when we first began selling individual life insurance products. We expanded our offering to include group insurance products in the 1940s and have continued to expand our product portfolio over time. We are uniquely positioned to protect businesses through our broad set of solutions, our expertise and the experiences we offer.

•	We protect their employees by offering a comprehensive set of employee benefits that helps recruit and retain talent including nonqualified deferred compensation, employer paid and voluntary group benefits, and guaranteed standard issue life and individual disability insurance.

•	We protect their business in the event of a death, disability or resignation of a key employee or future change in management through business owner solutions and disability solutions.

•	We protect business owners and their personal needs by helping maintain their lifestyle through life or disability insurance and building and protecting their retirement savings.

We organize our operations into two divisions: Specialty Benefits insurance and Individual Life insurance. However, we share key resources in our core areas such as strategic leadership, distribution, operations and marketing.

Specialty Benefits Insurance

Specialty Benefits insurance, which includes group dental, vision, life, critical illness, accident, paid family and medical leave (“PFML”), disability insurance and individual disability insurance, is an important component of the employee benefit offering at small and medium-sized businesses.

(i)	Products and Services

Group Dental and Vision Insurance. Our plans provide partial reimbursement for dental and vision expenses. In addition to indemnity and preferred provider organization dental offered on both an employer paid and voluntary basis, we offer a prepaid dental plan in Arizona through our Employers Dental Services, Inc. subsidiary. We also offer a discount dental product nationally. Our indemnity vision and our managed care vision products are offered on both an employer paid and voluntary basis.

Group Life and Other Insurance. Our group life insurance provides coverage to employees and their dependents for a specified period. We currently sell traditional group life insurance that does not provide for accumulation of cash values on both an employer paid and voluntary basis. Our group life insurance business remains focused on the traditional, annually renewable term product.

Group Disability Insurance. Our group disability insurance provides a benefit to insured employees who become disabled. In most instances, this benefit is in the form of a monthly income. Our group disability products include both short-term and long-term disability, offered on both an employer paid and voluntary basis. We also provide disability management services, called rehabilitation services, to assist individuals in returning to work as quickly as possible following disability. We work with disability claimants to improve the approval rate of Social Security benefits, thereby reducing payment of benefits by the amount of Social Security payments received. We also offer voluntary critical illness insurance, which provides a lump-sum cash benefit to pay for additional expenses associated with the five most common critical illnesses, and voluntary accident insurance, which pays a lump sum when covered injuries occur because of an accident. In 2021, we began selling PFML on a limited basis, which provides paid time off to care for specified family needs or an employee’s own serious health condition.

Individual Disability Insurance. Individual disability insurance has been sold since the early 1950s. Our individual disability insurance products provide income protection to the insured member and/or business in the event of disability. In most instances, this benefit is in the form of a monthly income. In addition to income replacement, we offer products to pay business-related costs such as overhead expenses for a disabled business owner, buy-out costs for business owners purchasing a disabled owner’s interest in the business, expenditures for replacement of a key person and business loan payments. We also offer a product to protect retirement savings in the event of disability.

Fee-for-Service. We offer administration of group dental, disability and vision benefits on a fee-for-service basis.

Individual Life Insurance

We specialize in providing solutions for small to medium-sized businesses to protect against risk and loss, assist with succession planning and wealth transfer and to build and protect wealth for retirement. We also provide solutions to meet the personal needs of business owners, executives and key employees. As of September 30, 2021, we narrowed our focus to the business market and ceased sales to the retail consumer market. In 2022, we reinsured our ULSG block of business with Talcott Life & Annuity Re as part of the Reinsurance Transaction.

(i)	Products and Services

Our Business Owner Solutions platform as well as our nonqualified deferred compensation offering combines administration and consulting to service our clients’ needs. We focus on the business and personal insurance needs of owners, executives and key employees of small and medium-sized businesses with an emphasis on providing insurance solutions for nonqualified executive benefits. We no longer market our products to retail customers. We offer a variety of individual life insurance products, both interest sensitive (including universal life, variable universal life and indexed universal life insurance) and traditional.

Interest Sensitive. We offer universal life, variable universal life and indexed universal life insurance products. These products offer the policyholder the option of adjusting both the premium and the death benefit amounts of the insurance contract. Universal life insurance typically includes a cash value account that accumulates at a credited interest rate based on the investment returns of the block of business. Variable universal life insurance is credited with the investment returns of the various investment options selected by the policyholder. Indexed universal life is credited with investment returns tied to an external index, subject to a contractual minimum and maximum.

After a deduction for policy level expenses, we credit net deposits to an account maintained for the policyholder. For universal life contracts, the entire account balance is invested in the general account. Interest is credited to the policyholder's account based on the earnings on general account investments, subject to contractual minimums. For variable universal life contracts, the policyholder may allocate the account balance among our general account and a variety of mutual funds underlying the contract. Interest is credited on amounts allocated to the general account in the same manner as for universal life. Net investment performance on mutual funds is allocated directly to the policyholder accounts; the policyholder bears the investment risk. For indexed universal life, the policyholder may allocate the account balance among our general account and two index accounts. Interest is credited on amounts allocated to the general account in the same manner as for universal life. Net investment performance on the index accounts is allocated directly to the policyholder accounts, subject to the contractual minimum and maximum. Some of our interest sensitive contracts contain what are commonly referred to as “secondary” or “no-lapse” guarantee provisions. These no-lapse guarantees keep the contract in force, even if the policyholder's account balance is insufficient to cover all of the contract charges, provided that the policyholder has continually paid a specified minimum premium. Starting in January 2021, we no longer market universal life insurance with lifetime secondary guarantee provisions.

Traditional Life Insurance. Traditional life insurance includes term, whole and adjustable life insurance products. Term insurance products provide a guaranteed death benefit for a specified period of time in return for the payment of a fixed premium. Whole life policies provide a guaranteed death benefit and a cash surrender value in return for payment of fixed premiums. Adjustable life insurance products provide a guaranteed benefit in return for the payment of a fixed premium while allowing the policyholder to set the coverage period, premium and face amount combination.

U.S. Insurance Solutions Markets and Distribution

For each of our products, administration and distribution channels are customized to meet customer needs and expectations for that product.

We market our group insurance products to small and medium-sized businesses, through brokers and consultants. We sell our group insurance products in all 50 states and the District of Columbia. We continually adapt our products and pricing to meet local market conditions and to comply with state and federal legislation. We market our fee-for-service capabilities to employers that self-insure their employees' dental, disability and vision benefits. We market our fee-for-service businesses in all 50 states and the District of Columbia.

The group insurance market continues to see a shift to voluntary/worksite products due to various pressures on employers. In keeping with this market change, which shifts the funding of such products from the employer to the employee, we continue to place an enhanced focus on our voluntary benefits platform. We believe the voluntary/worksite market presents growth opportunities and we will continue to develop strategies to capitalize on this expanding market.

Service representatives play a key role in servicing the case by providing local, responsive services to our customers and their brokers, such as renewing contracts, revising plans, solving administrative issues and communicating the customers' needs and feedback to us.

We sell our individual life and individual disability insurance products in all 50 states and the District of Columbia, primarily targeting owners, executives and key employees of small and medium-sized businesses. Our life insurance sales efforts focus on the Nonqualified Deferred Compensation and the Business Solutions market. This strategy offers solutions to address business owner financial challenges such as exiting the business, business transition, retaining key employees and retirement planning. Key employees also have needs to supplement retirement income, survivor income and business protection. We believe the Business Owner Solutions segment offers growth opportunities and we will continue to develop strategies to capitalize on this expanding market.

We distribute our individual life and individual disability insurance products through our affiliated financial representatives and independent brokers, as well as other marketing and distribution alliances. To meet the needs of the various marketing channels, particularly the independent brokers, we employ wholesale distributors — Regional Vice Presidents for nonqualified, business solutions and individual disability.

Corporate Segment

Our Corporate segment manages the assets representing capital that has not been allocated to any other segment. Financial results of the Corporate segment primarily reflect our financing activities (including financing costs), income on capital not allocated to other segments, inter-segment eliminations, income tax risks and certain income, expenses and other adjustments not allocated to the segments based on the nature of such items. Results of our exited group medical and long-term care insurance businesses are reported in this segment.

Competition

Competition is based on a number of factors including: customer segments, types of solutions, product features, service, go-to-market strategies, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, institutional trust companies, broker-dealers, insurers and retirement providers. Some of these companies may offer a broader array of products, more competitive pricing, greater diversity of distribution sources, better brand recognition or, with respect to insurers, higher financial strength ratings. Some may also have greater financial resources with which to compete or may have better investment performance at various times. We believe we distinguish ourselves from our competitors through:

•	the synergistic value of our diversified portfolio;

•	our ability to integrate solutions and services;

•	our focus on high growth markets;

•	our retirement expertise;

•	our expertise in targeted customer segments (i.e., small and medium-sized businesses) and

•	the power of our distribution relationships.

Regulation

Our businesses are subject to regulation and supervision by U.S. federal and state regulatory authorities, which can have a significant effect on our business. Our businesses are also affected by U.S. federal, state and local tax laws.

U.S. Insurance Laws and Regulations

We are subject to the insurance holding company laws in the states where our insurance companies are domiciled. We are domiciled in Iowa and our principal insurance regulatory authority is the Insurance Division of the Department of Commerce of the State of Iowa. Our other U.S. insurance companies are principally regulated by the insurance departments of the states in which they are domiciled. These laws generally require each insurance company directly or indirectly owned by the holding company to register with the insurance department in the insurance company’s state of domicile and to furnish financial and other information about the operations of the companies within the holding company system. Most states have insurance laws that require regulatory approval of a direct or indirect change in control of an insurer or an insurer’s holding company and laws that require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state.

Annually, our U.S. insurance companies must submit an opinion from a board-appointed qualified actuary to state insurance regulators, where licensed, on whether the statutory assets held backing statutory reserves are sufficient to meet contractual obligations and related expenses of the insurer. If such an opinion cannot be rendered noting the sufficiency of assets, the insurance company must set up additional statutory reserves drawing from available statutory surplus until such an opinion can be given.

State insurance departments have broad administrative powers over the insurance business, including insurance company licensing and examination, agent licensing, establishment of reserve requirements and solvency standards, premium rate regulation, admittance of assets to statutory surplus, policy form approval, unfair trade and claims practices regulation and other matters. State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies. See Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources in this section for further details.

In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners (“NAIC”) has established risk-based capital (“RBC”) standards. The standards require life insurers to submit a report to state regulators on an annual basis regarding their RBC based upon categories of risk including the following: asset risk, insurance risk, interest rate risk and business and operational risk. As of December 31, 2022, the statutory surplus of each of our U.S. life insurance companies exceeded the minimum RBC requirements.

The following authorities regularly make inquiries and conduct examinations or investigations regarding our compliance with applicable laws and regulations:

•	state and federal insurance regulatory authorities;

•	state and federal securities regulatory authorities;

•	federal agencies, such as the DOL;

•	state law enforcement agencies and

•	state attorneys general.

Each state has insurance guaranty association laws under which insurers doing business in a state can be assessed, up to prescribed limits, in order to cover contractual benefit obligations of insolvent insurance companies. The guaranty associations levy assessments on each member insurer in a jurisdiction on the basis of the proportionate share of the premiums written by such insurer in the lines of business in which the insolvent insurer is engaged. Some jurisdictions permit the member insurers to recover the assessments paid through full or partial premium tax offsets.

U.S. Executive Orders

The President of the United States manages the operations of the Executive branch of Government through Executive orders. As a U.S.-based business, we are subject to certain Executive orders that could affect our business, operations, regional footprint, risk management strategies and investments and increase our costs of compliance.

Securities Regulation

Insurance and investment products that require registration with the SEC, such as variable annuities, variable life insurance, registered index-linked annuities and some funding agreements that constitute securities are subject to securities laws and regulations, including U.S. state securities regulation as well as U.S. federal regulation under the SEC and other regulatory authorities. These regulations affect investment advice, sales and related activities for these products and the compliance oversight construct.

Employee Retirement Income Security Act

As we provide products and services for U.S. and Puerto Rico employee benefit plans, we are subject to regulation under the Employee Retirement Income Security Act (“ERISA”). ERISA provisions include reporting and disclosure requirements and standards of conduct.

Banking Regulation

Principal Bank, a wholly owned subsidiary, is a U.S. federal savings bank regulated by the Office of the Comptroller of the Currency. Principal Bank’s depositors are insured by the FDIC up to specified limits, making Principal Bank subject to certain of the FDIC’s regulations.

Trust Regulation

Delaware Charter Guarantee & Trust Company conducting business as Principal Trust Company, a wholly owned subsidiary, is a Delaware state chartered trust company regulated by the State of Delaware Office of the State Bank Commissioner. Principal Trust Company is subject to Delaware banking and trust law.

Environmental Regulation

As we own and operate real property, we are subject to U.S. federal, state and local environmental laws and could be subject to environmental liabilities and costs associated with required remediation of our properties. We routinely have environmental assessments performed for real estate being acquired or used as collateral for commercial mortgages we use for investment.

Risk Management

Like all financial services companies, we are exposed to a wide variety of financial, operational and other risks, as described in “Risk Factors.” We have formalized our enterprise risk management approach to enable us to have the right people, culture, tools, knowledge, information, processes and controls in place to effectively identify, measure, monitor, communicate and manage risks within established limits and risk tolerances. Enterprise Risk Management is a key component of our business model. It helps us:

•	Identify and successfully manage those risks that present profitable growth opportunities and avoid those that don’t.

•	Balance the sometimes-competing demands of our various constituencies; meet our customer obligations and satisfy regulatory requirements.

We utilize an integrated risk management framework to help us identify, assess, monitor, report, manage and aggregate our material risks within established risk appetites and risk tolerances. The framework delivers important perspective that is used in strategic and tactical decision making and is adaptable to changes in our businesses and in the external environments in which we operate. Our approach also requires a commitment to continuous improvement and ongoing validation.

Our governance structure includes Board of Directors oversight, internal risk committees, an enterprise risk management function and embedded risk professionals in our business units and functional areas.

Our internal risk committees meet on a regular and frequent basis to discuss various issues and review profile status. Each business unit has its own committee that is responsible for oversight of the material risks within the unit or area. These committees may include corporate leaders. We also have internal committees that provide oversight around a certain risk or group of related risks across the organization. This matrix approach helps us maintain comprehensive risk coverage and preserve an integrated view of risks. The Enterprise Risk Management Committee, comprised of members from the Executive Management Group, exercises enterprise-wide oversight for our most significant risk profiles.

The business units and functional areas have primary responsibility for identifying, assessing, monitoring, reporting and managing their own risks. Chief Risk Officers dedicated to each business unit, and the enterprise Chief Risk Officer and supporting staff are independent of the business areas and work closely with the objective and dedicated risk professionals in the business areas to provide objective oversight, framework enablement and aggregated risk analysis. This results in a model where risk management can be closer to actual risks while also facilitating effective oversight and consolidation at the enterprise level.

Internal Audit provides independent, risk-based and objective assurance and advice designed to add value and improve our operations. It helps us accomplish our objectives by bringing a systematic, disciplined approach to evaluate and improve the effectiveness of risk management, internal control and governance processes; and by promoting continuous improvement. The Chief Internal Auditor reports functionally to the Board Audit Committee and administratively to the enterprise Senior Vice President and Chief Risk Officer.

Risk appetites, tolerances and limits have been established from an enterprise-wide and business unit perspective for specific risk categories, where appropriate. We monitor a variety of risk metrics on an ongoing basis and take the appropriate steps to manage our established risk appetites and tolerances. Quarterly risk reporting provides a feedback loop between business units, functional areas, our internal risk committees and the enterprise risk management function. This reporting also includes perspectives on emerging risk. To the extent potentially significant business activities or operational initiatives are considered, analysis of the possible impact on our risk profile takes place. This analysis includes, but is not limited to, the capital implications; the impact on near term and long-term earnings; the ability to meet our targets with respect to return on equity, liquidity, debt/capital, cash coverage, business risk and operational risk; and the impact to our reputation.

Human Capital

We do not have employees of our own, but rather are provided our personnel by an affiliate, Principal Workforce, LLC (“Principal Workforce”). As of December 31, 2022, Principal Workforce employed approximately 11,900 people. These employees work from many locations across multiple businesses and are united behind a common purpose: to help more people and businesses gain greater access to financial security. We start by listening to our customers to understand their needs, goals and barriers. From there, we leverage our expertise to provide the guidance, products and experiences to create opportunities for more people to save, invest and protect their financial futures. Our purpose serves as a foundation for attracting, retaining and developing a workforce motivated by quality employment and purposeful work.

In 2022 we continued to acquire top talent amid a tight labor market. Our flexible work arrangements allowed leaders access to diverse talent. We have a long history of supporting employees’ work arrangement needs; and, as we emerge from the COVID-19 pandemic, we continue to offer flexibility to our teams. We are clear that our top priorities remain the needs of our customers and our business, and we rely on our leadership community to manage the flexibility and work arrangements of our workforce while effectively enabling these top priorities.

We invest in the growth and development of our employees in a variety of ways, including through experiential learning, relationships with colleagues, formal programming and just-in-time resources. We curate learning content that aligns with enterprise priorities to ensure employees have the skills necessary to contribute to our success now and into the future. These investments also make certain that our employees can develop the skills most critical to their current and future career aspirations. We continue to pilot new programs that help onboard new hires and enable all our employees to navigate their career. Additional targeted development opportunities exist for leaders and employees identified as high potential talent.

We know a diverse workforce and inclusive culture make us stronger, which is why we strive to provide a work environment where every employee feels welcomed, respected and has an opportunity to thrive. We are committed to providing our leaders with regular implicit bias and inclusive leadership training, with the goal of establishing better-connected teams and enabling thoughtful decision-making.

Internally, we measure the progress of our diversity, equity and inclusion efforts in multiple ways, including through a Diversity Index comprised of predominantly objective metrics. We also survey employees about their sense of belonging and report the results through our Global People Inclusion Index. The results of our Diversity Index and Global People Inclusion Index help us to measure company-wide performance. In 2022, we continued to partner with an external consultant to conduct an annual pay equity study; we believe the results of this study place us in a best-in-class category as compared to financial services industry peers.

We continuously strive to evolve our human capital policies and processes. To better understand and improve upon talent trends, in 2022 we implemented a single, people scorecard, where we report employee data on retention, learning, hiring, engagement and productivity. We also piloted company-wide exit surveys for employees and leaders, enabling us to better understand turnover trends and rationale. Leaders conducted proactive employee stay conversations and quarterly performance check-ins. In addition, we actively monitored our Engagement Index, which is a clear indicator of employee engagement across the organization. These tools allowed us to gather insights and create actions to manage turnover, including through tailored development opportunities and compensation increases for roles in high demand. Our customer focus, commitment to ethical practices, continuous learning opportunities and inclusive environment drive a strong culture where employees can thrive.

Our competitive total rewards offerings are also critical components of our Principal Workforce employee value proposition. The programs for the broader employee population include our employee stock purchase plan and our annual incentive program. For select roles, we offer a long-term incentive plan, which is a stock-based compensation plan. Critical talent and high performing employees are eligible to receive stock awards under our discretionary stock program. Retirement programming for U.S. employees includes eligibility for our 401(k) plan, with a robust company match. Additionally, employees are eligible to participate in a cash balance defined benefit plan. We also offer our Principal Workforce employees a comprehensive suite of health and welfare benefits, designed to support them through all stages of their career and life. We put a special emphasis on employee wellbeing by offering a wide range of programming aimed at improving overall health, including a state-of-the-art wellness center at our headquarters and gym reimbursement at other locations.

In addition to providing competitive total rewards, we provide our global workforce a myriad of opportunities to support their communities and causes that are important to them. We encourage in-person and virtual volunteerism through our volunteer time off policy. As an example of this, in 2022, Principal Workforce employees helped map areas most vulnerable to natural disasters to improve and increase humanitarian aid at times of crisis. In addition, our teams logged significant miles walking, running and rolling to raise money for global disaster relief organizations. At the Community Learning Center housed at our headquarters in Des Moines, Iowa, employees have ready access to a variety of volunteer opportunities, including the ability to mentor students, provide professional development coaching and teach technology and coding skills. A generous Dollars for Doers program provides employees a microgrant credit based on annual volunteer hours recorded, enabling employees to contribute earned credits to any nonprofit they choose. We also offer a giving program through which the company provides a 50% match on employee monetary contributions, with the company match going directly to the organization to which a Principal Workforce employee has donated.

Properties

As of December 31, 2022, we owned properties in our home office complex in Des Moines, Iowa and leased space for various offices located throughout the U.S. We believe that our owned and leased properties are suitable and adequate for our current business operations.

Use of Proceeds

The Company will use proceeds for any permissible corporate purpose.

Directors and Executive Officers

Directors of the Company

Jonathan S. Auerbach, 60, Independent Director

Committee: Nominating and Governance

Jonathan Auerbach serves as PayPal’s Executive Vice President, Chief Strategy, Growth and Data Officer. In this capacity, Jonathan leads PayPal’s Global Strategy, Acquisitions, Partnerships, Advanced Analytics and Data Science, Growth Marketing, and Corporate Affairs teams. In addition, Jonathan serves as strategic advisor to PayPal’s operations in China and is responsible for the company’s Blockchain, Crypto and Digital Currencies business unit. He also chairs PayPal’s Operating Group. He is on the Board of Principal Financial Group and serves on the Finance, and Nominating and Governance Committees. He is also on the Board of the National Committee of US-China Relations and a member of the Council of Foreign Relations.

Skills and Qualifications: Mr. Auerbach has executive level experience in consumer, executive compensation, financial services, human resources and talent management, international, marketing, mergers & acquisitions, retail consumer, strategic planning, sustainability/ESG and technology.

Education: Bachelor's degree from Dartmouth College, and a B.A. and M.A. from Oxford University.

Mary E. Beams, 67, Independent Director

Committee: Audit

Public Directorships/Past 5 Years: Principal Financial Group (Member of Audit and Finance Committees), FNZ Trust U.S. Board (Chair of the Board), The Long Term Stock Exchange Group (Board member), Salesforce (Strategic Advisory Board Member for America’s), Mount Auburn Hospital – the Beth Israel Lahey System (Board Member and Member of Finance Committee)

Former Public Directorships/Past 5 Years: Ms. Beams is the current CEO of the Long Term Stock Exchange, BrightSphere Investment Group (Audit and Compensation Committees), Aretec (Parent of Cetera Advisors) (Chair of Audit Committee, Member of Risk and Compensation Committees)

She served as the CEO of Retirement Solutions at Voya Financial Inc. from 2011 until 2015. She also served as Counselor at the Department of State from June to December 2017. Prior to joining Voya, she served as President and CEO of TIAA CREF Individual & Institutional Services, LLC from 2004 to 2010; Partner and President, Global Business Development, Head of Scudder Offshore Business, President, Scudder U.S. Brokerage Services, and Head of U.S. Direct Retail Businessfrom 1997 to 2003, Senior Managing Director of Fleet Investment Advisors, Inc. from 1993 to 1997; Director of the Consumer Card Group of American Express Company from 1988 to 1993; and Senior Vice President of Retail Banking of Citibank from 1984 to 1988.

Skills and Qualifications: Ms. Beams has executive level experience in accounting and finance, asset and investment management, retail consumer, institutional, executive compensation, financial services, human resources and talent management, international, marketing, distribution, mergers and acquisitions, product development, risk management, strategic planning, sustainability/ESG, and technology.

Education: Bachelor's degree in English from Boston College, a Certificate of Special Studies in Strategic Planning from Harvard University, and an M.B.A. in Marketing and Finance from Columbia University.

Jocelyn Carter-Miller, 65, Independent Director

Committees: Human Resources (Chair), Nominating and Governance, and Executive

Public Directorships: Principal Financial Group (Member of Human Resources (Chair), Nominating and Governance, and Executive Committees), Arlo Technologies, Inc. (Audit Committee, Chair of Compensation Committee); Interpublic Group of Companies, Inc. (Audit and Executive Committees, Corporate Governance and Social Responsibility Chair), Backblaze, Inc. (Compensation Committee Chair, Audit Committee member, and Nomination and Governance Committee member)

Former Public Directorships/Past 5 Years: Netgear, Inc. (Audit and Compensation Committees)

Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company’s marketing for its 846 superstores, contract, catalog and e commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East, and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel, Inc. She serves on nonprofit boards and is a NACD National Board Member and a former President of the League of Women Voters of Broward County. Ms. Carter Miller was a 2013 NACD Directorship 100 Honoree, a Savoy Power 300: 2016/2021 Most Influential Black Corporate Directors, a 2017 Directors & Boards Director to Watch, and a 2018 Most Influential Corporate Directors by Womens Inc. Jocelyn also leads Jocelyn Carter-Miller, LLC, a business consulting firm.

Skills and Qualifications: In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in accounting and finance, brand management, retail consumer, executive compensation, advertising, sales, multinational companies, international operations, human resources and talent management, marketing, mergers and acquisitions, product development, project management, strategic planning, sustainability/ESG, technology and leadership development and training. She also has passed the certified public accountant exam.

Education: Bachelor's degree in Accounting from the University of Illinois and an M.B.A. in Finance and Marketing from the University of Chicago.

Michael T. Dan, 72, Independent Director

Committees: Human Resources, and Nominating and Governance

Mr. Dan was Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, from 1999 until 2011. The Brink's Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011. Prior to joining Brink's, Mr. Dan served as President of Armored Vehicle Builder, Inc. He is on the Board of Principal Financial Group and serves on the Human Resources, and Nominating and Governance Committees.

Skills and Qualifications: In addition to leading and being responsible for financial management of Brink’s, Mr. Dan has executive level experience in accounting and finance, executive compensation, financial services, human resources and talent management, international operations, marketing, mergers and acquisitions, product development, risk management, and strategic planning.

Education: Studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

Roger C. Hochschild, 58, Independent Director

Committee: Nominating and Governance (Chair)

Public Directorships: Discover Financial Services

Mr. Hochschild has been Chief Executive Officer and President of Discover Financial Services since October 1, 2018. Prior to that, he was President and Chief Operating Officer of Discover Financial Services since 2004. He served as the Chief Administrative Officer, Executive Vice President and Chief Strategy Officer of Morgan Stanley from 2001 to 2004, Chief Marketing Officer of Discover Financial Services from 1998 to 2001 and a Senior Executive Vice President of MBNA America Bank from 1994 to 1998. He has been a Director for Chicago Public Media since October of 2016. He is on the Board of Principal Financial Group and serves on the Finance, and Nominating and Governance (Chair) Committees.

Skills and Qualifications: Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, executive compensation, financial services, human resources and talent management, marketing, mergers & acquisitions, product development, risk management, strategic planning. and Sustainability/ESG.

Education: Bachelor's degree in economics from Georgetown University, and an M.B.A. from the Amos Tuck School at Dartmouth College.

Daniel J. Houston, 61, Chairman, President and Chief Executive Officer – Principal Life Insurance Company and Principal Financial Group

Committee: Executive (Chair)

Mr. Houston has been Chairman, President and Chief Executive Officer of the Company and Principal Life Insurance Company (“Principal Life”) since 2016. Prior to that, he was President and Chief Executive Officer from August 2015—May 2016. He served as President and Chief Operating Officer from November 25, 2014—August 17, 2015. He joined Principal Life in 1984 and had several management positions, being named Senior Vice President in 2006 and President of Retirement and Income Solutions in 2008. He is on the Board of Principal Financial Group and serves on the Executive Committee (Chair). He is past Chairman of the board of directors of the American Council of Life Insurers and also serves on the boards of the Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean’s Advisory Council, Partnership for a Healthier America and Community Foundation of Greater Des Moines.

Skills and Qualifications: Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses, and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, talent management marketing and sales, and mergers and acquisitions.

Education: Bachelor's of Science degree from Iowa State University.

Scott M. Mills, 54, Lead Independent Director

Committees: Audit, Human Resources, and Executive

Mr. Mills has been Lead Director since January 2020.

Mr. Mills has been President and Chief Executive Officer of BET Networks since September 2021. Prior to that, he was President of BET Networks from 2018 through September 2021, Executive Vice President and Chief Administrative Officer of Viacom, Inc. from 2015 through 2017 and Executive Vice President of Human Resources and Administration from 2012 to 2015. Prior to that, he was President and Chief Operating Officer of Viacom’s BET Networks unit, where he previously served as Chief Financial Officer and President of Digital Media. He worked in investment banking and served as Deputy Treasurer for the City of Philadelphia before joining BET. He is on the Board of Principal Financial Group and serves on the Audit, Human Resources, and Executive Committees.

Skills and Qualifications: Mr. Mills has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management marketing, product development, strategic planning and technology.

Education: Bachelor's degree in economics from the Wharton School of the University of Pennsylvania.

H. Elizabeth Mitchell, 61, Independent Director

Committee: Audit

Ms. Mitchell was CEO of Renaissance Reinsurance U.S. Inc and its predecessor Platinum Underwriters Reinsurance Inc from 2007, and president from 2005, until her retirement in 2016. Prior to that role, she held various other executive positions at the firm and its penultimate predecessor St. Paul Re, Inc, beginning in 1993. Prior to Renaissance Re/Platinum/St. Paul, she was an actuary at English & American Insurance Group and Tillinghast/Towers Watson (now Willis Towers Watson). She is on the Board of Principal Financial Group and serves on the Audit and Finance Committees.

She is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Also a National Association of Corporate Directors (NACD) Certified Director.

Claudio N. Muruzabal, 62, Independent Director

Committees: Human Resources, and Nominating and Governance

Mr. Muruzabal is President of SAP, Cloud Success Services. With over 25 years of experience heading large technology organizations, he joined SAP in August 2015 and was previously President of SAP EMEA South and Chairman of SAP Latin America & Caribbean. Prior to this date he was CEO of NEORIS for ten years and evolved the Latin American born company into a global management and IT consulting business. Previously, he was Vice President of Teradata Corporation in Latin America and the Caribbean and worked at NCR Corporation for over 20 years, where he held various senior executive positions.

A strong advocate of education and an entrepreneurial mindset as a means to advance social wellbeing and economic growth, Muruzabal serves as Americas Co-Chair of nonprofit Junior Achievement. He is on the Board of Principal Financial Group and serves on the Human Resources, and Nominating and Governance Committees. He is also a Board Member of the Council of the Americas, and has been recognized consecutively from 2016-2020 with the HITEC 50 Award, as one of the top 50 most influential and notable Hispanic Professionals in IT Industry. In 2019, he was recognized by the Council of the Americas organization with the “Technology Leader of the Year” Bravo Award.

Skills and Qualifications: Mr. Muruzabal has executive level experience in accounting & finance, retail consumer, executive compensation, human resources and talent management, international, marketing, mergers & acquisitions, product development, strategic planning, sustainability/ESG and technology.

Education: Bachelor's degree from the Catholic University of Argentina with double major in Business Administration and Accounting and Global Executive M.B.A. from The Fuqua School of Business at Duke University.

Diane C. Nordin, 64, Independent Director

Committee: Audit (Chair)

Public Directorships: Principal Financial Group (Member of Audit (Chair) and Finance Committees), Fannie Mae (Vice Chair of the Board, member Audit, Risk Policy and Executive Committees, Chair of the Compensation Committee)

Ms. Nordin was a partner of Wellington Management Company, LLP, a private asset management company, from December 1995 to December 2011, having originally joined Wellington in 1991. Throughout her tenure, Ms. Nordin’s responsibilities spanned product management, client relationship management and ultimately the oversight of Wellington’s Fixed Income group where she was responsible for approximately 20 investment approaches and 130 investors globally. During her time at Wellington, Ms. Nordin served as Vice Chair of the Compensation Committee and Audit Chair of the Wellington Management Trust Company in addition to other committee service throughout her tenure. Prior to joining Wellington, she worked at Fidelity Investments and Putnam Advisory. She was a governor of the CFA Institute from 2016-2022 where she was also past Chair of the Board of Governors as well as the Audit, Risk and Nominations Committee and served as a member of the Risk, Executive and People and Culture Committees and as Chair of the Governance Committee.

Ms. Nordin is a Director of Fannie Mae (since 2013) where she serves as Vice Chair of the Board, member of the Executive, Audit and Risk Policy Committees and chairs the Compensation Committee. Also, she is a director of Antares Capital, where she is Chair of the Compensation Committee (since 2016). Ms. Nordin is an Emeritus Trustee of Wheaton College (2010 present) where she chaired the Investment Committee and served on the Audit Committee and was appointed Trustee of Financial Analysts Foundation (2022). She formerly served as a Board member, Executive and Compensation Committee member and Investment Committee Chair of the Appalachian Mountain Club, the oldest conservation organization in the United States. Ms. Nordin also serves on the NY State Common Fund Investment Advisory Committee in a pro bono capacity.

Skills and Qualifications: In addition to her extensive experience in the asset management business, Ms. Nordin has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management, international operations, marketing, product development, risk management and strategic planning.

Education: Bachelor's degree from Wheaton College (MA). Ms. Nordin is a Chartered Financial Analyst.

Blair C. Pickerell, 66, Independent Director

Committee: Nominating and Governance

Public Directorships: Principal Financial Group (Member of Finance, and Nominating and Governance Committees), Link Real Estate Investment Trust (Nomination Committee and Chair of the Remuneration Committee); Dah Sing Banking Group Limited (Chair of the Risk Management, Compliance, and Audit Committee); First Pacific Company Limited (Finance and Corporate Governance Committees)

Former Public Directorships/Past 5 Years: Dah Sing Financial Holdings Limited

Mr. Pickerell served as Head of Asia of Nikko Asset Management from 2010 to 2014 and Chairman Asia from 2014 to 2015. From 2007 to 2010, he was CEO, Asia, at Morgan Stanley Investment Management. He has also served as Chief Executive, Asia Pacific, of HSBC Asset Management and as Chairman of Jardine Fleming Funds.

Mr. Pickerell’s current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong; on the International Advisory Council of the Faculty of Business and Economics of The University of Hong Kong; and Chairman of the Harvard Business School Association of Hong Kong.

Skills and Qualifications: In addition to his extensive leadership record in the investment and asset management and financial services industries, Mr. Pickerell has executive level experience in accounting and finance, asset and investment management, retail consumer, executive compensation, financial services, human resources and talent management, international, marketing, mergers & acquisitions, product development, risk management, strategic planning and sustainability/ESG. He is fluent in Mandarin Chinese.

Education: Bachelor's and master's degrees from Stanford University and an M.B.A. from Harvard Business School.

Clare S. Richer, 64, Independent Director

Committees: Audit, and Executive

Public Directorships: Principal Financial Group (Member of Audit, Finance (Chair), and Executive Committees), Bain Capital Specialty Finance Co. (member of the Audit, Compensation and Nominating/Governance Committees), State Street Global Advisors SPDR ETF Mutual Funds (member of the Audit Committee), Trustee of the University of Notre Dame (member of the Compensation, Investment, Finance and Executive Committee), and the Alzheimer’s Association, MA/NH.

Ms. Richer was Chief Financial Officer of Putnam Investments from 2008-2017 and has more than 25 years of investment management experience. Prior to joining Putnam, Ms. Richer held several roles at Fidelity Investments from 1983-2008.

Skills and Qualifications: In addition to having deep experience in governance, compliance and risk in highly volatile, heavily scrutinized environments, Ms. Richer has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management, product development, risk management, strategic planning and technology.

Education: B.B.A. from University of Notre Dame.

Alfredo Rivera, 62, Independent Director

Committees: Audit and Human Resources

Mr. Rivera is currently a Senior Advisor at the Coca-Cola Company (until he will retire on March 31, 2023) after serving as President of the North America Operating Unit of The Coca Cola Company from 2020 until December 31, 2022. In his previous role, he helped lead the company’s transformation to emerge stronger as a total beverage company, enabled by a globally networked organization. Mr. Rivera has been a veteran of the global Coca Cola system for 38 years and joined The Coca Cola Company in 1997. Prior to his current role he served as President, Latin America from 2016-2020, President, Latin Center Business Unit from 2013-2016, Vice President of Operations Mexico from 2006-2012 and prior to 2006 held other global positions with Coca Cola. He is on the Board of Principal Financial Group and serves on the Audit and Human Resources Committees.

Skills and Qualifications: Mr. Rivera has executive level experience in accounting and finance, retail consumer, executive compensation, human resources and talent management, international, marketing, strategic planning, sustainability/ESG, and technology.

Education: Bachelor's degree and MBA from the University of Southern Mississippi and completed the Advanced Management Program at Harvard Business School.

Director Compensation

The Company does not pay any compensation to its directors specific to their services as directors of the Company.

Executive Officers and Other Key Members of Senior Management

The following information is furnished with respect to the Company’s executive officers, each of whom is elected by and serves at the pleasure of the Board of Directors, as well as other members of senior management.

Thomas W. Y. Cheong, 55, has been Executive Vice President of the Company since January 2021 and President, Principal Asia of the Company since March 2019. Thomas is from Singapore and is located in the Company’s Hong Kong office. Previously, he was Senior Vice President of the Company from March 2019 to December 2020 and served as Vice President, Head of North Asia of the Company from January 2015 to February 2019. Prior to that time, he held several leadership roles in various Asia markets at Manulife Financial Corporation from October 2009 to December 2014 and Prudential UK from October 2000 to September 2009.

Amy C. Friedrich, 52, has been President of U.S. Insurance Solutions since May 2017. Prior to that time, she was Senior Vice President of the Specialty Benefits insurance division of U.S. Insurance Solutions since 2015, and Vice President of Specialty Benefits since 2008.

Patrick G. Halter, 64, has been the president of Asset Management for the Company since 2018 since September 2018. Prior to that time, he served as Chief Operating Officer of Principal Global Investors, since 2016 and was Chief Executive Officer for Principal Real Estate Investors, the dedicated real estate unit of Principal Global Investors, since 2003.

Daniel J. Houston, 61, has been a director of the Company and President and Chief Executive Officer of the Company since August 2015. Prior to that date, he held the same positions except was Chief Operating Officer (and not Chief Executive Officer) since November 2014. Previously, he served as President, Retirement, Insurance and Financial Services of the Company since 2010. He was President, Retirement and Income Solutions of the Company from 2008 until 2010, and was Executive Vice President, Retirement and Income Solutions of the Company from 2006 to 2008.

Kathy B. Kay, 61, has been Senior Vice President and Chief Information Officer of the Company since May 2020. Prior to that date, she was Senior Vice President and Chief Information Officer of Pacific Gas & Electric Company from 2015 to 2020. Previously, she served as Enterprise Chief Technology Officer at SunTrust from 2012 to 2015, Senior Vice President, Business Technology Services of Comerica Bank from 2007 to 2012 and Director, Application Development and Support, OnStar of General Motors from 1984 to 2007.

Christopher J. Littlefield, 56, has been President, Retirement and Income Solutions of the Company since April 1, 2022. Prior to that date, he was Executive Vice President and General Counsel of the Company since January 2020. Prior to that date, he was President and Chief Executive Officer of Fidelity & Guaranty Life Insurance Holdings from October 2014 to December 2018. Previously, he served as President and Chief Executive Officer of Aviva USA Corporation from February 2009 to October 2013 and served as Chief Operating Officer of Aviva USA Corporation from February 2008 to September 2009. Prior to that, he served as Executive Vice President, General Counsel and Secretary of AmerUS Group Co. from January 2006 to February 2008.

Kenneth A. McCullum, 58, has been Senior Vice President and Chief Risk Officer of the Company since September 2020. Prior to that date, he was Vice President and Chief Actuary since April 2015. Prior to that time, he served as Executive Vice President responsible for business development and in force management at Delaware Life Insurance Company from August 2013 to April 2015 and Senior Vice President responsible for managing the life and annuity businesses at Sun Life Financial from April 2010 to August 2013. Previously, he held several positions at the Hartford from August 1994 to April 2010, including leading its institutional investment products division and serving as Chief Actuary of its legacy holdings division.

Deanna D. Strable-Soethout, 54, has been Executive Vice President and Chief Financial Officer of the Company since February 2017. Prior to that date, she was Executive Vice President of the Company and Principal Life since September 2016 and President, U.S. Insurance Solutions of the Company since March 2015. Prior to that, she served as Senior Vice President of the Company since 2006.

Roberto A. Walker, 57, has been Executive Vice President of the Company since January 2021 and President, Principal Latin America since January 2011. Prior to his current position, he held several leadership roles within the Company including Chief Operating Officer of Principal International Latin America from October 2007 to February 2011, Head of Fund Management overseeing Latin America and Asia mutual funds and asset management from January 2005 to September 2007, Country Head for Principal Mexico from November 1998 to December 2004 and Chief Information Officer and Chief Financial Officer of Principal Chile from September 1996 to October 1998.

Jon N. Couture, 57, has been Executive Vice President and Chief Human Resources Officer (CHRO) of the Company since June 4, 2018. He oversees all aspects of human resources for more than 18,500 employees worldwide. Couture has more than 25 years of experience in human resources. Previously, he was the Executive Vice President–human resources for consumer lending, payments, virtual channels, operations, and innovation at Wells Fargo. Prior to Wells Fargo, Couture was Senior Executive Vice President of human resources for HSBC North America Holdings, Inc. He's held various CHRO and senior human resources leadership roles in a variety of industries and is a veteran of the U.S. Air Force.

Natalie Lamarque, 46, has been Executive Vice President, General Counsel and Secretary of the Company since July 18, 2022. Prior to this role, she was employed by New York Life Insurance Company, where she held various positions, including senior vice president and general counsel. Prior to that she served as an Assistant U.S. Attorney for the Southern District of New York in the Criminal Division. She was also an associate at Debevoise and Plimpton, LLP in the white collar group. She started her career as a federal district court and court of appeals law clerk.

Bethany A. Wood, 59, has been Executive Vice President and Chief Marketing Officer of the Company since July 2019. In her role, she also serves as Chair of the Company’s ESG (Environmental, Social and Governance) Task Force and Chair of the Principal® Foundation. Prior to joining the Company, she was Vice President and Chief Marketing Officer of the individual businesses for Guardian Life Insurance in New York City. Her responsibilities included leading digital marketing transformation across the life, disability, annuity, and wealth management businesses in support of the company’s general agency system, its 3,000 financial representatives and their respective clients. She held this role since 2016. Before that, she served as Second Vice President, life, and agency marketing at Guardian since 2010.

Noreen M. Fierro, 58, has been Senior Vice President and Chief Compliance Officer of the Company since February 21, 2022. Prior to joining the Company, she was Chief Compliance Officer for BetMGM. Before serving in that role Fierro spent five years as Chief Ethics and Compliance Officer at Guardian Life from 2016 to 2021, where she also served as co-executive sponsor of Guardian’s Women’s Leadership Network and was an advisory member of their Enterprise Inclusion and Diversity Council. Prior to Guardian, she held a number of different compliance leadership roles at Prudential from 2006 to 2016, including Chief Compliance Officer, retirement solutions, group benefits; Global Anti-corruption Compliance Officer; and Corporate Anti-money Laundering and OFAC Sanctions Compliance Officer.

Teresa Hassara, 60, has been Senior Vice President - Workplace Savings and Retirement Solutions for the Company since August 1, 2022. Prior to joining the Company she held significant leadership roles in the retirement industry, most recently as President of FuturePlan by Ascensus from April 2021 to August 2022. Prior to that, she was head of Workplace Solutions for MassMutual from 2017 to 2020. Prior to that, she was President, Institutional Retirement Business, Member, Corporate Executive Management Team from 2010 to 2016.

Kara M. Hoogensen, 49, has been Senior Vice President – Specialty Benefits for the Company since March 2020, where she is in charge of Specialty Benefits for U.S. Insurance Solutions (USIS). Prior to that role she was Vice President of Group Benefits in USIS since August 2017. From 2015 to 2017 she was president and CEO of Principal Securities, Inc., the Company’s retail broker-dealer. Prior to that she was chairman, president, and CEO of Principal Bank® and Principal Trust Company® from 2014 until 2015.

In 2018, she was named to the board of directors for Limelight Health, Inc., a quoting, underwriting, and proposal platform for the employee benefits industry, and served from 2018 until the company was acquired in August 2020.

Dennis J. Menken, 59, has been Senior Vice President and Chief Investment Officer of the Company’s general account since March 7, 2015. He joined the Company in 1994. Prior to his current role, he held a variety of portfolio management and credit underwriting positions at Principal Global Investors®, the asset management arm of Principal. His background also includes a position as an auditor at Deloitte & Touche.

Srinivas D. (Sri) Reddy, 46, has been Senior Vice President – Retirement and Income Solutions since September 4, 2018. He is responsible for the Income Solutions businesses, which includes Pension Risk Transfer, Retail Annuities, Principal Bank® and Principal® Custody Solutions.

Prior to joining Principal®, he was the head of the investments and retirement income businesses for Prudential Retirement from. Before that, he led all the product lines for USAA’s investment management and life insurance companies and held several roles at ING where his experience ranged from managing wholesale and direct distribution groups to product development in both the defined contribution business as well as the rollover & retirement income business. Previously, he served as a consultant with Ernst & Young.

He has served on various industry and regulatory groups including as the chair, vice-chair and council member of the Employee Retirement Income Security Act (ERISA) Advisory Council at the United States Department of Labor from 2017 to 2019 and currently is on the board of directors of the Insured Retirement Institute.

Nate Schelhaas, 48, has been Senior Vice President and Actuary – Head of Life Protection Solutions at the Company since October 9, 2021. He has been with Principal for 25 years and has held multiple roles. Prior to his current role he had served as VP and Actuary, Individual Life for the Company since March 2017. His designations include FSA and MAAA.

Anthony Shea Treadway, 44, has been Senior Vice President of the distributions for U.S. Insurance Solutions Distribution at the Company since November 2022. He is a 20-year veteran of the insurance industry, with significant experience as a strategic distribution leader focused on technology solutions, small business, and key client management. Prior to joining the Company, he spent his career with Unum serving in various distribution and leadership roles, including most recently as Senior Vice President of Field and Market Development at Colonial Life, Vice President of Unum small business, and Regional Vice President of sales and client management.

Executive Compensation

Principal Life Insurance Company (the "Company") does not have any employees of its own, but rather is provided its executive officers and other personnel by an affiliate, Principal Workforce, LLC ("Principal Workforce"), pursuant to the Personnel Utilization and Administrative Services Agreement, dated December 17, 2021, between the Company and Principal Workforce (the “Personnel Agreement"). All personnel providing services to the Company, including executive officers, are employees of Principal Workforce (or, in very limited cases, affiliates that are not subsidiaries of the Company) and Principal Workforce has legal responsibility for paying compensation earned by, or otherwise paid to, its executive officers. See “Transactions with Related Persons” for more information about the Personnel Agreement.  The Human Resources Committee of the Company’s parent, Principal Financial Group, has primary responsibility for determining all compensation for the Company’s executive officers, and all other compensation.

Securities Ownership of Certain Beneficial Owners and Management

The Company is a wholly-owned subsidiary of Principal Financial Services, Inc. and an indirect wholly-owned subsidiary of Principal Financial Group, Inc. None of our directors or executive officers beneficially owns shares of the Company’s stock.

Transactions with Related Persons

[To be updated by amendment]

Pursuant to a Personnel Utilization and Administrative Services Agreement dated December 17, 2021, between Principal Life Insurance Company (the Company) and Principal Workforce, LLC (Principal Workforce), Principal Workforce furnishes the Company with personnel as requested by the Company.  As is the case with other affiliates of the Company and Principal Workforce, the Company is allocated a certain amount of the costs associated with Principal Workforce’s employees, including the Company’s executive officers, and the Company is responsible for funding the employee costs allocated to the Company.  For 2022, the amount the Company funded in connection with the allocation attributed to the Company was approximately [to be added by Amendment].

The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company’s Related Party Transaction Policy (the “Policy”). At each quarterly meeting, the Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company’s Related Party Transaction Policy is publicly available at www.principal.com.

Company Related Risk Factors

Summary of Risk Factors

This section provides a summary of the risks that may impact our performance in the future. For details of our various risk factors and their impacts, see Risk Factors Discussion in this section.

Our risk factors are organized into the following categories: 1) Risks relating to economic conditions, market conditions and investments, 2) Risks relating to estimates, assumptions and valuations, 3) Risks relating to laws, regulations and taxation, 4) Risks relating to our business and 5) General risks.

Risks relating to economic conditions, market conditions and investments

In general, economic and market conditions can cause variability in the following factors: demand for our products and services, short-term and long-term interest rates, inflation and deflation, equity returns, credit spreads, liquidity of investments, level of premiums and deposits, level of delinquencies and defaults, level of claims, level of surrenders and withdrawals, and foreign exchange rates. The net effect of this variability can include reductions in business volumes, reductions in revenues, additional operating expenses, reductions or volatility in net income, inability to meet liquidity needs, inability to access capital and increased cost of capital.

Risks relating to estimates, assumptions and valuations

We use financial models to price our products, calculate reserves and other actuarial balances, value our investments and determine the amount of allowances or impairments taken on our investments. These models include the use of methodologies, assumptions and estimates. If actual experience is different than our models, our financial results could be impacted. This could impact the timing of our net income or adversely affect our results of operations and financial condition.

When we issue our 2023 audited financials, we will adopt authoritative guidance that will update certain requirements in the accounting for long-duration insurance and annuity contracts. This guidance will change the way we calculate the liability for future policy benefits on traditional and limited-payment contracts, will result in measuring market risk benefit (“MRB”) assets and liabilities at fair value and will change the amortization method used for deferred acquisition cost (“DAC”) asset and other actuarial balances. Applicable risks relating to estimates, assumptions and valuations have considered this guidance.

Risks relating to laws, regulations and taxation

Many different regulatory bodies govern our company. We are required to comply with securities laws; insurance regulations; employee benefit plan regulations; financial services regulations; U.S. tax regulations; environmental, social and governance (“ESG”) requirements; and cybersecurity and privacy regulations. Complying with the various regulations can increase our cost of doing business, limit our available capital or impact how we do business. We could also face potential fines or reputational risk if we do not comply. In addition, changes in tax laws can reduce sales of certain tax-advantaged products or increase our operating expenses. Changes in accounting standards may adversely impact reported results of operations and financial condition. Litigation and tax audits can increase costs and create adverse publicity.

Risks relating to our business

Business risks include risks associated with competition, products, fraud, external business partner relationships and acquisitions. In general, the risks related to our business can cause variability in the following factors: demand for our products and services, level of premiums and deposits, level of claims and level of surrenders and withdrawals. The net effect of this variability can include reductions in business volumes, disruptions in business operations, reductions in revenues, increased claims or operating expenses, reduced economic activity, reductions or volatility in net income or adverse effects on our results of operations and financial condition.

General risks

These risks are of a general nature and include the risk of catastrophic event; the risk of climate change; the risk of technological and societal changes; reputational risk; intellectual property risk; risks associated with attracting, developing and retaining qualified employees; the risk of interruptions in information technology, infrastructure or other systems; loss of key vendor relationships and risks associated with our enterprise risk management framework. General risks can result in reductions in business volumes, reductions in revenues, additional operating expenses, reductions or volatility in net income, or adverse effects on our results of operations and financial condition.

Risk Factors Discussion

Risks relating to economic conditions, market conditions and investments

(i)	Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital.

Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by volatility, uncertainty and disruption in the capital and credit markets.

We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, is believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. However, withdrawal and surrender levels may differ from anticipated levels for a variety of reasons, such as changes in economic conditions or changes in our claims paying ability and financial strength ratings. For additional information regarding our exposure to interest rate risk and the impact of a downgrade in our financial strength ratings, see “—Changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period” and “—A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.” In addition, mark-to-market adjustments on our investments and derivative instruments may lead to fluctuations in our reported capital. Volatility, uncertainty or disruptions in the capital or credit markets may result in the need for additional capital to maintain a targeted level of U.S. statutory capital relative to the NAIC’s RBC requirements. In the event our current internal sources of liquidity do not satisfy our needs, we may have to seek additional financing and, in such case, we may not be able to successfully obtain additional financing on favorable terms or at all. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as customers’ or lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; fund redemption requests on insurance or other financial products; generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, utilize available internal resources or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility and liquidity.

In addition, we maintain credit facilities with various financial institutions as a potential source of excess liquidity. These facilities are in place to bridge timing in cash flows to minimize the cost of meeting our obligations, particularly during periods when alternative sources of liquidity are limited. Our ability to borrow funds under these facilities is conditioned on our satisfaction of covenants and other requirements contained in the facilities. Our failure to comply with these covenants, or the failure of lenders to fund their lending commitments, would restrict our ability to access these credit facilities and, consequently, could limit our flexibility in meeting our cash flow needs.

For further discussion on liquidity risk management, see Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section.

(ii)	Conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy in the U.S. Continued adverse economic conditions may result in a decline in our revenues and erosion of our profit margins. In addition, in the event of extreme prolonged market events and economic downturns, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, inflation levels and our ability to manage inflation risk effectively all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment, negative investor sentiment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, reductions in employment levels of our existing employer customers may result in a reduction in membership levels and premium income for our specialty benefits products. Participants within the retirement plans for which we provide administrative services may elect to reduce or stop their payroll deferrals to these plans, which would reduce revenues. In addition, reductions in employment levels may result in a decline in employee deposits into retirement plans. Adverse changes in the economy could affect net income negatively and could have a material adverse effect on our business, results of operations and financial condition.

(iii)	Volatility or declines in the equity, bond or real estate markets may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income.

Because the revenues of our asset accumulation business are, to a large extent, based on account values, a decline in equity, bond or real estate markets will decrease our revenues. Turmoil in these markets could lead investors to withdraw from these markets, decrease their rates of investment or refrain from making new investments, which may reduce our revenues and net income.

For further discussion on equity risk management, see 18. INFORMATION ABOUT THE COMPANY – Quantitative and Qualitative Disclosures About Market Risk.

(iv)	Changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period.

During periods of declining interest rates or prolonged low interest rates, the interest rates we earn on our assets may be lower than the rates assumed in pricing our products, thereby reducing our profitability. For some of our products, such as GICs and funding agreements, we are unable to lower the rate we credit to customers in response to the lower return we will earn on our investments. In addition, guaranteed minimum interest rates on our life insurance and annuity products may constrain our ability to lower the rate we credit to customers. Declining interest rates may also lead to a reduction in revenues related to our trust and custody business. Declining interest rates may result in increases in our reserves and other actuarial balances, potentially reducing net income or other comprehensive income (“OCI”). During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that we own, which would force us to reinvest the proceeds at lower interest rates. Furthermore, declining interest rates may reduce the rate of policyholder surrenders and withdrawals on our life insurance and annuity products, thus increasing the duration of the liabilities and creating asset and liability duration mismatches. Low interest rates may also increase the cost of hedging our GMWB rider. Declining interest rates or a prolonged low interest rate environment may also result in changes to the discount rate used for valuing our other postretirement employee benefit (“OPEB”) obligation, which could negatively impact our results of operations and financial condition. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates and a prolonged period of low interest rates may increase the statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves. Declining interest rates may cause a decrease in the value of MRB assets and an increase in the value of MRB liabilities and other liabilities held at fair value on our consolidated statements of financial position, potentially reducing net income or OCI.

Increases in market interest rates may also adversely affect our results of operations, financial condition and liquidity. During periods of increasing market interest rates, we may offer higher crediting rates on our insurance and annuity products in order to keep these products competitive. Because returns on our portfolio of invested assets may not increase as quickly as current interest rates, we may have to accept lower spreads, thus reducing our profitability. Rapidly rising interest rates may also result in an increase in policy surrenders, withdrawals and requests for policy loans as customers seek to achieve higher returns. In addition, rising interest rates may cause a decrease in the value of financial assets held at fair value on our consolidated statements of financial position. We may be required to sell assets to raise the cash necessary to respond to an increase in surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of our DAC asset relating to these products. Rising interest rates may also cause a decline in the value of the fixed income assets we manage, resulting in a reduction in our fee revenue in the short term. In addition, a significant increase in interest rates may cause a reduction in the fair value of intangible assets in our reporting units, potentially leading to an impairment of goodwill or other intangible assets.

For further discussion about interest rate risk management, see 18. INFORMATION ABOUT THE COMPANY – Quantitative and Qualitative Disclosures About Market Risk.

Our exposure to credit spreads primarily relates to market price variability and reinvestment risk associated with changes in credit spreads. A widening of credit spreads would cause unrealized losses in our investment portfolio, would increase losses associated with credit-based derivatives we have sold that do not qualify or have not been designated for hedge accounting where we assume credit exposure and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher allowances. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on our results of operations or financial condition.

(v)	The elimination of the London Inter-Bank Offered Rate (“LIBOR”) may affect the value of certain derivatives and floating rate securities we hold or have issued and the profitability of certain real estate lending activity or businesses.

In March 2021, the United Kingdom’s Financial Conduct Authority announced that LIBOR will no longer be published on a representative basis after December 31, 2021, with the exception of the most commonly used tenors of U.S. dollar LIBOR, which will no longer be published on a representative basis after June 30, 2023. The transition to other reference rates may affect the value of certain derivatives and floating rate securities we hold, floating rate securities we have issued and the profitability of certain real estate lending activity. Additionally, pricing activities, models and the profitability of certain businesses may also be impacted.

The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), began publishing in April 2018 a Secured Overnight Financing Rate (“SOFR”) as the replacement rate for U.S. dollar LIBOR. In March 2022, federal legislation was enacted to provide a statutory framework to replace LIBOR with a benchmark rate based on SOFR in many contracts that do not have fallback provisions or that have fallback provisions resulting in a replacement rate based on LIBOR.

The effect of any changes to LIBOR or discontinuation of LIBOR on new or existing financial instruments, liabilities or operational processes will vary depending on a number of factors. Examples of potential factors include, but are not limited to: fallback provisions in contracts; adoption of replacement language in contracts where such language is currently absent; legislative remedies that address fallback provisions; potential changes in spreads causing valuation changes; treatment of hedge effectiveness and impacts on models and systems. We have been and will continue to identify, assess and monitor market and regulatory developments; assessing agreement terms and continue to execute our operational readiness.

(vi)	Our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues and net income.

(a)	An increase in defaults or write-downs on our fixed maturities portfolio may reduce our profitability.

We are subject to the risk that the issuers of the fixed maturities we own will default on principal and interest payments. An increase in defaults on our fixed maturities portfolio could harm our financial strength and reduce our profitability.

(b)	An increased rate of delinquency and defaults on our commercial mortgage loans, including balloon maturities with and without amortizing payments, may adversely affect our profitability.

Our commercial mortgage loan portfolio faces both delinquency and default risk. An increase in the delinquency rate of, and defaults under, our commercial mortgage loan portfolio could harm our financial strength and decrease our profitability.

Our investment operations include commercial mortgage loans with balloon payment maturities. A balloon maturity is a loan with all or a meaningful portion of the loan amount due at the maturity of the loan. The default rate on commercial mortgage loans with balloon payment maturities has historically been higher than commercial mortgage loans with a fully amortizing loan structure. Since a significant portion of the principal is repaid at maturity, the amount of loss on a default is generally greater than fully amortizing commercial mortgage loans. An increase in defaults on balloon maturity loans as a result of the foregoing factors could harm our financial strength and decrease our profitability.

(c)	Mark-to-market adjustments on equity securities, trading securities and derivative instruments may reduce our profitability or cause volatility in our net income.

Our investment portfolio includes equity securities, trading securities and derivative instruments that are reported at fair value on the consolidated statements of financial position with changes in fair value reported in net income. Mark-to-market adjustments on these investments may reduce our profitability or cause our net income to vary from period to period. We anticipate that acquisition and investment activities may increase the number and magnitude of these investments in the future.

(d)	We may have difficulty selling our privately placed fixed maturities, mortgage loans and real estate investments because they are less liquid than our publicly traded fixed maturities.

We hold certain investments that may be less liquid than our publicly traded fixed maturities, such as privately placed fixed maturities, mortgage loans and real estate investments. If we require significant amounts of cash on short notice, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest possible price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance we will be able to sell them for the prices at which we have recorded them, and we may be forced to sell them at significantly lower prices.

(e)	The impairment of derivative counterparties could adversely affect us.

We use derivative instruments to hedge various risks we face in our businesses. See 18. INFORMATION ABOUT THE COMPANY – Quantitative and Qualitative Disclosures About Market Risk. We enter into a variety of derivative instruments with a number of counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, clearinghouses, exchanges and other institutions. For transactions where we are in-the-money, we are exposed to credit risk in the event of default of our counterparty. We establish collateral agreements with nominal thresholds for a large majority of our counterparties to limit our exposure. However, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the derivative exposure. With regard to our derivative exposure, we have over-collateralization requirements on the portion of collateral we hold, based on the risk profile of the assets posted as collateral. We also have exposure to these financial institutions in the form of unsecured debt instruments and equity investments. Such losses or impairments to the carrying value of these assets may materially and adversely affect our business and results of operations.

(f)	Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our derivative transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. We are also required to post collateral in connection with funding agreements with the FHLB Des Moines, reinsurance agreements, and various other transactions. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets. Such payments could have an adverse effect on our liquidity. Furthermore, with respect to any such payments, we will have unsecured risk to the counterparty as these amounts are not required to be segregated from the counterparty’s other funds, are not held in a third party custodial account and are not required to be paid to us by the counterparty until the termination of the transaction.

(g)	Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments.

Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may harm our financial strength and reduce our profitability. Under the laws of several states and other jurisdictions, contamination of a property may give rise to a lien on the property to secure recovery of the costs of cleanup. In some states, this kind of lien has priority over the lien of an existing mortgage against the property, which would impair our ability to foreclose on that property should the related loan be in default. In addition, under the laws of some states and under the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, we may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan held by us, if our agents or employees have become sufficiently involved in the hazardous waste aspects of the operations of the related obligor on that loan, regardless of whether or not the environmental damage or threat was caused by the obligor. We also may face this liability after foreclosing on a property securing a mortgage loan held by us. This may harm our financial strength and decrease our profitability.

(h)	Regional concentration of our commercial mortgage loan portfolio in California may subject us to losses attributable to economic downturns or catastrophes in that state.

We have a concentration of commercial mortgage loans in California so we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to catastrophes, including but not limited to earthquakes, that may affect the region. While we generally do not require earthquake insurance for properties on which we make commercial mortgage loans, we do take into account property specific engineering reports, construction type and geographical concentration by fault lines in our investment underwriting guidelines. If economic conditions in California deteriorate or catastrophes occur, we may in the future experience delinquencies or defaults on the portion of our commercial mortgage loan portfolio located in California, which may harm our financial strength and reduce our profitability.

(i)	Gross unrealized losses may be realized or result in future credit losses, resulting in a reduction in our net income.

Fixed maturities that are classified as available-for-sale (“AFS”) are reported on the consolidated statements of financial position at fair value. Unrealized gains or losses on AFS securities, excluding those in fair value hedging relationships, are recognized as a component of accumulated other comprehensive income (“AOCI”) and are, therefore, excluded from net income. The accumulated change in fair value of the AFS securities is recognized in net income when the gain or loss is realized upon the sale of the asset or in the event that the decline in fair value requires an allowance for credit loss. Realized losses or credit losses may have a material adverse impact on our net income in a particular quarterly or annual period.

(j)	Fluctuations in foreign currency exchange rates could adversely impact our profitability and financial condition.

We issue foreign currency-denominated funding agreements to nonqualified investors in the institutional market or invest in foreign currency-denominated investments. The associated foreign currency exchange risk in each instance is hedged or managed to specific risk tolerances. For further discussion on foreign currency exchange risk, see 18. INFORMATION ABOUT THE COMPANY – Quantitative and Qualitative Disclosures About Market Risk.

Risks relating to estimates, assumptions and valuations

(i)	Our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions that are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition.

Fixed maturities, equity securities and derivatives represent the majority of assets and liabilities reported at fair value on our consolidated statements of financial position, excluding separate account assets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value estimates are made based on available market information and judgments about the financial instrument at a specific point in time. Considerable judgment is often required to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

For additional information on our valuation methodology, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements.

During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain securities, for example collateralized mortgage obligations and collateralized debt obligations, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, the valuation process may require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments may be ultimately sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments require significant judgment and are revised as conditions change and new information becomes available. Additional impairments may need to be taken or allowances provided for in the future, and the ultimate loss may exceed management’s current loss estimates.

Additionally, our management considers a wide range of factors about the instrument issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the instrument and in assessing the prospects for recovery. Inherent in management’s evaluation of the instrument are assumptions and estimates about the operations of the issuer and its future earnings potential. For further information regarding our impairment and allowance methodologies, see Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Valuation and Allowance for Credit Loss of Fixed Income Investments in this section.

(ii)	Any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition.

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the years in which the basis differences reverse. We are required to evaluate the recoverability of our deferred tax assets each quarter and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more−likely−than−not to be realizable. In determining the need for a valuation allowance, we consider many factors, including future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in prior carryback years and implementation of any feasible and prudent tax planning strategies management would employ to realize the tax benefit.

Inherent in the provision for income taxes are estimates regarding the deductibility of certain items, the timing of income and expense recognition and the current or future realization of operating losses, capital losses, certain tax credits and future enacted changes in applicable tax rates as well as the tax base. In the event these estimates differ from our prior estimates due to the receipt of new information, we may be required to significantly change the provision for income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated financial statements in the year these estimates change. A further significant decline in value of assets incorporated into our tax planning strategies could lead to an increase of our valuation allowance on deferred tax assets having an adverse effect on current and future results.

For additional information, see Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Income Taxes in this section.

(iii)	We may face losses on our insurance and annuity products if our actual experience differs significantly from our pricing and reserving assumptions.

The profitability of our insurance and annuity products depends significantly upon the extent to which our actual experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The premiums we charge and the liabilities we hold for future policy benefits are based on assumptions reflecting a number of factors, including the amount of premiums we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, mortality, morbidity, lapse rates and expenses. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot precisely determine the amounts we will ultimately pay to settle these liabilities, the timing of such payments, or whether the assets supporting the liabilities, together with any future premiums, will be sufficient to satisfy the liabilities. As a result, we may experience volatility in the level of our profitability and our reserves from period to period. To the extent that actual experience is less favorable than our underlying assumptions, we may have to update our assumptions and increase our liabilities, which may harm our financial strength and reduce our profitability.

Our results of operations may also be adversely impacted if our actual investment earnings differ from our pricing and reserve assumptions. Changes in economic conditions may lead to changes in market interest rates or changes in our investment strategies, either of which could cause our actual investment earnings to differ from our pricing and reserve assumptions.

For additional information on our insurance reserves, see Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Insurance Reserves in this section.

(iv)	The pattern of amortizing our DAC asset and other actuarial balances may change, impacting both the level of our DAC asset and other actuarial balances and the timing of our net income.

Amortization of our DAC asset and other actuarial balances depends on several assumptions, including but not limited to, mortality and policy lapse. Due to the uncertainty associated with establishing these assumptions, we cannot, with precision, determine the exact pattern of amortization. To the extent actual experience emerges less favorably than expected, the amortization pattern of our DAC asset and other actuarial balances may be adjusted, which may impact the timing of our net income.

For additional information, see Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Deferred Acquisition Costs and Other Actuarial Balances in this section.

Risks relating to laws, regulations and taxation

(i)	Changes in laws or regulations may reduce our profitability or impact how we do business.

Our businesses are subject to comprehensive regulation and supervision throughout the U.S. We are also impacted by federal legislation and administrative policies in areas such as securities laws, employee benefit plan regulations, financial services regulations and U.S. federal taxation. Changes in laws or regulations or the interpretation thereof could significantly increase our compliance costs and reduce our profitability. Failure to comply with applicable regulations may expose us to significant penalties, the suspension or revocation of licenses to conduct business and reputational damage.

On December 29, 2022, the SECURE 2.0 Act of 2022 (“SECURE 2.0”) was enacted and includes a number of changes to the U.S. retirement system. While we are still evaluating SECURE 2.0, if proper implementation does not occur or if the provisions are less favorable than anticipated, the full benefits expected from the legislation may be reduced.

(a)	Changes in insurance regulations may reduce our profitability.

We and our insurance subsidiaries are subject to extensive supervision and regulation. In particular, in the U.S., the laws of the various states establish insurance departments with broad powers to supervise and regulate insurance companies. The supervision and regulation relate to numerous aspects of our business and financial condition, including insurance company laws that apply to various transactions between our insurance companies and subsidiaries and other affiliates. The primary purpose of insurance regulation is to protect policyholders, not stockholders or creditors.

State insurance regulators, federal regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future. New interpretations of existing laws and the passage of new legislation may harm our ability to sell new policies, increase our claims exposure on policies we issued previously and adversely affect our profitability and financial strength.

State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment are beyond our control, the liabilities we have established for these potential assessments may not be adequate. In addition, regulators may change their interpretation or application of existing laws and regulations.

The NAIC regularly reviews and updates its U.S. statutory reserve and RBC requirements. Changes to these requirements may increase the amount of reserves and capital our U.S. insurance companies are required to hold and may adversely impact our ability to pay dividends or other distributions to our parent. See Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section for a discussion of regulatory restrictions on our ability to pay dividends or other distributions. In addition, changes in statutory reserve or RBC requirements may adversely impact our financial strength ratings. See the risk factor entitled “A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition” for a discussion of risks relating to our financial strength ratings.

The NAIC continues to implement a principle-based reserving (“PBR”) approach to valuation of life insurance and annuities. In recent years, the PBR framework has been implemented for life insurance and variable annuities. Regulators plan to implement PBR for non-variable annuities in the next few years. The ultimate financial impact of these changes is uncertain, but they could result in more volatile and less predictable reserve and capital levels for these products.

We have implemented, or may implement at any time, reinsurance transactions utilizing affiliated reinsurers and highly rated third parties to finance a portion of the reserves for our term life insurance policies, universal life insurance policies with secondary guarantees and participating life insurance policies. Our ability to enter into new reserve financing transactions will continue to be dependent on the cost and forms of financing available in the market and our ability to obtain required regulatory approvals. For additional information regarding our use of affiliated reinsurance transactions, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 17, Statutory Insurance Financial Information.

The NAIC is pursuing a variety of reforms to its RBC framework, which could increase our capital requirements for our U.S. insurance businesses. Changes to the charge for mortality risk were adopted in 2022.

The NAIC has adopted a group capital calculation. This calculation is not intended to be a regulatory capital requirement, but it will be used by regulators in their supervisory process and could create an additional data point for regulators to consider in evaluating our capital position.

(b)	Changes in federal and state securities laws may reduce our profitability.

Our asset accumulation and life insurance businesses are subject to various levels of regulation under federal and state securities laws. For example, insurance and investment products such as variable annuities, variable life insurance, registered index-linked annuities and some funding agreements that constitute securities are subject to securities laws and regulations, including state securities regulation as well as federal regulation under the SEC and other regulatory authorities. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. Changes to these laws or regulations, or the interpretation thereof, that restrict the conduct of our business could significantly increase our compliance costs and reduce our profitability.

(c)	Changes in employee benefit regulations may reduce our profitability.

We provide products and services to certain employee benefit plans that are subject to ERISA or the Internal Revenue Code of 1986, as amended. The U.S. Congress has, from time to time, considered legislation relating to changes in ERISA to permit application of state law remedies, such as consequential and punitive damages, in lawsuits for wrongful denial of benefits, which, if adopted, could increase our liability for damages in future litigation. In addition, reductions in contribution levels to defined contribution plans may decrease our profitability.

The DOL is expected to initiate a planned regulatory project that includes evaluation of its prohibited transaction exemptions relating to fiduciary investment advice and a new rulemaking initiative related to the definition of fiduciary. Proposed rules are anticipated to be released in the near future. Similarly, some states may change their insurance and securities laws and/or regulations to address personalized investment advice. New states may adopt an updated NAIC model regulation, which made best interest enhancements to its existing annuity suitability model. Continuing related state fiduciary or “best interest” legislation and/or regulation could occur in 2023.

(d)	Financial services regulatory reform may reduce our profitability, impact how we do business or limit our ability to engage in certain capital expenditures.

On July 21, 2010, the Dodd-Frank Act became law. The Act made extensive changes to the laws regulating financial services firms and required various federal agencies to adopt a broad range of new implementation rules and regulations, including those surrounding the use of derivatives. Some aspects of Dodd-Frank continue to be implemented, and there are some efforts to eliminate or adjust certain elements of the law. Uncertainty remains regarding the continued implementation of and potential adjustments to Dodd-Frank and it is uncertain whether changes to Dodd-Frank will result in a material effect on our business operations.

(e)	Changes in cybersecurity or privacy regulations may increase our compliance costs, limit our ability to gain insight from data and lead to increased scrutiny.

We collect, process, store, share, disclose and use information from and about our customers, plan participants and website and application users, including personal information and other data. Any actual or perceived failure by us to comply with our privacy policies, privacy-related obligations to customers or third parties, data disclosure and consent obligations or privacy or cybersecurity-related legal obligations may result in governmental enforcement actions, litigation or public statements critical of us. Such actual or perceived failures could also cause our customers to lose trust in us, which could have an adverse effect on our business.

Restrictions on data collection and use may limit opportunities to gain business insights useful to running our business and offering innovative products and services.

We are subject to numerous federal and state regulations regarding the privacy and security of personal information. These laws vary widely by jurisdiction. The laws and regulations that affect our business include, but are not limited to the U.S. federal, state and local data protection laws such as the New York Department of Financial Services Part 500 cybersecurity requirements for financial services companies, the California Consumer Privacy Act and California Privacy Rights Act, and the European Union General Data Protection Regulation. Regulations such as these, which are designed to protect privacy and prevent misuse of personal information, are complex and change frequently. The public, consumer and privacy advocates, legislatures and regulators are increasingly concerned about the collection, use and sharing of personal data, especially personal information that may be deemed sensitive, such as U.S. Social Security Numbers, financial information, behavioral data, and biometric and health data. Additional legislative or regulatory action in the United States could further regulate our collection, use, sharing and other processing of personal data. Changes in existing cybersecurity and privacy regulations or the enactment of new regulations may increase our compliance costs and failure to comply with these regulations may lead to reputational damage, fines or civil damages and increased regulatory scrutiny.

(f)	Our financial results may be adversely impacted by environmental, social and governance requirements.

Our financial and operational results could be impacted by emerging risk and changes to the regulatory landscape in areas like ESG requirements. While we closely monitor and respond to topics like social, environmental, and demographic changes that include longer lifespans, income and wealth inequalities, environmental challenges and opportunities to expand access to the financial system across all segments of the population, updated and changing regulatory and societal environment requirements could impact financial and operational results.

Changes and uncertainty in U.S. legislation, policy or regulation regarding climate risk management or other ESG practices may result in higher regulatory costs, compliance costs and increased capital expenditures, and changes in regulations may impact security asset prices, resulting in realized or unrealized losses on our investments. Physical risks and transitional risks could increase the company’s cost of doing business. Actual or perceived failure to adequately address ESG expectations of our various stakeholders could lead to a tarnished reputation and loss of customers and clients and could negatively impact our access to capital.

(g)	Changes in tax laws could increase our tax costs and reduce sales of our insurance, annuity and investment products.

Many of the insurance, annuity and investment products we issue receive favorable tax treatment under current U.S. federal income tax laws. Changes in U.S. federal income tax laws could reduce or eliminate the tax advantages of certain of our products, thus making these products less attractive to our customers. This may lead to a reduction in sales and deposits, which may adversely impact our profitability.

In addition, we benefit from certain tax items, including but not limited to, dividends received deductions, tax credits, tax-exempt bond interest and insurance reserve deductions. From time to time, the U.S. Congress, as well as state and local governments, consider legislative changes that could reduce or eliminate the benefits associated with these and other tax items. The Organisation for Economic Co-operation and Development has released proposed policies around base erosion and profit shifting and modernizing global tax systems originally designed to only account for physical presence. Our profitability could be negatively impacted as legislation is adopted by participating countries. We continue to evaluate the impact potential tax reform proposals may have on our future results of operations and financial condition.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA 2022”) was enacted by the U.S. government. IRA 2022 contains several provisions, including the implementation of a new corporate alternative minimum tax (the Book Minimum Tax, or “BMT”), which are effective January 1, 2023. Uncertainty remains regarding the continued implementation of and potential adjustments to IRA 2022 and it is uncertain whether IRA 2022 will result in a material effect on our business operations, profitability, or our ability to engage in certain capital expenditures.

For a further discussion of tax matters, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes.

(ii)	Changes in accounting standards may adversely affect our reported results of operations and financial condition.

Our consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). From time to time, we are required to adopt new or revised accounting standards issued by the Financial Accounting Standards Board (“FASB”). The required adoption of future accounting standards may adversely affect our reported results of operations and financial condition and may result in significant incremental costs associated with initial implementation and ongoing compliance. For a discussion of the impact of accounting pronouncements issued but not yet implemented, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies. In August 2018, the FASB issued final guidance on targeted improvements to the accounting for long-duration insurance contracts. The guidance will become effective on January 1, 2023. The new standards will change how we account for many of our insurance and annuity products, which could negatively impact our reported profitability and financial ratios.

(iii)	Litigation and regulatory investigations may affect our financial strength or reduce our profitability.

We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset accumulation products and services; Specialty Benefits insurance and Individual Life insurance; and our investment activities. We are, from time to time, also involved in various governmental, regulatory and administrative proceedings and inquiries.

Legal liability or adverse publicity with respect to current or future legal or regulatory actions, whether or not involving us, may affect our financial strength or reduce our profitability. For further discussion on litigation and regulatory investigation risk, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Litigation and Regulatory Contingencies” and 19. “Financial Statements and Supplementary Data, Notes to Consolidated Financial Statements, Note 12, Income Taxes” under the caption “Other Tax Information.”

(iv)	From time to time, we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material.

We are subject to income taxes in the United States. In determining our provisions for income taxes and our accounting for tax-related matters in general, we are required to exercise judgment. We regularly make estimates where the ultimate tax determination is uncertain. The final determination of any tax audit, appeal of the decision of a taxing authority, tax litigation or similar proceedings may be materially different from that reflected in our historical financial statements. The assessment of additional taxes, interest and penalties could be materially adverse to our current and future results of operations and financial condition.

Risks relating to our business

(i)	Competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, may impair our ability to retain existing customers, attract new customers and maintain our profitability.

We believe our ability to compete is based on a number of factors including customer segments, types of solutions, product features, service, go-to-market strategies, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, institutional trust companies, broker-dealers, insurers and retirement providers, many of which may have advantages over us in one or more of the above competitive factors.

Each of our segments faces strong competition:

•	The primary competitors for our Retirement and Income Solutions segment are banks, institutional trust companies, insurers and retirement providers.

•	Our U.S. Insurance Solutions segment primarily competes with other insurance companies.

In the event competitors charge lower premiums or fees for substantially similar products, we may face pressure to lower our prices in order to attract and retain customers and distributors. Reductions in the premiums and fees we charge may adversely affect our revenues and profitability.

(ii)	A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.

A.M. Best, Fitch, Moody’s and S&P publish financial strength ratings on U.S. life insurance companies. These ratings indicate the applicable rating agency’s opinion regarding an insurance company’s ability to meet contractholder and policyholder obligations.

Ratings are important factors in establishing the competitive position of insurance companies and maintaining public confidence in products being offered. Our ratings could be downgraded at any time without advance notice by any rating agency. A ratings downgrade, or the potential for such a downgrade, could, among other things:

•	materially increase the number of surrenders for all or a portion of the net cash values by the owners of policies and contracts we have issued, and materially increase the number of withdrawals by policyholders of cash values from their policies;

•	result in the termination of our relationships with banks, agents, wholesalers and other distributors of our products and services;

•	reduce new sales, particularly with respect to pension risk transfer products and general account GICs and funding agreements purchased by pension plans and other institutions;

•	cause some of our existing liabilities to be subject to acceleration, additional collateral support, changes in terms, or creation of additional financial obligations; and

•	increase our cost of capital and limit our access to the capital markets.

Any of these consequences could adversely affect our profitability and financial condition.

For further discussion on financial strength and credit ratings outlook, see Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources in this section.

(iii)	Client terminations or withdrawals or changes in investor preferences may lead to a reduction in revenues for our asset accumulation businesses.

Revenues from our asset accumulation products are primarily fee-based. Our asset-based fees are typically calculated as a percentage of account values. Our asset accumulation clients may elect to terminate their relationship with us or withdraw funds, generally on short notice. Client terminations and withdrawals may be driven by a variety of factors, including economic conditions, investment performance, investor preferences or changes in our reputation in the marketplace. Significant terminations or withdrawals may reduce our account values, thus adversely affecting our revenues and profitability.

In addition, fee levels can vary significantly among different types of investments. We generally earn higher fees on liquid alternatives and equity investments vs. fixed income investments and on actively managed investments vs. indexed or passive investment strategies. Therefore, our fee revenue is impacted by both the value and the composition of our account values. Investor preferences with respect to asset classes and investment strategies may shift over time due to market conditions, tax law changes, regulatory changes and various other factors. Changes in the composition of our account values may adversely affect our revenues and profitability.

(iv)	Guarantees within certain of our products that protect policyholders may decrease our net income or increase the volatility of our results of operations or financial position under U.S. GAAP if our hedging or risk management strategies prove ineffective or insufficient.

Certain of our variable annuity products include guaranteed minimum death benefits and/or guaranteed minimum withdrawal benefits. Periods of significant and sustained downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of the future policy benefit or contractholder fund liabilities associated with such products, resulting in a reduction to net income. We use derivative instruments to attempt to mitigate changes in the liability exposure related to interest rate, equity market and volatility movements, and the volatility of net income associated with these liabilities. However, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay. The liability exposure and volatility of net income or OCI may also be influenced by changes in market credit spreads reflecting our own creditworthiness, for which we do not attempt to hedge. In addition, we are subject to the risk that hedging and other management procedures prove ineffective or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our net income, financial condition or liquidity. We are also subject to the risk that the cost of hedging these guaranteed minimum benefits increases as implied volatilities increase and/or interest rates decrease, resulting in a reduction to net income.

(v)	We face risks arising from fraudulent activities.

Our policyholders may submit fraudulent requests for claim payments. This can result in higher claims expense and higher operational expenses associated with preventing and detecting fraudulent claim requests and other fraudulent activities.

(vi)	We face risks arising from our participation in joint ventures.

We participate in joint ventures, primarily in our real estate investment operations. In these joint ventures, we lack complete management and operational control over the operations, and our joint venture partners may have objectives that are not fully aligned with our interests. These factors may limit our ability to take action to protect or increase the value of our investment in the joint venture.

(vii)	We may need to fund deficiencies in our Closed Block assets.

In connection with our conversion in 1998 into a stock life insurance company, we established an accounting mechanism, known as a “Closed Block” for the benefit of participating ordinary life insurance policies that had a dividend scale in force on July 1, 1998. We allocated assets to the Closed Block as of July 1, 1998, in an amount such that we expected the cash flows, together with anticipated revenues from the policies in the Closed Block, to be sufficient to support the Closed Block business, including payment of claims, certain direct expenses, charges and taxes and to provide for the continuation of aggregate dividend scales in accordance with the 1997 policy dividend scales if the experience underlying such scales continued, and to allow for appropriate adjustments in such scales if the experience changed. We will continue to pay guaranteed benefits under the policies included in the Closed Block, in accordance with their terms. The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in the Closed Block with our general account funds.

The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies in the Closed Block will benefit only the holders of those policies. In addition, to the extent these amounts are greater than the amounts estimated at the time we funded the Closed Block, dividends payable in respect of the policies included in the Closed Block may be greater than they would have been in the absence of a Closed Block. Any excess net income will be available for distribution over time to Closed Block policyholders but will not be available to our stockholder. See 19. FINANCIAL STATEMENTS Notes to Consolidated Financial Statements, Note 7, Closed Block for further details.

(viii)	Our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition.

We cede life, annuity, disability, medical and long-term care insurance to other insurance companies through reinsurance. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 10, Reinsurance. See “Business,” for information about the Reinsurance Transaction. The collectability of reinsurance recoverables is largely dependent on the solvency of the individual insurers. We remain liable to the policyholder, even if the reinsurer defaults on its obligations with respect to the ceded business. In addition, a reinsurer’s insolvency may cause us to lose our reserve credits on the ceded business, in which case we would be required to establish additional reserves.

The premium rates we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Most of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates it charges on a block of in-force business, our profitability may be negatively impacted if we are not able to pass the increased costs on to the customer. If reinsurers raise the rates they charge on new business, we may be forced to raise the premiums we charge, which could have a negative impact on our competitive position.

(ix)	We face risks arising from future acquisitions of businesses.

We have acquired businesses in the past and expect to continue to do so in the future. We face a number of risks arising from future acquisition transactions, including difficulties in integrating the acquired business into our operations, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing customers of the acquired entity, unforeseen liabilities that arise in connection with the acquired business, unfavorable market conditions that could negatively impact our growth expectations for the acquired business and sustained declines in the equity market that could reduce fee revenues for certain acquired businesses. These risks may prevent us from realizing the expected benefits from future acquisitions and could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition.

(x)	We face risks in administering the closed Reinsurance Transaction.

During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. We face a number of on-going risks arising from the closed transaction, including managing the relationships under reinsurance agreements, managing a smaller portfolio of general account assets and managing relationships with our distribution channels. These risks may prevent us from realizing the expected benefits from the Reinsurance Transaction and could result in the recapture of the ceded business upon the occurrence and continuation of certain events and higher costs related to managing the reinsured blocks of business.

General risks

(i)	A pandemic, terrorist attack, military action or other catastrophic event could adversely affect our operations, net income or financial condition.

The occurrence of pandemic disease, man-made disasters such as terrorist attacks and military actions, and natural disasters could adversely affect our operations, net income or financial condition. For example, our mortality and morbidity experience could be adversely impacted by a catastrophic event. In addition, a severe catastrophic event may cause significant volatility in financial markets, disruptions to commerce and reduced economic activity. Ongoing economic disruptions may lead to declines and volatility in interest rates or equity prices, either of which could adversely affect our results of operations and financial condition. The resulting macroeconomic conditions could adversely affect our cash flows, as well as the value and liquidity of our invested assets. We may also experience operational disruptions if our Principal Workforce employees are unable or unwilling to work due to a catastrophic event.

(ii)	Our financial results may be adversely impacted by climate changes.

Atmospheric concentrations of carbon dioxide and other greenhouse gases have increased dramatically since the industrial revolution, resulting in a gradual increase in average temperatures and an increase in the frequency and severity of natural disasters. These trends are expected to continue in the future and have the potential to impact nearly all sectors of the economy. We cannot predict the long-term impacts of climate change, but we will continue to monitor new developments in the future.

Potential impacts may include the following:

•	Changes in temperatures and air quality may adversely impact our mortality and morbidity rates. For example, increases in the level of pollution and airborne allergens may cause an increase in upper respiratory and cardiovascular diseases, leading to increased claims in our insurance businesses. However, the risk of increased mortality on our life insurance business may be partly offset by our payout annuity business, where an increase in mortality results in a decrease in benefit payments.

•	Climate change may impact asset prices, as well as general economic conditions. For example, rising sea levels may lead to decreases in real estate values in coastal areas. Additionally, government policies to slow climate change (e.g., setting limits on carbon emissions) may have an adverse impact on sectors such as utilities, transportation and manufacturing. Changes in asset prices may impact the value of our fixed income, real estate and commercial mortgage investments. We manage our investment risks by maintaining a well-diversified portfolio, both geographically and by sector. We also monitor our investments on an ongoing basis, allowing us to adjust our exposure to sectors and/or geographical areas that face severe risks due to climate change.

•	We maintain extensive business continuity and disaster recovery planning programs. Nonetheless, a natural disaster that affects one of our office locations could disrupt our operations and pose a threat to the safety of our employees.

(iii)	Technological and societal changes may disrupt our business model and impair our ability to retain existing customers, attract new customers and maintain our profitability.

Technological advances, innovation in the financial services industry and societal changes may impact our business model and competitive position. These changes may lead to significant changes in the marketing, distribution, underwriting and pricing of financial services products. In addition, technological and societal changes may lead to changes in customers’ preferences as to how they want to interact with us and the types of products they want to buy. We may need to change our distribution channels, our customer service model or our product offerings to accommodate evolving customer preferences. Implementing these changes may require significant expenditures. To the extent our competitors are more successful than us at adapting to technological changes and evolving customer preferences, our competitive position and profitability may be adversely impacted.

Advances in medical technology may also adversely impact our profitability. Increases in the availability and accuracy of genetic testing may increase our exposure to anti-selection risk. In addition, medical advances may lead to increased longevity. As a result, we may be required to pay annuity benefits over a longer period of time than we had projected, thereby reducing the profitability of our annuity products.

(iv)	Damage to our reputation may adversely affect our revenues and profitability.

Our continued success is dependent upon our ability to earn and maintain the trust and confidence of customers, distributors, employees and other stakeholders. Damage to our reputation may arise from a variety of sources including, but not limited to, litigation or regulatory actions, compliance failures, employee misconduct, cybersecurity incidents or other fraudulent activities, unfavorable press coverage and unfavorable comments on social media. Adverse developments within our industry may also, by association, negatively impact our reputation or result in greater regulatory or legislative scrutiny. Any damage to our reputation could adversely affect our ability to attract and retain customers, distributors and employees, potentially leading to a reduction in our revenues and profitability.

(v)	We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event another party alleges our operations or activities infringe upon such other party’s intellectual property rights. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could otherwise limit our ability to offer certain product features. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, license usage rights or misappropriation of trade secret rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed or misappropriated a third party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

(vi)	If we are unable to attract, develop and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted.

Our continued success is largely dependent on Principal Workforce’s ability to attract, develop and retain qualified employees. We face intense competition in attracting and retaining key employees, including investment, marketing, finance, actuarial, data analytics, information security, technology, client service and other professionals. If we are unable to attract, develop and retain qualified employees, our results of operations and financial condition may be adversely impacted.

We distribute our asset accumulation and life and specialty benefit insurance products and services through a variety of distribution channels, including our own internal digital channels, sales representatives, independent brokers, banks, broker-dealers and other third party marketing organizations. We must attract and retain sales representatives to sell our products and digital professionals to build and enhance our customers’ digital experience. Strong competition exists among financial services companies for these roles. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and revenues from new sales would suffer.

Our ability to increase and retain customer funds is directly related to the performance of our investments as measured against market averages and the performance of our competitors. If we and our affiliates are unable to attract and retain qualified portfolio managers, we may face reduced sales and increased cash outflows in our asset accumulation business.

(vii)	Interruptions in information technology, infrastructure or other internal or external systems used for our business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems, could disrupt our business, damage our reputation and adversely impact our profitability.

We rely on external infrastructure, proprietary information technology and third party systems and services to conduct business, including customer service, marketing and sales activities, customer relationship management, producing financial statements and technology/data centers. In addition, we store and process confidential and proprietary business information on both company-owned and third party and/or vendor managed systems, including cloud service providers. We increasingly rely on the internet in order to conduct business and may be adversely impacted by outages in critical infrastructure such as electric grids, undersea cables, satellites or other communications used by us or our third parties. This reliance includes consumer access to the internet and communications systems due to more work taking place outside of corporate locations. The failure of our information technology, infrastructure or other internal and external systems, for any reason, could disrupt our operations, result in the loss of business and adversely impact our profitability.

Financial services companies are regularly targeted by cyber criminals, resulting in unauthorized access to confidential information, theft of funds from online accounts, disruption or degradation of service or other damage. These attacks may take a variety of forms, including web application attacks, denial of service attacks, ransomware, other malware, and social engineering, including phishing. We may also be adversely impacted by successful cyberattacks of partners, vendors and others in our supply chain with whom we conduct business or share information. Information security incidents may also occur due to the failure to control access to, and use of, sensitive systems or information by our workforce, with a potential increase in this threat due to the increase in remote work. The tactics and techniques used by cyber criminals to obtain unauthorized access, or otherwise impact our business negatively change frequently, and we, and our supply chain partners, may be unable to anticipate their schemes to implement preventative measures. The failure of our controls (such as policies, procedures, security controls and monitoring, automation and backup plans) designed to prevent, or limit the effect of, failure, inadvertent use or abuse could result in disruptions or breaches beyond our control.

Any compromise of the security of our systems that results in the disclosure of personally identifiable customer or employee information could damage our reputation, deter customers from purchasing our products and services, expose us to litigation, increase regulatory scrutiny, impact our business operations and require us to incur significant technical, legal and other expenses.

(viii)	Loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses.

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software and vendors of services. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services or fails to protect personal information of our customers or employees, we may suffer operational impairments, reputational damage and financial losses.

(ix)	Our enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which we are exposed.

We utilize an integrated risk management framework, which is designed to manage material risks within established risk appetites and risk tolerances. Nonetheless, our policies and procedures may not be fully effective in identifying or mitigating every risk to which we are exposed. Many of our methods for managing and mitigating risk rely on models and assumptions that are based, in part, on observed historical data. As a result, these methods, models or assumptions may not accurately predict future exposures, which may be significantly greater than our historical measures indicate. We may be exposed to unanticipated risks as a result of changes in market conditions, new products or new business strategies, catastrophes or other unforeseen circumstances. If our risk management framework proves ineffective, we may suffer unexpected losses, which may adversely affect our results of operations and financial condition.

Corporate Governance

Director Independence

The Board determines at a Director’s initial appointment, and thereafter at least annually, whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence, which are on the Company’s website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director (or Director candidate) may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2023, based on:

•	A review of relationships and transactions between Directors, their immediate family members and other organizations with which a Director is affiliated and the Company, its subsidiaries or executive officers;

•	Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director’s independence;

•	The Company’s review of its purchasing, investment, charitable giving and other records; and

•	Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: [to be added by amendment]. The Board also determined that all current members of the Audit, Human Resources and Nominating and Governance Committees are independent. No Director other than Mr. Houston has been employed by the Company or an affiliate of the Company at any time.

Some Directors have categorically immaterial relationships and transactions with Principal:

•	[To be added by amendment] are customers of the Company or the Company’s subsidiaries/affiliates.

•	[To be added by amendment] are directors, and [to be added by amendment] are executives of for-profit entities with which the Company and its affiliates conduct ordinary commercial transactions.

Management’s Discussion and Analysis

The following information should be read in conjunction with the financial statements included in 19. “Financial Statements and Supplementary Data.”

Forward-Looking Information

Our narrative analysis below contains forward-looking statements intended to enhance the reader’s ability to assess our future financial performance. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties. Those risks and uncertainties include, but are not limited to, the risk factors listed in “Risk Factors.”

Overview

We provide financial products and services through the following reportable segments:

•	Retirement and Income Solutions and

•	U.S. Insurance Solutions.

We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment. See "Business" for a description of our reportable segments.

On February 28, 2023, we announced that we will report the results of the Retirement and Income Solutions segment in total and not separated into Fee and Spread components. In addition, the U.S. Insurance Solutions segment name has been updated to Benefits and Protection. We will continue to report the results of Specialty Benefits and Life Insurance within the Benefits and Protection segment. We plan to implement these changes during 2023. The changes to segment presentation will not impact our consolidated financial statements.

Economic Factors and Trends

Negative market performance led to a decrease in account values in our Retirement and Income Solutions segment in 2022. Since account values are the base by which this business generates revenues, market performance volatility may impact our revenues in future quarters.

In our U.S. Insurance Solutions segment, premium and fee growth is a key indicator of earnings growth. Higher levels of unemployment may impact new sales in our businesses and reduce in-group growth in our Specialty Benefits insurance business in the short-term.

Profitability

Our profitability depends in large part upon our:

•	ability to manage the difference between the investment income we earn and the interest we credit to policyholders;

•	ability to generate fee revenues by providing trust and custody, administrative and investment management services;

•	ability to price our insurance products at a level that enables us to earn a margin over the cost of providing benefits and the related expenses;

•	ability to manage our investment portfolio to maximize investment returns and minimize risks such as interest rate changes or defaults or impairments of invested assets and

•	ability to manage our operating expenses.

Critical Accounting Policies and Estimates

The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. Our significant accounting policies are described in 19. “Financial Statements and Supplementary Data, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies.” We have identified critical accounting policies that are complex and require significant judgment and estimates about matters that are inherently uncertain. A summary of our critical accounting policies is intended to enhance the reader's ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates and changes in guidance. The identification, selection and disclosure of critical accounting estimates and policies have been discussed with the Audit Committee of the Board of Directors.

Some of these policies will be impacted in 2023 when we implement accounting guidance commonly referred to as long-duration targeted improvements (“LDTI”), which is effective on January 1, 2023. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies under the caption “Recent Accounting Pronouncements” for information about that guidance. Comments have been included in the summary below for those policies impacted by LDTI.

Valuation and Allowance for Credit Loss of Fixed Income Investments

Fixed Maturities. Fixed maturities include bonds, asset-backed securities (“ABS”), redeemable preferred stock and certain non-redeemable preferred securities. We classify our fixed maturities as either AFS or trading and, accordingly, carry them at fair value in the consolidated statements of financial position. Volatility in net income can result from changes in fair value of fixed maturities classified as trading. Volatility in other comprehensive income can result from changes in fair value of fixed maturities classified as AFS.

We measure the fair value of our financial assets and liabilities based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset, or nonperformance risk, including our own credit risk. For additional details concerning the methodologies, assumptions and inputs utilized see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements under the caption, “Determination of Fair Value.”

The fair values of our public fixed maturities are primarily based on market prices from third party pricing vendors. We have regular interactions with these vendors to ensure we understand their pricing methodologies and to confirm they are utilizing observable market information. In addition, 14% of our invested asset portfolio as of December 31, 2022, was invested in privately placed fixed maturities with no readily available market quotes to determine the fair market value. The majority of these assets are valued using a matrix pricing valuation approach that utilizes observable market inputs. In the matrix approach, securities are grouped into pricing categories that vary by sector, rating and average life. Each pricing category is assigned a risk spread based on observable public market data. The expected cash flows of the security are then discounted back at the current Treasury curve plus the appropriate risk spread. Although the matrix valuation approach provides a fair valuation of each pricing category, the valuation of an individual security within each pricing category may be impacted by company specific factors. This excludes privately placed securities subject to Rule 144A of the Securities Act of 1933 that are primarily based on market prices from third party pricing vendors, similar to public fixed maturities.

If we are unable to price a fixed maturity security using prices from third party pricing vendors or other sources specific to the asset class, we may obtain a broker quote or utilize an internal pricing model specific to the asset utilizing relevant market information, to the extent available and where at least one significant unobservable input is utilized. In addition, there may be certain securities managed by external managers where we obtain the valuation from the external manager when we are unable to obtain prices from third party pricing vendors or other sources. These are reflected in Level 3 in the fair value hierarchy and can include fixed maturities across all asset classes. As of December 31, 2022, approximately 4% of our total fixed maturities were Level 3 securities valued using internal pricing models. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further discussion.

The $10,121.4 million increase in net unrealized losses for the year ended December 31, 2022, can be attributed to an approximate 116 basis point increase in interest rates and a widening of credit spreads. For additional information about interest rate risk see 18. INFORMATION ABOUT THE COMPANY – Quantitative and Qualitative Disclosures About Market Risk.

We have a process in place to identify fixed maturity securities that could potentially require an allowance for credit loss. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions and other similar factors. This process also involves monitoring late payments, pricing levels, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues.

Each reporting period, all securities in an unrealized loss position are reviewed to determine whether a decline in value is due to credit. Relevant facts and circumstances considered include: (1) the extent the fair value is below cost; (2) the reasons for the decline in value; (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events and (4) for structured securities, the adequacy of the expected cash flows. To the extent we determine an unrealized loss is due to credit, an allowance for credit loss is recognized through a reduction to net income. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 5, Investments under the caption, “Allowance for Credit Loss” for further discussion.

A number of significant risks and uncertainties are inherent in the process of monitoring credit losses and determining the allowance for credit loss. These risks and uncertainties include: (1) the risk that our assessment of an issuer's ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; (2) the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; (3) the risk that our investment professionals are making decisions based on fraudulent or misstated information in the financial statements provided by issuers and (4) the risk that new information obtained by us or changes in other facts and circumstances lead us to change our intent to not sell the security prior to recovery of its amortized cost. Any of these situations could result in a charge to net income in a future period. As of December 31, 2022, we had $53,353.1 million in AFS fixed maturities with gross unrealized losses totaling $7,741.4 million. Included in the gross unrealized losses are losses attributable to both movements in market interest rates as well as movement in credit spreads.

For more detailed information concerning allowances for credit loss, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 5, Investments under the caption, “Allowance for Credit Loss.”

Mortgage Loans. Mortgage loans consist primarily of commercial mortgage loans on real estate. Commercial mortgage loans on real estate are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. We establish a valuation allowance for the risk of credit losses inherent in our mortgage loans, which is maintained at a level believed adequate by management to absorb estimated expected credit losses. The valuation allowance is based on amortized cost excluding accrued interest receivable and includes reserves for pools of financing receivables with similar risk characteristics. Amounts on loans deemed to be uncollectible are charged off and removed from the valuation allowance. The change in the valuation allowance provision is included in net realized capital gains (losses) on our consolidated statements of operations.

For more detailed information concerning mortgage loan valuation allowances, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 5, Investments under the caption, “Financing Receivables Valuation Allowance.”

Derivatives

We use derivatives primarily to hedge or reduce exposure to market risks. The fair values of exchange-traded derivatives are determined through quoted market prices. Exchange-traded derivatives include futures that are settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of privately negotiated contracts, which are usually referred to as over-the-counter (“OTC”) derivatives, that are cleared through centralized clearinghouses are determined through market prices published by the clearinghouses. Variation margin associated with OTC cleared derivatives is settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of non-cleared OTC derivatives are determined using either pricing valuation models that utilize market observable inputs or broker quotes. On an absolute fair value basis as of December 31, 2022, the majority of our OTC derivative assets and liabilities were valued using pricing valuation models using market observable data with less than 1% using broker quotes. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further discussion. The fair values of our derivative instruments can be impacted by changes in interest rates, foreign exchange rates, credit spreads, equity indices and volatility, as well as other contributing factors. For additional information see 18. INFORMATION ABOUT THE COMPANY – Quantitative and Qualitative Disclosures About Market Risk.

We also issue certain annuity, universal life and other contracts that include embedded derivatives that have been bifurcated from the host contract. They are valued using a combination of historical data and actuarial judgment. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further discussion. We include our assumption for own nonperformance risk in the valuation of these embedded derivatives. As our credit spreads widen or tighten, the fair value of the embedded derivative liabilities decrease or increase, leading to an increase or decrease in net income. If the current market credit spreads reflecting our own creditworthiness move to zero (tighten), the reduction to net income would be approximately $122.8 million, net of DAC and income taxes, based on December 31, 2022, reported amounts. In addition, the policyholder behavior assumptions used in the valuation of embedded derivatives include risk margins, which increase the fair value of the embedded derivative liabilities. Certain contract features that have been recorded as embedded derivatives will instead be recorded as market risk benefits under LDTI when it is implemented in 2023.

We have entered into coinsurance with funds withheld reinsurance arrangements. For funds withheld agreements the economic benefit of the assets flow to reinsurance counterparties, however, we retain legal ownership of the assets within the funds withheld account. Therefore, the assets held under funds withheld agreements are included on our consolidated statements of financial position, with a corresponding funds withheld payable. The funds withheld payable also includes an embedded derivative that has been bifurcated from the host contract. The fair value of the embedded derivative is based on the change in the fair value of the underlying funds withheld investments using the valuation methods and assumptions described for our investments held.

The accounting for derivatives is complex and interpretations of the applicable accounting standards continue to evolve. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment. Judgment and estimates are used to determine the fair value of some of our derivatives. Volatility in net income can result from changes in fair value of derivatives that do not qualify or are not designated for hedge accounting and changes in fair value of embedded derivatives.

Deferred Acquisition Costs and Other Actuarial Balances

Incremental direct costs of contract acquisition as well as certain costs directly related to acquisition activities (underwriting, policy issuance and processing, medical and inspection and sales force contract selling) for the successful acquisition of new and renewal insurance policies and investment contract business are capitalized to the extent recoverable. Maintenance costs and acquisition costs that are not deferrable are charged to net income as incurred.

Amortization Based on Estimated Gross Profits. DAC for universal life-type insurance contracts and certain investment contracts are generally amortized over the expected lifetime of the contracts in relation to estimated gross profits (“EGPs”). In addition to DAC, the following actuarial balances are also amortized in relation to EGPs.

•	Sales inducement asset — Sales inducements are amounts that are credited to the contractholder’s account balance as an inducement to purchase the contract. Like DAC, the cost of the sales inducement is capitalized and amortized over the expected life of the contract, in proportion to EGPs.

•	Unearned revenue liability — An unearned revenue liability is established when we collect fees or other policyholder assessments for services to be provided in future periods. These revenues are deferred and then amortized over the expected life of the contract, in proportion to EGPs.

•	Reinsurance asset or liability — For universal-life type products that are reinsured, a reinsurance asset or liability is established to spread the expected net reinsurance costs or profits in proportion to the EGPs on the underlying business.

We also have additional benefit reserves that are established for annuity or universal life-type contracts that provide benefit features that are expected to produce gains in early years followed by losses in later years. The liabilities are accrued in relation to estimated contract assessments, and they are based on assumptions and methodologies similar to those used in the calculation of EGPs. For more information, see Insurance Reserves in this section.

Key assumptions used in the calculation of EGPs include mortality, lapses, equity returns, general account investment yields and expenses as well as the change in our liability for certain guarantees and the difference between actual and expected reinsurance premiums and recoveries, depending on the nature of the contract. Our general account investment yield assumption reflects our long-term projections of interest rates and net realized capital gains (losses). We develop an estimate of EGPs at issue and each valuation date. As actual experience and market conditions emerge, the gross profits may vary from those expected either in magnitude or timing, in which case a true-up of actuarial balances occurs as a charge or credit to current net income. In addition, we are required to revise our assumptions regarding future experience if actual experience or other evidence suggests that earlier estimates should be revised; we refer to this as unlocking. Both actions, reflecting actual experience and market conditions and changing future estimates, can change both the current amount and the future amortization pattern of the DAC asset and related actuarial balances.

For individual variable universal life insurance, individual variable annuities and group annuities that have separate account U.S. equity investment options, we utilize a mean reversion methodology (reversion to the mean assumption), a common industry practice, to determine the future domestic equity market growth rate assumption used for the calculation of EGPs. If actual annualized U.S. equity market performance varies from our 8% long-term assumption, we assume different performance levels in the short-term such that the weighted average return is equal to the long-term assumption over the mean reversion period. However, our mean reversion process generally limits assumed returns to a range of 4-12% during the mean reversion period. For additional details concerning methods of DAC amortization see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies under the caption, “Deferred Acquisition Costs.”

When LDTI is implemented in 2023, amortization of these actuarial balances will generally no longer be based on EGPs.

Internal Replacements. We review policies for modifications that result in the exchange of an existing contract for a new contract. If the new contract is determined to be an internal replacement that is substantially changed from the replaced contract, any unamortized DAC and related actuarial balances are written off and acquisition costs related to the new contract are capitalized as appropriate. If the new contract is substantially unchanged from the replaced contract, we continue to amortize the existing DAC and related actuarial balances.

Recoverability. DAC and sales inducement assets are subject to recoverability testing at the time of policy issue and loss recognition testing on an annual basis, or when an event occurs that may warrant loss recognition. If loss recognition or impairment is necessary, the asset balances are written off to the extent it is determined that future policy premiums and investment income or gross profits are not adequate to cover the balances. When LDTI is implemented in 2023, DAC assets will no longer be subject to recoverability testing.

Actuarial Assumption Updates. We periodically review and update actuarial assumptions that are inputs to the models for DAC and other actuarial balances and make model refinements as necessary. For more information see Transactions Affecting Comparability of Results of Operations — Actuarial Assumption Updates in this section.

Sensitivities. As of December 31, 2022, the net balance of DAC and related actuarial balances, excluding balances affected by changes in other comprehensive income (“OCI”), was a $2,934.3 million asset. We perform sensitivity analyses to assess the impact that certain assumptions have on these balances. The following table shows the estimated immediate impact of various assumption changes on our DAC and related actuarial balances.

Estimated impact to
net income (1)
(in millions)
Reducing the future separate account equity return assumption by 1%	$(10)
Reducing the long-term general account fixed income investment yield assumption by 0.5%	(50)

(1)  Reflects the net increase (decrease) impact on net income of changes to the DAC asset, sales inducement asset, unearned revenue liability, reinsurance asset or liability, additional benefit reserves and related taxes.

Insurance Reserves

Reserves are liabilities representing estimates of the amounts that will come due, at some point in the future, to or on behalf of our policyholders. U.S. GAAP, allowing for some degree of managerial judgment, provides guidance for establishing reserves.

Future policy benefits and claims include reserves for individual traditional and group life insurance, disability, medical and long-term care insurance and individual and group annuities that provide periodic income payments. These reserves are computed using assumptions of mortality, morbidity, lapse, investment performance and expense. These assumptions are based on our experience, industry results, emerging trends and future expectations. For long-duration insurance contracts, once these assumptions are made for a given policy or group of policies, they will not be changed over the life of the policy. However, significant changes in experience or assumptions may require us to provide for expected future losses on a product by establishing premium deficiency reserves. Premium deficiency reserves may also be established for short-duration contracts to provide for expected future losses. Our reserve levels are reviewed throughout the year using internal analysis including, among other things, experience studies, claim development analysis and annual loss recognition analysis. To the extent experience indicates potential loss recognition, we recognize losses on certain lines of business. The ultimate accuracy of the assumptions on these long-tailed insurance products cannot be determined until the obligation of the entire block of business on which the assumptions were made is extinguished. Short-term variances of actual results from the assumptions used in the computation of the reserves are reflected in current period net income and can impact quarter-to-quarter net income. When LDTI is implemented in 2023, reserve methodologies and assumptions for long-duration contracts will change.

Future policy benefits and claims also include reserves for incurred but unreported disability, medical, dental, vision, critical illness, accident, PFML and life insurance claims. We recognize claims costs in the period the service was provided to our policyholders. However, claims costs incurred in a particular period are not known with certainty until after we receive, process and pay the claims. We determine the amount of this liability using actuarial methods based on historical claim payment patterns as well as emerging cost trends, where applicable, to determine our estimate of claim liabilities. We also look back to assess how our prior periods' estimates developed. To the extent appropriate, changes in such development are recorded as a change to current period claim expense. Historically, the amount of the claim reserve adjustment made in subsequent reporting periods for prior period estimates have been within a reasonable range given our normal claim fluctuations.

Future policy benefits and claims also include benefit reserves that are established for annuity or universal life-type contracts that provide benefit features that are expected to produce gains in early years followed by losses in later years. The liabilities are accrued in relation to estimated contract assessments.

We periodically review and update actuarial assumptions that are used to compute reserves. For more information see Transactions Affecting Comparability of Results of Operations — Actuarial Assumption Updates in this section.

Benefit Plans

The reported expense and liability associated with OPEB plans requires the use of assumptions. Numerous assumptions are made regarding the discount rate, expected long-term rate of return on plan assets, turnover, expected compensation increases, health care claim costs, health care cost trends, retirement rates and mortality. The discount rate and the expected return on plan assets have the most significant impact on the level of expense.

The assumed discount rate is determined by projecting future benefit payments inherent in the Projected Benefit Obligation and discounting those cash flows using a spot yield curve for high quality corporate bonds. Our assumed discount rate was 5.05% for our OPEB plans as of December 31, 2022. Typically, a 0.25% decrease in the discount rate would increase the OPEB accumulated postretirement benefit obligation by approximately $1.4 million and would have a nominal impact on the Net Periodic Benefit Cost (“NPBC”). Typically, a 0.25% increase in the discount rate would result in decreases in benefit obligations and changes in expenses at a level generally commensurate with those noted above.

The assumed long-term rate of return on plan assets is set at the long-term rate expected to be earned based on the long-term investment policy of the plans and the various classes of the invested funds. Historical and future expected returns of multiple asset classes were analyzed to develop a risk-free real rate of return and risk premiums for each asset class. The overall long-term rate for each asset class was developed by combining a long-term inflation component, the real risk-free rate of return and the associated risk premium. A weighted average rate was developed based on long-term returns for each asset class, the plan's target asset allocation policy and the tax structure of the trusts. For the 2022 NPBC, a 4.25% weighted average long-term rate of return was used. For the 2023 NPBC, a 5.05% weighted average long-term rate of return assumption, respectively, will be used. Typically, a 0.25% decrease in the assumed long-term rate of return would increase the NPBC by approximately $0.2 million. Typically, a 0.25% increase in this rate would result in a decrease to expense at the same level. The assumed return on plan assets is based on the fair market value of plan assets as of December 31, 2022.

The compensation increase assumption is generally set at a rate consistent with current and expected long-term compensation and salary policy, including inflation.

For OPEB costs, actuarial gains and losses are amortized using a straight-line amortization method over the average future lifetime of the remaining covered group of retirees, which is approximately 14 years. The OPEB plans utilize the 10% corridor. Prior service costs are amortized on a weighted average basis over approximately 5 years for OPEB costs. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 13, Employee and Agent Benefits for further discussion.

Income Taxes

We provide for income taxes based on our estimate of the liability for taxes due. Our tax accounting represents management's best estimate of various events and transactions, such as completion of tax audits or establishment of, or changes to, a valuation allowance associated with certain deferred tax assets, which could affect our estimates and effective income tax rate in a particular quarter or annual period. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the years in which the basis differences reverse. We are required to evaluate the recoverability of our deferred tax assets each quarter and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more-likely-than-not to be realizable. In determining the need for a valuation allowance, we consider many factors, including future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in prior carryback years and implementation of any feasible and prudent tax planning strategies management would employ to realize the tax benefit.

Inherent in the provision for income taxes are estimates and our expectations regarding the deductibility of certain items, the timing of income and expense recognition, future performance and the current or future realization of operating losses, capital losses and certain tax credits. We regularly evaluate the capital needs of our operations considering all available information, including operating and capital plans, regulatory capital requirements, parent company financing and cash flow needs, as well as tax laws applicable to our subsidiaries. In the event these estimates differ from our prior estimates due to the receipt of new information, we may be required to significantly change the provision for income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated financial statements in the year these estimates change. A significant decline in value of financial assets could lead to establishment of a valuation allowance on deferred tax assets having an adverse effect on current and future results. In management’s judgment, total deferred income tax assets are more-likely-than-not to be realized.

In addition, the amount of income taxes paid is subject to audits in the U.S. as well as various state jurisdictions. Tax benefits are recognized for book purposes when the more-likely-than-not threshold is met with regard to the validity of an uncertain tax position. Once this threshold is met, for each uncertain tax position we recognize in earnings the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with the Internal Revenue Service or other income taxing authorities for audits ongoing or not yet commenced.

We had $20.7 million of current income tax receivables associated with outstanding audit issues as of December 31, 2022. We believe there are adequate defenses against, or sufficient provisions for, the contested issues, but final resolution of contested issues could take several years while legal remedies are pursued. Consequently, we do not anticipate the ultimate resolution of audits ongoing or not yet commenced to have a material impact on our net income.

See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes for further discussion.

Transactions Affecting Comparability of Results of Operations

Actuarial Assumption Updates

We periodically review and update actuarial assumptions that are inputs to the models for DAC and other actuarial balances and make model refinements as necessary. Assumption updates and model refinements made during the third quarter resulted in an unlocking of DAC and other actuarial balances that increased (decreased) consolidated net income attributable to Principal Life Insurance Company by $130.3 million, $(14.2) million and $(118.2) million for the years ended December 31, 2022, 2021 and 2020, respectively.

The following table presents the increase (decrease) to pre-tax operating earnings for each segment.

	For the year ended December 31,
	2022	2021	2020

	(in millions)
Retirement and Income Solutions	$67.3	$(67.3)	$70.1
U.S. Insurance Solutions	18.8	34.6	(215.1)

Reinsurance Transaction

During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. The economics of the Reinsurance Transaction were effective as of January 1, 2022.

Other Factors Affecting Comparability

Effects of Inflation

The impact of inflation has not had a material effect on our annual consolidated results of operations over the past two years. However, we may be materially affected by inflation in the future.

Variable Investment Income

Variable investment income includes certain types of investment returns such as prepayment fees and income (loss) from certain elements of our other alternative asset classes, including results of value-add real estate sales activity. Due to its unpredictable nature, variable investment income may or may not be material to our financial results for a given reporting period and may create variances when comparing different reporting periods. For additional information, see Investment Results in this section.

Recent Accounting Changes

For recent accounting changes, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies under the caption, “Recent Accounting Pronouncements.”

Results of Operations

The following table presents summary consolidated financial information for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Revenues:
Premiums and other considerations	$5,264.3	$4,714.0	$5,880.8	$550.3	$(1,166.8)
Fees and other revenues	2,207.9	2,679.6	2,353.6	(471.7)	326.0
Net investment income	2,852.3	3,633.7	3,324.9	(781.4)	308.8
Net realized capital gains (losses)	(1.2)	(18.5)	105.6	17.3	(124.1)
Net realized capital gains on funds withheld assets	749.4	—	—	749.4	—
Change in fair value of funds withheld embedded derivative	3,652.8	—	—	3,652.8	—
Total revenues	14,725.5	11,008.8	11,664.9	3,716.7	(656.1)
Expenses:
Benefits, claims and settlement expenses	5,650.7	6,482.6	7,837.5	(831.9)	(1,354.9)
Dividends to policyholders	94.8	94.8	120.2	—	(25.4)
Operating expenses	3,139.2	2,744.6	2,479.7	394.6	264.9
Total expenses	8,884.7	9,322.0	10,437.4	(437.3)	(1,115.4)
Income before income taxes	5,840.8	1,686.8	1,227.5	4,154.0	459.3
Income taxes	1,117.6	233.2	160.1	884.4	73.1
Net income	4,723.2	1,453.6	1,067.4	3,269.6	386.2
Net income attributable to noncontrolling interest	62.2	24.3	19.4	37.9	4.9
Net income attributable to Principal Life Insurance Company	$4,661.0	$1,429.3	$1,048.0	$3,231.7	$381.3

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

(i)	Net Income Attributable to Principal Life Insurance Company

Net income attributable to Principal Life Insurance Company increased primarily due to the change in the fair value of the funds withheld embedded derivative.

(ii)	Total Revenues

Premiums increased for the U.S. Insurance Solutions segment primarily due to growth in the Specialty Benefits insurance business and an increase in Individual Life insurance premiums, primarily related to the retrocession of ceded premiums as a result of the Reinsurance Transaction.

Fees and other revenues decreased for the U.S. Insurance Solutions segment primarily due to the Reinsurance Transaction. Fees and other revenues decreased for the Retirement and Income Solutions segment primarily resulting from declining financial markets.

For net investment income and net realized capital gains (losses) variance information, see Investments — Investment Results under the captions Net Investment Income and Net Realized Capital Gains (Losses), respectively, in this section.

Net realized capital gains on funds withheld assets increased as a result of the sale of funds withheld assets associated with the Reinsurance Transaction in 2022.

The change in the fair value of the funds withheld embedded derivative increased due to the establishment of the funds withheld payable associated with the Reinsurance Transaction in 2022 and an increase in interest rates.

(iii)	Total Expenses

Benefits, claims and settlement expenses decreased for the U.S. Insurance Solutions segment primarily due to the Reinsurance Transaction. Benefits, claims and settlement expenses decreased for the Retirement and Income Solutions segment primarily due to a decrease in reserves, stemming from the impact of our exited retail fixed annuity business.

Operating expenses increased primarily due to strategic review costs and impacts related to our exited business and higher compensation costs.

(iv)	Income Taxes

The effective income tax rate increased to 19% for the year ended December 31, 2022 from 14% for the year ended December 31, 2021, primarily due to an increase in pre-tax income with no proportionate increase in permanent tax differences. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Effective Income Tax Rate” for further discussion.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

(i)	Net Income Attributable to Principal Life Insurance Company

Net income attributable to Principal Life Insurance Company increased primarily due to an after-tax increase in variable investment income and a less unfavorable impact of actuarial assumption updates and model refinements in 2021 compared to 2020.

(ii)	Total Revenues

Premiums decreased for the Retirement and Income Solutions segment primarily due to lower sales of single premium group and individual annuities with life contingencies. The single premium group annuity product, which is typically used to fund defined benefit plan terminations, can generate large premiums from very few customers and therefore premiums tend to vary from period to period.

Fees and other revenues increased for the Retirement and Income Solutions segment primarily due to higher fees stemming from an increase in mean account values, which resulted from continued growth in the equity markets.

For net investment income and net realized capital gains (losses) variance information, see Investments — Investment Results under the captions Net Investment Income and Net Realized Capital Gains (Losses), respectively, in this section.

(iii)	Total Expenses

Benefits, claims and settlement expenses decreased for the Retirement and Income Solutions segment primarily due to a lower increase in reserves, stemming from lower sales of single premium group and individual annuities with life contingencies.

Operating expenses increased for the Retirement and Income Solutions segment primarily due to growth in the business and an increase in variable compensation expense. Operating expenses increased for the Corporate segment primarily due to an increase in compensation costs largely due to an increase in incentive compensation and an increase in strategic initiatives funded by the Corporate segment.

(iv)	Income Taxes

The effective income tax rate increased to 14% for the year ended December 31, 2021 from 13% for the year ended December 31, 2020. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Effective Income Tax Rate” for further discussion.

Results of Operations by Segment

For results of operations by segment see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 18, Segment Information. Beginning in the second quarter of 2022, segment pre-tax operating earnings excludes amounts associated with our exited U.S. retail fixed annuity and ULSG businesses, including strategic review costs and impacts, amortization of reinsurance gain (loss), impacts to actuarial balances of reinsured businesses, net realized capital gains (losses) on funds withheld assets and the change in fair value of the funds withheld embedded derivative.

Retirement and Income Solutions Segment

Retirement and Income Solutions Trends

Several key factors impact revenue and earnings growth in the Retirement and Income Solutions segment. These factors include: the ability of our distribution channels to generate new sales and retain existing business; pricing decisions that take account of competitive conditions, persistency, investment returns, mortality trends, and operating expense levels; investment management performance; equity market returns and interest rate changes. Profitability ultimately depends on our ability to price products and invest assets at a level that enables us to earn a margin over the cost of providing benefits and the expense of acquiring and administering those products.

Net revenue is a key metric used to understand Retirement and Income Solutions earnings growth. Net revenue, which is used only at the segment level, is defined as operating revenues less benefits, claims and settlement expenses less dividends to policyholders. Net revenue from Retirement and Income Solutions – Fee is largely fee based and is impacted by changes in the equity markets and interest rates. Net revenue from Retirement and Income Solutions – Spread is primarily driven by the difference between investment income earned on the underlying general account assets and the interest rate credited to the contracts.

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Retirement and Income Solutions - Fee	$2,005.5	$1,856.9	$1,646.7	$148.6	$210.2
Retirement and Income Solutions - Spread	748.2	928.1	664.8	(179.9)	263.3
Total Retirement and Income Solutions	$2,753.7	$2,785.0	$2,311.5	$(31.3)	$473.5

Retirement and Income Solutions Segment Summary Financial Data

The following table presents certain summary financial data relating to the Retirement and Income Solutions segment for the periods indicated:

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Operating revenues:
Premiums and other considerations	$1,959.7	$1,883.6	$3,220.9	$76.1	$(1,337.3)
Fees and other revenues	1,723.5	1,716.7	1,399.0	6.8	317.7
Net investment income	2,274.3	2,728.7	2,542.6	(454.4)	186.1
Total operating revenues	5,957.5	6,329.0	7,162.5	(371.5)	(833.5)
Expenses:
Benefits, claims and settlement expenses, including dividends to policyholders	3,203.8	3,544.0	4,851.0	(340.2)	(1,307.0)
Operating expenses	1,593.8	1,492.6	1,245.8	101.2	246.8
Total expenses	4,797.6	5,036.6	6,096.8	(239.0)	(1,060.2)
Pre-tax operating earnings	$1,159.9	$1,292.4	$1,065.7	$(132.5)	$226.7

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

(i)	Pre-Tax Operating Earnings

Pre-tax operating earnings decreased primarily due to a decrease in net revenue and an increase in operating expenses as described below.

(ii)	Net Revenue

Net revenue increased in our Fee business primarily due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 compared to unfavorable in 2021, and growth in our Principal Deposit Sweep program. Net revenue decreased in our Spread business primarily due to the impacts of our exited retail fixed annuity business along with a decrease in variable investment income. These decreases were partially offset by an increase associated with higher net yields and the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 with no corresponding impact in 2021.

(iii)	Operating Expenses

Operating expenses in our Fee business increased due to an increase in staff related expenses and an increase in DAC amortization due to unfavorable market performance in 2022 compared to favorable in 2021. These increases were partially offset by a decrease in non-deferrable commissions stemming from lower sales in commission-eligible products and a decrease in variable compensation. Operating expenses decreased in our Spread business primarily due to the impact from our exited retail fixed annuity business. The decrease was partially offset by growth in our retained business.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

(i)	Pre-Tax Operating Earnings

Pre-tax operating earnings increased primarily due to an increase in net revenue, which was partially offset by an increase in operating expenses as described below.

(ii)	Net Revenue

Net revenue increased primarily due to an increase related to higher fees stemming from an increase in mean account values, which resulted from continued growth in the equity markets, and an increase in variable investment income. These increases were largely offset by the unfavorable impact associated with actuarial assumption updates and model refinements, which were unfavorable in 2021 versus favorable in 2020.

(iii)	Operating Expenses

Operating expenses increased in our Fee business due to growth in the business and an increase in variable compensation expense. These increases were partially offset by the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 versus unfavorable in 2020. Operating expenses increased in our Spread business primarily due to a favorable impact associated with actuarial assumption updates and model refinements in 2020.

U.S. Insurance Solutions Segment

U.S. Insurance Solutions Segment Trends

Premium and fees are a key metric for growth in the U.S. Insurance Solutions segment. We receive premiums on our specialty benefits insurance products as well as our traditional life insurance products. Fees are generated from our specialty benefits fee-for-service products as well as our universal life, variable universal life and indexed universal life insurance products. We use several reinsurance programs to help manage the mortality and morbidity risk. Premium and fees are reported net of reinsurance premiums.

The following table presents the U.S. Insurance Solutions segment premium and fees for the periods indicated:

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Premium and fees:
Specialty Benefits insurance	$2,801.8	$2,527.5	$2,362.0	$274.3	$165.5
Individual Life insurance	933.5	1,252.9	1,227.0	(319.4)	25.9

U.S. Insurance Solutions Segment Summary Financial Data

The following table presents certain summary financial data relating to the U.S. Insurance Solutions segment for the periods indicated:

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Operating revenues:
Premiums and other considerations	$3,306.8	$2,830.4	$2,659.9	$476.4	$170.5
Fees and other revenues	428.2	949.9	929.1	(521.7)	20.8
Net investment income	572.2	973.5	879.4	(401.3)	94.1
Total operating revenues	4,307.2	4,753.8	4,468.4	(446.6)	285.4
Expenses:
Benefits, claims and settlement expenses	2,461.7	3,028.6	2,904.5	(566.9)	124.1
Dividends to policyholders	94.7	94.6	120.0	0.1	(25.4)
Operating expenses	1,224.0	1,168.8	1,211.8	55.2	(43.0)
Total expenses	3,780.4	4,292.0	4,236.3	(511.6)	55.7
Pre-tax operating earnings	$526.8	$461.8	$232.1	$65.0	$229.7

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

(i)	Pre-Tax Operating Earnings

Pre-tax operating earnings in our Specialty Benefits insurance business increased primarily due to lower COVID-19 claims in 2022 compared to 2021, strong expense management and growth in the business. Pre-tax operating earnings in our Individual Life insurance business decreased due to lower variable investment income and the impact associated with actuarial assumption updates and model refinements, which were less favorable in 2022 compared to 2021. These decreases were offset by lower COVID-19 claims.

(ii)	Operating Revenues

Premiums and fees in our Specialty Benefits insurance business increased primarily due to growth in the business. Premium and fees decreased in our Individual Life insurance business primarily due to the impact of our exited ULSG business, offset by the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 compared to unfavorable in 2021.

Net investment income in our Individual Life insurance business decreased primarily due to the impact of our exited ULSG business and lower variable investment income.

(iii)	Total Expenses

Benefits claims and settlement expenses in our Specialty Benefits insurance business increased due to growth in the business, which was partially offset by lower COVID-19 claims. Benefits claims and settlement expenses in our Individual Life insurance business decreased primarily due to the impact of our exited ULSG business.

Operating expenses in our Specialty Benefits insurance business increased primarily due to growth in business, which was partially offset by expense management. Operating expenses in our Individual Life insurance business decreased primarily due to the impact our exited ULSG business, which was largely offset by an increase in DAC amortization due to an unfavorable impact from actuarial assumption and model refinements in 2022 compared to favorable impacts in 2021.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

(i)	Pre-Tax Operating Earnings

Pre-tax operating earnings in our Specialty Benefits insurance business decreased due to the impact of COVID-19, which was unfavorable in 2021 compared to favorable in 2020, primarily due to temporary dental and vision office closures in 2020. This decrease was partially offset by lower non-COVID-19 claims and higher net investment income. Pre-tax operating earnings in our Individual Life insurance business increased primarily due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 compared to unfavorable in 2020.

(ii)	Operating Revenues

Premium and fees in our Specialty Benefits insurance business increased primarily due to growth in the business and dental premium credits associated with COVID-19 that lowered premiums and fees in the prior year. Premium and fees in our Individual Life insurance business increased due to growth in the business, offset by the impact associated with actuarial assumption and model refinements, which were unfavorable in 2021 compared to favorable in 2020.

Net investment income increased primarily due to higher variable investment income and growth in average invested assets.

(iii)	Total Expenses

Benefits claims and settlement expenses in our Specialty Benefits insurance business increased primarily due to unfavorable COVID-19 impacts in 2021 compared to favorable impacts in 2020 and growth in the business. These increases were partially offset by lower non-COVID-19 claims. Benefits claims and settlement expenses in our Individual Life insurance business decreased due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 compared to unfavorable in 2020. This decrease was partially offset by higher COVID-19 related impacts, growth in the business and higher non-COVID-19 claims.

Dividends to policyholders in our Individual Life insurance business decreased primarily due to the normal decline in the Closed Block business and a decrease in the policyholder dividend obligation resulting from higher claims.

Operating expenses in our Specialty Benefits insurance business increased primarily due to growth in the business. Operating expenses in our Individual Life insurance business decreased due to the impact associated with actuarial assumption updates and model refinements, which were favorable in 2021 compared to unfavorable in 2020, partially offset by growth in the business.

Corporate Segment

The following table presents certain summary financial data relating to the Corporate segment for the periods indicated:

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Operating revenues:
Total operating revenues	$60.5	$67.4	$37.9	$(6.9)	$29.5
Expenses:
Total expenses	115.5	83.8	22.3	31.7	61.5

Pre-tax operating earnings attributable to noncontrolling interest	62.2	24.3	19.5	37.9	4.8
Pre-tax operating losses	$(117.2)	$(40.7)	$(3.9)	$(76.5)	$(36.8)

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

(i)	Pre-Tax Operating Losses

Pre-tax operating losses increased primarily due to lower net investment income largely resulting from mark-to-market losses on investments and stranded costs associated with exited business.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

(i)	Pre-Tax Operating Losses

Pre-tax operating losses increased primarily due to higher compensation costs and other expense increases.

Liquidity and Capital Resources

Liquidity and capital resources represent the overall strength of a company and its ability to generate strong cash flows, borrow funds at a competitive rate and raise new capital to meet operating and growth needs. We are in a strong capital and liquidity position as we face the uncertain, volatile and potentially material adverse economic disruptions to our business brought on by the COVID-19 pandemic. We are monitoring our liquidity closely and feel confident in our ability to meet all long-term obligations to customers, policyholders and debt holders. Our sources of strength include our strong risk-based capital position, access to a revolving credit facility and our available cash and liquid assets. The combination of these financial levers will enable us to manage through this period of economic volatility.

Liquidity

Our liquidity requirements have been and will continue to be met by funds from consolidated operations as well as the issuance of commercial paper, debt or other capital securities and borrowings from credit facilities. We believe the cash flows from these sources are sufficient to satisfy the current liquidity requirements of our operations, including reasonably foreseeable contingencies.

We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, we believe to be adequate to meet anticipated short-term and long-term payment obligations. We will continue our prudent capital management practice of regularly exploring options available to us to maximize capital flexibility, including accessing the capital markets and careful attention to and management of expenses.

We perform rigorous liquidity stress testing to ensure our asset portfolio includes sufficient high quality liquid assets that could be utilized to bolster our liquidity position under increasingly stressed market conditions. These assets could be utilized as collateral for secured borrowing transactions with various third parties or by selling the securities in the open market if needed.

We also manage liquidity risk by limiting the sales of liabilities with features such as puts or other options that can be exercised at inopportune times. For example, as of December 31, 2022, approximately $14.6 billion, or 99%, of our institutional guaranteed investment contracts and funding agreements cannot be redeemed by contractholders prior to maturity. Our individual annuity liabilities also contain surrender charges and other provisions limiting early surrenders.

The following table summarizes the withdrawal characteristics of our general account investment contracts as of December 31, 2022.

	Contractholder funds	Percentage
	(in millions)
Not subject to discretionary withdrawal	$15,962.2	46.3%
Subject to discretionary withdrawal with adjustments:
Specified surrender charges	9,689.3	28.1
Market value adjustments	4,302.2	12.5
Subject to discretionary withdrawal without adjustments	4,535.0	13.1
Total investment contracts	$34,488.7	100.0%

Universal life insurance and certain traditional life insurance policies are also subject to discretionary withdrawals by policyholders. However, life insurance policies tend to be less susceptible to withdrawal than our investment contracts because policyholders may be subject to a new underwriting process in order to obtain a new life insurance policy. In addition, our life insurance liabilities include surrender charges to discourage early surrenders.

We had the following short-term credit facilities with various financial institutions as of December 31, 2022:

	Financing			Amount
Obligor/Applicant	structure	Maturity	Capacity	outstanding

			(in millions)
Principal Life (1)	Credit facility	October 2027	$800.0	$—
Total			$800.0	$—

(1) The credit facility is supported by sixteen banks.

The revolving credit facility is committed and available for general corporate purposes. The credit facility also provides 100% back-stop support for our commercial paper program, of which we had no outstanding balances as of December 31, 2022 and December 31, 2021. Most of the banks supporting the credit facility have other relationships with us. Due to the financial strength and the strong relationships we have with these providers, we are comfortable we have very low risk the financial institutions would be unable or unwilling to fund the facility.

Operations. Our primary consolidated cash flow sources are premiums from insurance products, pension and annuity deposits, asset management fee revenues, administrative services fee revenues, income from investments and proceeds from the sales or maturity of investments. Cash outflows consist primarily of payment of benefits to policyholders and beneficiaries, income and other taxes, current operating expenses, payment of dividends to policyholders, payments in connection with investments acquired, payments made to acquire subsidiaries, payments relating to policy and contract surrenders, withdrawals, policy loans, interest payments and repayment of short-term debt and long-term debt. Our investment strategies are generally intended to provide adequate funds to pay benefits without forced sales of investments. For a discussion of our investment objectives and strategies, see “Investments.”

Cash Flows. All cash flow activity, as reported in our consolidated statements of cash flows, provides relevant information regarding our sources and uses of cash. The following discussion of our operating, investing and financing portions of the cash flows excludes cash flows attributable to the separate accounts.

Net cash provided by operating activities was $3,470.8 million, $3,544.8 million and $3,964.6 million for the years ended December 31, 2022, 2021 and 2020, respectively. Our insurance businesses typically generate positive cash flows from operating activities, as premiums collected from our insurance products and income received from our investments exceed acquisition costs, benefits paid, redemptions and operating expenses. These positive cash flows are then invested to support the obligations of our insurance and investment products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees and investment income received and benefits and expenses paid. Cash provided by operating activities decreased slightly in 2022 compared to 2021 primarily due to fluctuations in receivables and payables associated with the timing of settlements as well as a decrease in net cash outflows for trading securities and equity securities with operating intent. The decrease in cash provided by operating activities in 2021 as compared to 2020 was similarly due to fluctuations in receivables and payables associated with the timing of settlements. Additionally, increases in net income were offset in part by proceeds from real estate sold in 2020 with no corresponding activity in 2021.

Net cash used in investing activities was $314.0 million, $5,670.8 million and $4,695.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. The decrease in cash used in investing activities in 2022 compared to 2021 was primarily the result of portfolio mix variances due in large part to the Reinsurance Transaction and the associated funds withheld portfolio activity during 2022. The increase in cash used in investing activities in 2021 compared to 2020 was primarily the result of portfolio mix variances including increased net purchases of mortgage loans, offset in part by lower net purchases of available-for-sale securities and equity securities with intent to hold in 2021 as compared to 2020.

Net cash used in financing activities was $1,056.1 million for the year ended December 31, 2022 compared to net cash provided by financing activities of $1,706.1 million and $854.1 million for the years ended December 31, 2021 and 2020, respectively. The increase in cash used in financing activities in 2022 compared to 2021 was primarily the result of a lower net increase in banking operation deposits and net investment contract withdrawals in 2022 versus net investment contract deposits in 2021. The increase in cash provided by financing activities in 2021 compared to 2020 was primarily due to an increase in banking operation deposits from a new bank sweep product launched in the third quarter of 2021, offset in part by an increase in dividends paid to parent.

Capitalization

The following table summarizes our capital structure:

	December 31, 2022	December 31, 2021

	($ in millions)
Debt:
Long-term debt	$67.8	$54.0
Total debt	67.8	54.0

Total stockholder's equity attributable to PLIC (1)	7,175.9	12,690.9
Total capitalization	$7,243.7	$12,744.9
Debt to equity	1%	—%
Debt to capitalization	1%	—%

(1) Decrease primarily due to change in AOCI during 2022.

Contractual Obligations and Contractual Commitments

We have contractual obligations identified within 19. Financial Statements, Notes to Consolidated Financial Statements, Note 9, Insurance Liabilities, Note 11, Debt and Note 14, Contingencies, Guarantees, Indemnifications and Leases. As of December 31, 2022, we had no unique material cash requirements from known contractual and other obligations.

We have made commitments to fund certain limited partnerships and other funds. As of December 31, 2022, the amount of unfunded commitments was $745.9 million. We are only required to fund additional equity under these commitments when called upon to do so by the partnership or fund; therefore, these commitments are not liabilities on our consolidated statements of financial position.

Off-Balance Sheet Arrangements

Variable Interest Entities. We have relationships with various types of special purpose entities and other entities where we have a variable interest as described in 19. Financial Statements, Notes to Consolidated Financial Statements,, Note 4, Variable Interest Entities. We have made commitments to fund certain limited partnerships, as previously discussed in Contractual Obligations and Contractual Commitments in this section, some of which are classified as unconsolidated variable interest entities.

Guarantees and Indemnifications. As of December 31, 2022, no significant changes to guarantees and indemnifications have occurred since December 31, 2021. For guarantee and indemnification information, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Guarantees and Indemnifications.”

Financial Strength and Credit Ratings

Our ratings are influenced by the relative ratings of our peers/competitors as well as many other factors including our operating and financial performance, capital levels, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), risk exposures, operating leverage and other factors.

The following is a summary of the significant changes or actions in ratings and rating outlooks that have occurred from January 1, 2022, through the date of this filing:

In January 2022, Moody’s affirmed the ‘A1’ financial strength ratings of Principal Life. The outlook for Principal Life has been changed to ‘stable’ from ‘positive’. The rating action follows the announcement of the Reinsurance Transaction. The outlook revision reflects positive credit attributes offset by the introduction of counterparty risk.

The following table summarizes our significant financial strength and debt ratings from the major independent rating organizations. A rating is not a recommendation to buy, sell or hold securities. Such a rating may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

	A.M. Best	Fitch	Moody’s	S&P
Last review date	March 2022	June 2022	January 2022	June 2022
Current outlook	Stable	Stable	Stable	Stable
Principal Life Insurance Company
Insurer Financial Strength	A+	AA-	A1	A+
Issuer Credit Rating	aa
Commercial Paper	AMB-1+		P-1	A-1+

Impacts of Income Taxes

For income tax information, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority (Level 1) to unadjusted quoted prices in active markets for identical assets or liabilities and gives the lowest priority (Level 3) to unobservable inputs. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety considering factors specific to the asset or liability. See 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements for further details, including a reconciliation of changes in Level 3 fair value measurements.

As of December 31, 2022, 53% of our net assets (liabilities) were Level 1, 43% were Level 2 and 4% were Level 3. Excluding separate account assets as of December 31, 2022, 4% of our net assets (liabilities) were Level 1, 87% were Level 2 and 9% were Level 3.

As of December 31, 2021, 55% of our net assets (liabilities) were Level 1, 44% were Level 2 and 1% were Level 3. Excluding separate account assets as of December 31, 2021, 3% of our net assets (liabilities) were Level 1, 96% were Level 2 and 1% were Level 3.

Changes in Level 3 Fair Value Measurements

Net assets (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2022, were $7,014.2 million as compared to $1,705.8 million as of December 31, 2021. The increase was primarily related to an increase in the embedded derivative related to the funds withheld agreement, an increase in manually priced private corporate credit securities and a reduction of variable annuity liabilities due to an increase in interest rates.

Net assets (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2021, were $1,705.8 million as compared to $8,864.1 million as of December 31, 2020. The decrease was primarily related to net sales in our separate account assets due to the restructure of certain separate account real estate assets into a partnership entity that is carried at net asset value.

Investments

We had total consolidated assets as of December 31, 2022, of $243,214.2 million, of which $86,309.7 million were invested assets. A portion of our invested assets represent funds withheld backing reserves as part of a coinsurance with funds withheld reinsurance agreement. The funds withheld assets and associated net investment income and net realized capital gains (losses) are not included in the discussions below as the investment risk is passed to the reinsurer. See 19. FINANCIAL STATEMENTS Notes to Consolidated Financial Statements,, Note 10, Reinsurance for more information on the funds withheld assets. The rest of our total consolidated assets are comprised primarily of separate account assets for which we do not bear investment risk; therefore, the discussion and financial information below does not include such assets.

Overall Composition of Invested Assets

Invested assets as of December 31, 2022, were predominantly high quality and broadly diversified across asset class, individual credit, industry and geographic location. Asset allocation is determined based on cash flow and the risk/return requirements of our products. As shown in the following table, the major categories of invested assets are fixed maturities and commercial mortgage loans.

	December 31, 2022
	Investments excluding funds withheld	Funds withheld	Total

	(in millions)
Fixed maturities	$44,471.0	$15,794.3	$60,265.3
Equity securities	42.1	11.0	53.1
Mortgage loans	16,911.6	2,810.8	19,722.4
Real estate	2,237.4	—	2,237.4
Policy loans	770.2	—	770.2
Other investments	3,081.5	179.8	3,261.3
Total invested assets	67,513.8	18,795.9	86,309.7
Cash and cash equivalents	1,566.4	1,762.9	3,329.3
Total invested assets and cash	$69,080.2	$20,558.8	$89,639.0

	December 31, 2021
	Investments excluding funds withheld	Funds withheld	Total

	(in millions)
Fixed maturities	$74,130.2	$—	$74,130.2
Equity securities	508.2	—	508.2
Mortgage loans	18,908.3	—	18,908.3
Real estate	2,060.6	—	2,060.6
Policy loans	705.0	—	705.0
Other investments	2,836.7	—	2,836.7
Total invested assets	99,149.0	—	99,149.0
Cash and cash equivalents	1,228.6	—	1,228.6
Total invested assets and cash	$100,377.6	$—	$100,377.6

	December 31, 2020
	Investments excluding funds withheld	Funds withheld	Total

	(in millions)
Fixed maturities	$73,800.8	$—	$73,800.8
Equity securities	71.2	—	71.2
Mortgage loans	16,506.1	—	16,506.1
Real estate	1,796.1	—	1,796.1
Policy loans	723.8	—	723.8
Other investments	2,500.7	—	2,500.7
Total invested assets	95,398.7	—	95,398.7
Cash and cash equivalents	1,648.5	—	1,648.5
Total invested assets and cash	$97,047.2	$—	$97,047.2

Investment Results

Net Investment Income

The following table presents the yield and investment income, excluding net realized capital gains and losses, for our invested assets for the years indicated. We calculate annualized yields using a simple average of asset classes at the beginning and end of the reporting period. The yields for available-for-sale fixed maturities are calculated using amortized cost. All other yields are calculated using carrying amounts.

	For the year ended December 31,						Increase (decrease)
	2022		2021		2020		2022 vs. 2021		2021 vs. 2020
	Yield(1)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount

	($ in millions)
Fixed maturities	3.6%	$1,754.0	3.7%	$2,492.5	3.9%	$2,478.2	(0.1)%	$(738.5)	(0.2)%	$14.3
Equity securities	(12.9)	(35.4)	0.6	1.7	4.7	3.3	(13.5)	(37.1)	(4.1)	(1.6)
Mortgage loans - commercial	4.0	535.6	4.2	646.3	4.3	637.6	(0.2)	(110.7)	(0.1)	8.7
Mortgage loans - residential	2.7	84.3	2.1	46.1	2.5	32.2	0.6	38.2	(0.4)	13.9
Real estate	12.9	276.2	10.1	194.4	10.3	180.8	2.8	81.8	(0.2)	13.6
Policy loans	4.7	34.4	5.1	36.2	5.2	38.2	(0.4)	(1.8)	(0.1)	(2.0)
Cash and cash equivalents	2.7	37.6	0.1	1.7	0.6	9.5	2.6	35.9	(0.5)	(7.8)
Other investments	12.4	366.0	14.6	390.2	4.5	104.9	(2.2)	(24.2)	10.1	285.3
Total	4.2	3,052.7	4.1	3,809.1	4.0	3,484.7	0.1	(756.4)	0.1	324.4
Investment expenses	(0.3)	(200.4)	(0.2)	(175.4)	(0.2)	(159.8)	(0.1)	(25.0)	—	(15.6)
Net investment income	3.9%	$2,852.3	3.9%	$3,633.7	3.8%	$3,324.9	—%	$(781.4)	0.1%	$308.8

(1)	The 2022 yield is calculated using the beginning balances adjusted for the Reinsurance Transaction.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Net investment income decreased primarily due to impacts of the Reinsurance Transaction in 2022.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

Net investment income increased primarily due to favorable market performance on certain alternative investments and higher bond prepayments.

Net Realized Capital Gains (Losses)

The following table presents the contributors to net realized capital gains and losses for the years indicated.

	For the year ended December 31,			Increase (decrease)
	2022	2021	2020	2022 vs. 2021	2021 vs. 2020

	(in millions)
Fixed maturities, available-for-sale:
Gross gains	$38.9	$50.4	$118.7	$(11.5)	$(68.3)
Gross losses	(120.7)	(26.9)	(45.0)	(93.8)	18.1
Net credit losses (1)	(11.5)	(34.5)	(22.6)	23.0	(11.9)
Hedging, net	(0.7)	(9.5)	(9.7)	8.8	0.2
Fixed maturities, trading	(25.3)	(6.6)	6.2	(18.7)	(12.8)
Equity securities	(7.4)	(0.5)	1.8	(6.9)	(2.3)
Mortgage loans	(74.1)	5.3	(14.3)	(79.4)	19.6
Derivatives	86.9	(4.2)	28.5	91.1	(32.7)
Other	112.7	8.0	42.0	104.7	(34.0)
Net realized capital gains (losses)	$(1.2)	$(18.5)	$105.6	$17.3	$(124.1)

(1)	Net credit losses include adjustments to the credit loss valuation allowance, write-offs and recoveries on available-for-sale securities.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Net realized capital losses decreased primarily due to increased gains on interest rate swaps not designated as hedging instruments due to changes in interest rates and increased gains on real estate asset swaps. These were partially offset by increased losses on equity securities and sponsored investment funds due to equity market declines, non-credit losses on available-for-sale fixed maturities and losses on residential whole loan deconsolidations.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

Net realized capital losses increased primarily due to increased losses on interest rate swaps not designated as hedging instruments due to changes in interest rates. Additionally, decreased gains were seen in fixed maturities, available-for-sale and trading - noncredit due to noncredit gains related to portfolio rebalancing in 2020 and lower mark-to-market gains on trading fixed maturities.

Quantitative and Qualitative Disclosures about Market Risk

Market Risk Exposures and Risk Management

Market risk is the risk we will incur losses due to adverse fluctuations in market rates and prices. Our primary market risk exposures are to interest rates, equity markets and foreign currency exchange rates. The active management of market risk is an integral part of our operations. We manage our overall market risk exposure within established risk tolerance ranges using several approaches, including:

•	rebalancing our existing asset or liability portfolios;

•	controlling the risk structure of newly acquired assets and liabilities and

•	using derivative instruments to modify the market risk characteristics of existing assets or liabilities or assets expected to be purchased.

Interest Rate Risk

Interest rate risk is the risk of economic losses due to adverse changes in interest rates. Interest rate risk arises primarily from our holdings in interest sensitive assets and liabilities. Changes in interest rates impact numerous aspects of our operations, including but not limited to:

•	yield on our invested assets;

•	rate of interest we credit to contractholder account balances;

•	timing of cash flows on assets and liabilities containing embedded prepayment options;

•	cost of hedging our variable annuity GMWB riders;

•	discount rate used in valuing our OPEB obligations;

•	estimated gross profits and the amortization of our DAC asset and related actuarial balances;

•	statutory reserve and capital requirements;

•	interest expense on our long-term borrowings and

•	fair value of financial assets and liabilities held at fair value on our consolidated statements of financial position.

Lower interest rates generally result in lower profitability in the long-term. Conversely, higher interest rates generally result in higher profitability in the long-term. However, an increase in market interest rates may cause a decline in the value of financial assets held at fair value on our consolidated statements of financial position.

In 2023, we will adopt authoritative guidance that will update certain requirements in the accounting for long-duration insurance and annuity contracts. This guidance will change the way we calculate the liability for future policy benefits on traditional and limited-payment contracts, will result in measuring MRB assets and liabilities at fair value and will change the amortization method used for DAC and other actuarial balances. As such, the way in which interest rate risk impacts our operations will change after this guidance is adopted.

Impact of Changes in Long-Term Interest Rate Assumptions

We use long-term interest rate assumptions to calculate reserves, DAC, other actuarial balances and benefit plan obligations in accordance with U.S. GAAP. In setting these assumptions, we consider a variety of factors, including historical experience, emerging trends and future expectations. We evaluate our assumptions on at least an annual basis. Due to the long-term nature of our assumptions, we generally do not revise our assumptions in response to short-term fluctuations in market interest rates. However, we will consider revising our assumptions if a significant change occurs in the factors noted above.

A reduction in our long-term interest rate assumptions may result in increases in our reserves and/or unlocking of our DAC asset and other actuarial balances. For additional information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Deferred Acquisition Costs and Other Actuarial Balances in this section.

In addition, we have implemented, or may implement at any time, reinsurance transactions utilizing affiliated reinsurers and highly rated third parties to finance a portion of the statutory reserves for our term life insurance policies, universal life insurance policies with secondary guarantees and Closed Block life insurance policies. We calculate an economic reserve, which represents an estimate of our liability associated with these contracts. The excess of the required statutory reserve over the economic reserve is secured by financing provided by highly rated third parties. The long-term interest rate assumption is a key input in the calculation of the economic reserve. A reduction in our long-term interest rate assumption would reduce the portion of the statutory reserve that can be financed through affiliated reinsurers, thus increasing the amount of invested assets we must maintain to support statutory reserves. For additional information, see 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 17, Statutory Insurance Financial Information.

Impact of Changes in Interest Rates

Changes in interest rates or a sustained low interest rate environment may result in the following impacts, which would impact our financial position and results of operations:

Impact of Falling Interest Rates or Sustained Low Interest Rates	Impact of Rising Interest Rates
Adverse Impacts:	Positive Impacts:
A reduction in investment income, which may be partially offset by a reduction in the interest we credit on contractholder account balances; however, our ability to lower crediting rates may be constrained by guaranteed minimum interest rates and competitive pressures	An increase in investment income, which may be partially or fully offset by an increase in the interest we credit on contractholder account balances
An increase in the cost of hedging our GMWB riders	A decrease in the cost of hedging our GMWB riders
An increase in reserves and/or a true-up or unlocking of our DAC asset and other actuarial balances	A true-up or unlocking of our DAC asset and other actuarial balances
A reduction in the discount rate used in valuing our OPEB obligations, leading to an increase in our Accumulated Postretirement Benefit Obligation and Net Periodic Benefit Cost	An increase in the discount rate used in valuing our OPEB obligations, leading to a decrease in our Accumulated Postretirement Benefit Obligation and Net Periodic Benefit Cost
An increase in statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves	A decrease in statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves
An increase in prepayments or redemptions on mortgages and bonds we own, which would force us to reinvest the proceeds at lower interest rates	A decrease in prepayments or redemptions on mortgages and bonds we own, which would reduce our opportunity to reinvest the proceeds at higher interest rates

Positive Impacts:	Adverse Impacts:
A decrease in the interest expense on our long-term borrowings, to the extent the borrowings have adjustable rates or we are able to refinance our obligations at lower interest rates	An increase in the interest expense on our long-term borrowings, to the extent the borrowings have adjustable rates or we refinance our obligations at higher interest rates
An increase in the fair value of certain financial assets held at fair value on our consolidated statements of financial position	A decrease in the fair value of certain financial assets held at fair value on our consolidated statements of financial position, as discussed below

We estimate a hypothetical 100 basis point immediate, parallel decrease in U.S. interest rates would impact segment pre-tax operating earnings between (1)% and 1% over the next 12 months excluding the impact of any potential unlocking of our DAC asset and other actuarial balances. This estimate reflects the impact of routine management actions in response to changes in interest rates, such as reducing the interest rates we credit on contractholder account balances, but does not reflect the impact of other actions management may consider, such as curtailing sales of certain products.

The selection of a 100 basis point immediate, parallel decrease in U.S. interest rates should not be construed as a prediction by us of future market events, but rather as an illustration of the impact of such an event. Our exposure will change as a result of ongoing portfolio transactions in response to new business, management’s assessment of changing market conditions and changes in our mix of business.

If market rates increase rapidly, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. This may result in unlocking of our DAC and other actuarial balances. We may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold.

Impact of Rising Interest Rates on the Fair Value of Financial Assets. An increase in market interest rates may cause a decline in the value of financial assets held at fair value on our consolidated statements of financial position. Although changes in the fair value of our financial assets due to changes in interest rates may impact the amount of equity reported in our consolidated statements of financial position, these changes will not cause an economic gain or loss unless we sell investments, terminate derivative positions, record an allowance for credit loss, or determine a derivative instrument is no longer an effective hedge.

We estimate a hypothetical 100 basis point immediate, parallel increase in interest rates would reduce the net reported fair value of our financial assets and derivatives by $2,161.9 million as of December 31, 2022, compared to $5,107.4 million as of December 31, 2021. This estimate only reflects the change in fair value for financial assets and derivatives reported at fair value on our consolidated statements of financial position. Assets and liabilities not reported at fair value on our consolidated statements of financial position – including mortgage loans, liabilities relating to insurance contracts, investment contracts, debt and bank deposits – are excluded from this sensitivity analysis. We believe the excluded liability items would economically serve as a partial offset to the net interest rate risk of the financial instruments included in the sensitivity analysis. Separate account assets and liabilities are also excluded from this estimate, as any interest rate risk is borne by the holder of the separate account. Assets backing reserves as part of a coinsurance with funds withheld agreement are excluded from this estimate, as any interest rate risk is passed to the reinsurer. For more information on fair value measurements, see 19. FINANCIAL STATEMENTS Notes to Consolidated Financial Statements, Note 16, Fair Value Measurements.

Our selection of a 100 basis point immediate, parallel increase in interest rates is a hypothetical rate scenario we use to demonstrate potential risk. While a 100 basis point immediate, parallel increase does not represent our view of future market changes, it is a near term reasonably possible hypothetical change that illustrates the potential impact of such events. While this sensitivity analysis provides a representation of interest rate sensitivity, it is based on our portfolio exposures at a point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio transactions in response to new business, management's assessment of changing market conditions and available investment opportunities.

Our net estimated potential loss in fair value as of December 31, 2022, decreased $2,945.5 million from December 31, 2021, primarily due to the Reinsurance Transaction.

Interest Rate Risk Management

We manage interest rate risk through the use of an integrated risk management framework. This helps us identify, assess, monitor, report and manage our risks within established limits and risk tolerances. Our internal risk committees monitor and discuss our risk profile and identify necessary actions to mitigate impacts from interest rate risk.

The product designs within our business units result in a variety of different interest rate risk profiles. Therefore, our business units use a variety of different approaches for managing their asset and liability interest rate risks.

•	Retirement Business Stable Cash Flows – For stable and predictable cash flow liabilities, such as pension risk transfer, WSRS, and investment only, we use investment strategy and hedges to tightly align the cash flow run off of these asset and liability cash flows. Immunization analysis is also utilized in the management of interest rate risk.

•	U.S. Insurance Stable Cash Flows – Our insurance businesses in many instances contain long-term guarantees with stable and predictable liability cash flows and recurring premiums. We manage the interest rate risk through investment strategy, product crediting rates and analyzing duration and embedded value sensitivity.

We also limit our exposure to interest rate risk through our business mix and strategy. We have intentionally limited our exposure to specific products where investment margins are critical to the product’s profitability, and we continue to emphasize the sale of products that generate revenues in the form of fees for service or premiums for insurance coverage and expose us to minimal interest rate risk.

Prepayment risk is controlled by limiting our exposure to investments that are prepayable without penalty prior to maturity at the option of the issuer. We also require additional yield on these investments to compensate for the risk the issuer will exercise such option. Prepayment risk is also controlled by limiting the sales of liabilities with features such as puts or other options that can be exercised at inopportune times. We manage the interest rate risk associated with our long-term borrowings by monitoring the interest rate environment and evaluating refinancing opportunities as maturity dates approach.

Use of Derivatives to Manage Interest Rate Risk. We use or have used various derivative financial instruments to manage our exposure to fluctuations in interest rates, including interest rate swaps, interest rate options, to be announced ("TBA") forwards, bond forwards, treasury forwards, swaptions and futures. We use interest rate swaps, treasury forwards and futures contracts to hedge against changes in the value of the GMWB liability. We use interest rate swaps and have used TBA forwards primarily to more closely match the interest rate characteristics of assets and liabilities. They can be used to change the sensitivity to the interest rate of specific assets and liabilities as well as an entire portfolio. We use bond forwards to fix the purchase price of a bond at a specified date in the future. We use interest rate options to manage prepayment risks in our assets and minimum guaranteed interest rates and lapse risks in our liabilities. We have purchased swaptions to hedge interest rate exposure for certain assets and liabilities.

Foreign Currency Risk

Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. This risk arises from foreign currency-denominated funding agreements issued to nonqualified institutional investors in the international market and foreign currency-denominated fixed maturity and equity securities.

We estimate as of December 31, 2022, a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would result in no material change to the net fair value of our foreign currency-denominated instruments identified above because we effectively hedge foreign currency-denominated instruments to minimize exchange rate impacts, which is consistent with our estimate as of December 31, 2021.

The selection of a 10% immediate unfavorable change in all currency exchange rates should not be construed as a prediction by us of future market events, but rather as an illustration of the potential impact of such an event.

Use of Derivatives to Manage Foreign Currency Risk. The foreign currency risk on funding agreements and fixed maturities is mitigated by using currency swaps that swap the foreign currency interest and principal payments to our functional currency. We did not have currency swap agreements associated with foreign-denominated liabilities as of December 31, 2022 and December 31, 2021. The notional amount of our currency swap agreements associated with foreign-denominated fixed maturities was $1,389.8 million and $958.9 million as of December 31, 2022 and December 31, 2021, respectively.

We use currency forwards to hedge certain foreign-denominated investments. We held currency forwards with a notional amount of $32.0 million and $6.8 million as of December 31, 2022 and December 31, 2021, respectively. No currency options were utilized as of December 31, 2022 or December 31, 2021.

Equity Risk

Equity risk is the risk we will incur economic losses due to adverse fluctuations in equity markets. As of December 31, 2022 and December 31, 2021, the fair value of our equity securities was $53.1 million and $508.2 million, respectively. We estimate a 10% decline in the prices of the equity securities would result in a decline in fair value of our equity securities of $5.3 million as of December 31, 2022, as compared to a decline in fair value of our equity securities of $50.8 million as of December 31, 2021.

We are also exposed to the risk that asset-based fees decrease as a result of declines in assets under management due to changes in investment prices and the risk that asset management fees calculated by reference to performance could be lower. The risk of decreased asset-based and asset management fees could also impact our estimates of total gross profits used as a basis for amortizing DAC and other actuarial balances. For further discussion, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Deferred Acquisition Costs and Other Actuarial Balances in this section.

We also have equity risk associated with (1) universal life contracts that credit interest to customers based on changes in an external equity index; (2) variable annuity contracts that have a GMWB rider that allows the customer to make withdrawals of a specified annual amount, either for a fixed number of years or for the lifetime of the customer, even if the account value is reduced to zero; (3) variable annuity contracts that have a guaranteed minimum death benefit (“GMDB”) that allows the death benefit to be paid, even if the account value has fallen below the GMDB amount and (4) investment contracts in which the return is subject to minimum contractual guarantees. We are also subject to equity risk based upon the assets that support our employee benefit plans. For further discussion of equity risk associated with these plans, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Benefit Plans in this section.

We estimate an immediate 10% decline in the S&P 500 index, followed by a 2% per quarter increase would reduce our annual segment pre-tax operating earnings by approximately 5% to 8% over the next 12 months. This estimate excludes the impact of any potential unlocking of our DAC asset and other actuarial balances. The selection of a 10% unfavorable change in the S&P 500 index should not be construed as a prediction by us of future market events, but rather as an illustration of the potential impact of such an event. Our exposure will change as a result of changes in our mix of business.

Separate and distinct from our equity risk associated with a decline in the S&P index, we also have equity risk associated with certain alternative investments. These investments are comprised of several asset categories (including hedge funds, private equity, infrastructure and direct lending) that provide an attractive asset match to our long-dated liabilities and create diversification benefits to our fixed income investments. The risk profile of these investments is actively monitored by our Investment Committee and our corporate risk management function. Changes in the value of these investments will impact earnings. We estimate an immediate 10% decline in the value of those assets, followed by a 2% per quarter increase would reduce our annual segment pre-tax operating earnings by less than 8%. This estimate excludes the impact of any potential unlocking of our DAC asset and other actuarial balances. The selection of a 10% unfavorable change in the value of those assets should not be construed as a prediction of future market events, but rather as an illustration of the potential impact of such a decline in value of those assets.

Use of Derivatives to Manage Equity Risk. We economically hedge the universal life products, where the interest credited is linked to an external equity index, by purchasing options that match the product’s profile or selling options to offset existing exposures. We economically hedged the GMWB exposure, which includes interest rate risk and equity risk, using futures, options, treasury forwards and interest rate swaps with notional amounts of $1,451.6 million, $1,400.7 million, $4,280.1 million, and $1,818.0 million, respectively, as of December 31, 2022, and notional amounts of $1,924.9 million, $1,699.6 million, $2,181.6 million, and $4,577.1 million, respectively, as of December 31, 2021. The fair value of both the GMWB embedded derivative and associated hedging instruments are sensitive to financial market conditions and the variance related to the change in fair value of these items for a given period is largely dependent on market conditions at the end of the period.

19.	FINANCIAL STATEMENTS

[To be added by amendment]

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

APPENDIX A

INDEX DISCLOSURES

S&P 500® PRICE RETURN INDEX (SPX)

The S&P 500® Price Return Index (“INDEX”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Principal Life Insurance Company (“Principal Life”). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Principal Life. It is not possible to invest directly in an index. Principal Life’s are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Principal Life’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Principal Life’s Product(s) particularly or the ability of the INDEX to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Principal Life with respect to the INDEX is the licensing of the INDEX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The INDEX is determined, composed and calculated by S&P Dow Jones Indices without regard to Principal Life or Principal Life’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Principal Life or the owners of Principal Life’s Product(s) into consideration in determining, composing or calculating the INDEX. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Principal Life’s Product(s). There is no assurance that investment products based on the INDEX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Principal Life, OWNERS OF THE PRINCIPAL LIFE’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRINCIPAL LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

RUSSELL 2000® PRICE RETURN INDEX (RTY)

Principal® Strategic Outcomes has been developed solely by Principal Life Insurance Company. Principal® Strategic Outcomes is not in any way connected to or sponsored, endorsed, sold, or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.

The Index is calculated by or on behalf of Frank Russell Company or its affiliate, agent, or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of reliance on or any error in the Index or (b) investment in or operation of Principal® Strategic Outcomes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Principal® Strategic Outcomes or the suitability of the Index for the purpose to which it is being put by Principal Life Insurance Company.

MSCI EAFE PRICE RETURN INDEX (MXEA)

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PRINCIPAL LIFE INSURANCE COMPANY (“ISSUER” OR “ISSUER OF THE PRODUCT”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SG SMART CLIMATE INDEX

The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (together with its affiliates, “Entelligent”). SG has licensed use of the SG Marks to Principal Life Insurance Company (“Principal Life”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by Principal Life (the “Product”). SG is not acting, and has not been authorized to act, as an agent of Principal Life nor has SG in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to Principal Life.

The SG Smart Climate Index has been licensed to Principal Life for the Principal Life’s benefit. SG makes no representation or warranty whatsoever, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective. Contract Owners should seek independent financial, tax, accounting, insurance, legal, and other professional advice prior to making any investment in the Product or any other product linked to the SG Smart Climate Index. SG is not responsible for and does not have any obligation or liability in connection with the design, issuance, administration, actions of Principal Life, marketing, trading or performance of the Product. SG has not prepared any part of this prospectus and no statements made herein (including, without limitation, any disclosures relating to the SG Smart Climate Index) can be attributed to SG. Publication of the SG Smart Climate Index and the constituents thereof do not constitute an investment recommendation or advice in respect of the SG Smart Climate Index or any constituent thereof by SG and no person should rely upon it as such. SG does not act as an investment adviser or investment manager in respect of the SG Smart Climate Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, Principal Life, the Product or any Contract Owner.

The SG Smart Climate Index has been designed and is maintained and sponsored by SG without regard to Principal Life, the Product or any Contract Owner. The ability of Principal Life to make use of the SG Smart Climate Index may be terminated on short notice and it is the responsibility of Principal Life to provide for the consequences of that in the design of the Product. SG shall have no obligation to, and will not, take the needs of Principal Life or any Contract Owner into consideration in sponsoring, maintaining, determining, composing or calculating the SG Smart Climate Index or in any decision to cease doing so.

SG makes no representation or warranty whatsoever, whether express or implied, and hereby expressly disclaims all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the SG Smart Climate Index or any data included therein or relating thereto, and in particular disclaims any guarantee or warranty either as to the quality, accuracy, timeliness and/or completeness of the SG Smart Climate Index or any data included therein, the results obtained from the use of the SG Smart Climate Index and/or the calculation or composition of the SG Smart Climate Index, or calculations made with respect to the Product at any particular time on any particular date or otherwise. SG shall not be liable (whether in negligence or otherwise) to any person for any error or omission in the SG Smart Climate Index or in the calculation of the SG Smart Climate Index, and SG is under no obligation to advise any person of any error therein, or for any interruption in the calculation of the SG Smart Climate Index. SG shall not have any liability to any party for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, in no event shall SG have any liability for any direct damages, lost profits or any special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

SG may enter into derivative transactions or issue financial instruments linked to the SG Smart Climate Index and may independently issue or sponsor other indices or products that are similar to and may compete with the SG Smart Climate Index and the Product. SG may also transact in assets referenced in the SG Smart Climate Index (or in financial instruments such as derivatives that reference those assets). The roles of the different teams involved within SG in the design, maintenance or replication of the SG Smart Climate Index have been strictly defined. Where SG holds a product having the SG Smart Climate Index as its underlying and other positions exposing it to the SG Smart Climate Index for its own account, the replication of the SG Smart Climate Index is made in the same manner by a single team within SG, be it for the purpose of hedging the product held by external investors and consumers or for the purpose of the positions held by SG acting for its own account. SG may take positions in the market of the financial instruments or of other assets involved in the composition of the SG Smart Climate Index, including as liquidity provider. It is possible that these activities could have an effect (positive or negative) on the value of the SG Smart Climate Index and the Product.

No actual investment which allowed tracking of the performance of the SG Smart Climate Index was possible before September 7, 2022. Any hypothetical “back-tested” information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the SG Smart Climate Index) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented by SG and such hypothetical “back-tested” information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the SG Smart Climate Index. SG expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical “back-tested” information, (ii) any errors or omissions in computing or disseminating the hypothetical “back-tested” information, and (iii) any uses to which the hypothetical “back-tested” information may be put by any recipient of such information. Any back-tested information provided herein is intended for use only by professional financial advisers and institutional investors within the meaning of FINRA Rule 2210.

SG is under no obligation to continue compiling, calculating, maintaining or sponsoring the SG Smart Climate Index and may delegate or transfer to a third party some or all of its functions in relation to the SG Smart Climate Index. SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. The SG Smart Climate Index is not sponsored, promoted, sold, or supported in any other manner by S&P, nor does S&P offer any express or implicit guarantee or assurance either with regard to the results of using the SG Smart Climate Index and/or trademarks of the SG Smart Climate Index or the levels of the SG Smart Climate Index at any time or in any other respect.

The Product is not sponsored, endorsed, sold or promoted by Entelligent. Entelligent has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. Entelligent makes no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Licensed Intellectual Property to produce or to be used to produce a profit or otherwise constitute a separate investment program. Entelligent’s only relationship to the Product is in providing information to SG, which has created and is charged with calculating the SG Smart Climate Index. Entelligent is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product are to be converted into cash. Entelligent has no liability in connection with the administration, marketing or trading of the Product.

Entelligent DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF ANY INDEX OR INDEXES. ENTELLIGENT MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF AN INDEX. ENTELLIGENT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX CREATED BY SG. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL ENTELLIGENT HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

EACH INVESTOR IN OR PURCHASER OF A PRODUCT ACKNOWLEDGES THAT: (I) THE LICENSED INTELLECTUAL PROPERTY MAY INCLUDE CERTAIN INFORMATION TAKEN FROM STOCK EXCHANGES AND OTHER SOURCES FROM AROUND THE WORLD; (II) ENTELLIGENT DOES NOT GUARANTEE THE SEQUENCE, ACCURACY, COMPLETENESS OR TIMELINESS OF THE LICENSED INTELLECTUAL PROPERTY; (III) THE PROVISION OF CERTAIN PARTS OF THE LICENSED INTELLECTUAL PROPERTY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF OTHER AGREEMENTS TO WHICH ENTELLIGENT IS A PARTY; (IV) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY CONSTITUTES A SOLICITATION, OFFER, OPINION, OR RECOMMENDATION BY ENTELLIGENT TO BUY OR SELL ANY SECURITY, OR TO PROVIDE LEGAL, TAX, ACCOUNTING, OR INVESTMENT ADVICE OR SERVICES REGARDING THE PROFITABILITY OR SUITABILITY OF ANY SECURITY OR INVESTMENT; AND (V) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY IS INTENDED FOR USE BY, OR DISTRIBUTION TO, ANY PERSON OR ENTITY IN ANY JURISDICTION OR COUNTRY WHERE SUCH USE OR DISTRIBUTION WOULD BE CONTRARY TO LAW OR REGULATION. ACCORDINGLY, ANYTHING TO THE CONTRARY HEREIN SET FORTH NOTWITHSTANDING, ENTELLIGENT, ITS AFFILIATES, SUPPLIERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS SHALL NOT, DIRECTLY OR INDIRECTLY, BE LIABLE, IN ANY WAY, TO YOU OR ANY OTHER PERSON FOR ANY: (A) INACCURACIES OR ERRORS IN OR OMISSIONS FROM THE LICENSED INTELLECTUAL PROPERTY INCLUDING, BUT NOT LIMITED TO, QUOTES AND FINANCIAL DATA; (B) DELAYS, ERRORS, OR INTERRUPTIONS IN THE TRANSMISSION OR DELIVERY OF THE LICENSED INTELLECTUAL PROPERTY; OR (C) LOSS OR DAMAGE ARISING THEREFROM OR OCCASIONED THEREBY, OR BY ANY REASON OF NONPERFORMANCE.

Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.

APPENDIX B

SEGMENT INTERIM VALUE EXAMPLES

FOR FULL SURRENDERS

The examples below will show how different values impact the amount available to you (Surrender Value) in a variety of market conditions. For purposes of the examples, in arriving at the Surrender Value, the Bond Adjustment and Surrender Charge assume a full Surrender. For examples on how partial withdrawals impact the values, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS – Negative Adjustments to Crediting Base. Each scenario below has an assumption for market conditions. The increase or decrease in the Index Value indicates changes based on Index performance, and the increase or decrease in the Bond Adjustment Index Value indicates the change in interest rate levels.

There are 3 Segment Options used in the 3 market condition scenarios. This is to show how the combinations of market conditions affect different Segment Options. These examples also show how the amount of time remaining until the Segment End Date impacts the Equity Adjustment and Bond Adjustment. By including an Equity Adjustment, we are able to show how the increase or decrease of the Index Value impacts the Accumulated Value. Similarly, by including the Bond Adjustment, we are able to show how the increase or decrease of the Bond Adjustment Index Value impacts the Surrender Value.

The following also apply to the examples:

•	An Equity Adjustment applies in these scenarios because the Surrenders occur in the middle of the Segment Term.

•	A Bond Adjustment also applies due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract.

•	The Bond Adjustment is applied to the entire Crediting Base because a full Surrender is assumed when calculating the Surrender Value. For examples on how partial withdrawals impact the values, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS – Negative Adjustments to Crediting Base.

•	For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

•	For purposes of simplifying the examples, the Equity Adjustment percentage and the Bond Adjustment percentage are displayed to two decimal places in the example tables. However, the actual, non-rounded percentages were used to calculate the Equity Adjustment amount and Bond Adjustment amount throughout the examples.

For the scenarios in this Appendix, assume the following:

Segment Option	1-year 10% Buffer	6-year 10% Buffer	1-year 0% Floor
Segment Term (in months)	12	72	12
Buffer or Floor Rate	10%	10%	0%
Participation Rate	100%	110%	35%
Cap Rate	15%	Uncapped	Uncapped
Months to Segment End Date	3	63	3

Scenario 1 – Index Value decreased 20% and Bond Adjustment Index Value increased 25%

These examples are intended to demonstrate how 1-year 10% Buffer, 6-year 10% Buffer, and 1-year 0% Floor Segment Options are impacted by a 20% decrease in the performance of the reference Index and a 25% increase in the Bond Adjustment Index. These examples demonstrate how the Buffer or Floor Rate and the Segment Term have a significant impact on the Equity Adjustment, which then impacts the Segment Interim Value and Accumulated Value. The 1-year 0% Floor example demonstrates how the Equity Adjustment can be negative even though the Segment Option has a 0% Floor Rate, which will be reflected in a decrease to the Segment Interim Value and Accumulated Value. These examples also demonstrate how an increase in the Bond Adjustment Index results in a negative adjustment to the Accumulated Value. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Segment Option	1-year 10% Buffer	6-year 10% Buffer	1-year 0% Floor
Premium Payment	$10,000.00	$10,000.00	$10,000.00
Crediting Base	$10,000.00	$10,000.00	$10,000.00

Equity Adjustment percentage[1]	-12.01%	-18.54%	-2.89%
Equity Adjustment Amount[2]	-$1,201.292a	-$1,853.692b	-$289.282c
Accumulated Value (also Segment Interim Value)[3]	$8,798.713a	$8,146.313b	$9,710.723c

Bond Adjustment percentage[4]	-2.53%	-2.53%	-2.53%
Bond Adjustment Amount[5]	-$253.46	-$253.46	-$253.46
Accumulated Value (also Segment Interim Value) adjusted for Bond Adjustment[6]	$8,545.256a	$7,892.856b	$9,457.266c

Free Surrender Amount[7]	$1,000.00	$1,000.00	$1,000.00
Amount after Free Surrender Amount[8]	$7,545.258a	$6,892.858b	$8,457.268c
Surrender Charge percentage	8.00%	8.00%	8.00%
Surrender Charge[9]	$603.629a	$551.439b	$676.589c

Surrender Value[10]	$7,941.6310a	$7,341.4310b	$8,780.6810c

1)	For more on the Equity Adjustment, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Calculation of Equity Adjustment. For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.
2)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.
a.	For the 1-year 10% Buffer example, it is negative 12.01% multiplied by $10,000.00, which equals negative $1,201.29.
b.	For the 6-year 10% Buffer example, it is negative 18.54% multiplied by $10,000.00, which equals negative $1,853.69.
c.	For the 1-year 0% Floor example, it is negative 2.89% multiplied by $10,000.00, which equals negative $289.28.
3)	The Accumulated Value (also Segment Interim Value) is the Crediting Base minus the Equity Adjustment Amount.
a.	For the 1-year 10% Buffer example, it is $10,000.00 minus $1,201.29, which equals $8,798.71. If the Equity Adjustment Amount is positive, it would be added to the Crediting Base.
b.	For the 6-year 10% Buffer example, it is $10,000.00 minus $1,853.69, which equals $8,146.31. If the Equity Adjustment Amount is positive, it would be added to the Crediting Base.
c.	For the 1-year 0% Floor example, it is $10,000.00 minus $289.89, which equals $9,710.72. If the Equity Adjustment Amount is positive, it would be added to the Crediting Base.
4)	For more on the Bond Adjustment, see 10. CONTRACT VALUES – Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.
5)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base. For all three of these examples, it is negative 2.53% multiplied by $10,000.00, which equals negative $253.46.
6)	The Accumulated Value (also Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (also Segment Interim Value) minus the Bond Adjustment Amount.
a.	For the 1-year 10% Buffer example, it is $8,798.71 minus $253.46, which equals $8,545.25. If the Bond Adjustment is positive, it would be added to the Accumulated Value (also Segment Interim Value).
b.	For the 6-year 10% Buffer example, it is $8,146.31 minus $253.46, which equals $7,892.85. If the Bond Adjustment is positive, it would be added to the Accumulated Value (also Segment Interim Value).
c.	For the 1-year 0% Floor example, it is $9,710.72 minus $253.46, which equals $9,457.26. If the Bond Adjustment is positive, it would be added to the Accumulated Value (also Segment Interim Value).
7)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.
8)	Amount after Free Surrender Amount is the Accumulated Value (also Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.
a.	For the 1-year 10% Buffer example, it is $8,545.25 minus $1,000.00, which equals $7,545.25.
b.	For the 6-year 10% Buffer example, it is $7,892.85 minus $1,000.00, which equals $6,892.85.
c.	For the 1-year 0% Floor example, it is $9,457.26 minus $1,000.00, which equals $8,457.26.
9)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.
a.	For the 1-year 10% Buffer example, it is 8.00% multiplied by $7,545.25, which equals $603.62.
b.	For the 6-year 10% Buffer example, it is 8.00% multiplied by $6,892.85, which equals $551.43.
c.	For the 1-year 0% Floor example, it is 8.00% multiplied by $8,457.26, which equals $676.58.
10)	The Surrender Value is the Accumulated Value (also Segment Interim Value) minus the Bond Adjustment minus the Surrender Charge.
a.	For the 1-year 10% Buffer example, it is $8,798.71 minus $253.46 minus $603.62, which equals $7,941.63. If the Bond Adjustment is positive, it would be added to the Accumulated Value (also Segment Interim Value).
b.	For the 6-year 10% Buffer example, it is $8,146.31 minus $253.46 minus $551.43, which equals $7,341.43. If the Bond Adjustment is positive, it would be added to the Accumulated Value (also Segment Interim Value).
c.	For the 1-year 0% Floor example, it is $9,710.72 minus $253.46 minus $676.58, which equals $8,780.68. If the Bond Adjustment is positive, it would be added to the Accumulated Value (also Segment Interim Value).

Scenario 2 – no change in Index Value or Bond Adjustment Index Value

These examples are intended to demonstrate how 1-year 10% Buffer, 6-year 10% Buffer, and 1-year 0% Floor Segment Options are impacted by no change in the performance of the reference Index or the Bond Adjustment Index. These examples demonstrate how the Buffer or Floor Rate and the Segment Term have a significant impact on the Equity Adjustment, which then impacts the Segment Interim Value and Accumulated Value. The 1-year 0% Floor example demonstrates how the Equity Adjustment can be negative even though the Segment Option has a 0% Floor Rate, which will be reflected in a decrease to the Segment Interim Value and Accumulated Value. These examples also demonstrate how when the reference Index is unchanged, the Equity Adjustment can be positive or negative depending on the Buffer or Floor Rate and Segment Term. Another piece that is demonstrated in these examples is that when the Bond Adjustment Index is unchanged, the Bond Adjustment will be $0.00. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Segment Option	1-year 10% Buffer	6-year 10% Buffer	1-year 0% Floor
Premium Payment		$10,000.00	$10,000.00	$10,000.00
Crediting Base		$10,000.00	$10,000.00	$10,000.00

Equity Adjustment percentage[1]	1.21%	-0.68%		-1.47%
Equity Adjustment Amount[2]	$120.772a	-$68.222b		-$147.502c
Accumulated Value (also Segment Interim Value)[3]	$10,120.773a	$9,931.783b		$9,852.503c

Bond Adjustment percentage[4]	0.00%	0.00%		0.00%
Bond Adjustment Amount[5]	$0.00	$0.00		$0.00
Accumulated Value (also Segment Interim Value) adjusted for Bond Adjustment[6]	$10,120.776a	$9,931.786b		$9,852.506c

Free Surrender Amount[7]	$1,000.00	$1,000.00		$1,000.00
Amount after Free Surrender Amount[8]	$9,120.778a	$8,931.788b		$8,852.508c
Surrender Charge percentage		8.00%	8.00%	8.00%
Surrender Charge[9]		$729.669a	$714.549b	$708.209c

Surrender Value[10]		$9,391.1110a	$9,217.2310b	$9,144.3010c

1)	For more on the Equity Adjustment, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Calculation of Equity Adjustment. For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.
2)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.
a.	For the 1-year 10% Buffer example, it is 1.21% multiplied by $10,000.00, which equals $120.77.
b.	For the 6-year 10% Buffer example, it is negative 0.68% multiplied by $10,000.00, which equals negative $68.22.
c.	For the 1-year 0% Floor example, it is negative 1.47% multiplied by $10,000.00, which equals negative $147.50.
3)	The Accumulated Value (also Segment Interim Value) is the Crediting Base minus the Equity Adjustment Amount.
a.	For the 1-year 10% Buffer example, it is $10,000.00 plus $120.77, which equals $10,120.77. If the Equity Adjustment Amount is negative, it would be subtracted from the Crediting Base.
b.	For the 6-year 10% Buffer example, it is $10,000.00 minus $68.22, which equals $9,931.78. If the Equity Adjustment Amount is positive, it would be added to the Crediting Base.
c.	For the 1-year 0% Floor example, it is $10,000.00 minus $147.50, which equals $9,852.50. If the Equity Adjustment Amount is positive, it would be added to the Crediting Base.
4)	For more on the Bond Adjustment, see 10. CONTRACT VALUES – Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.
5)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base. For all three of these examples, it is 0.00% multiplied by $10,000.00, which equals $0.00.
6)	The Accumulated Value (also Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (also Segment Interim Value) minus the Bond Adjustment Amount.
a.	For the 1-year 10% Buffer example, it is $10,120.77 minus $0.00, which equals $10,120.77.
b.	For the 6-year 10% Buffer example, it is $9,931.78 minus $0.00, which equals $9,931.78.
c.	For the 1-year 0% Floor example, it is $9,852.50 minus $0.00, which equals $9,852.50.
7)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.
8)	Amount after Free Surrender Amount is the Accumulated Value (also Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.
a.	For the 1-year 10% Buffer example, it is $10,120.77 minus $1,000.00, which equals $9,120.77.
b.	For the 6-year 10% Buffer example, it is $9,931.78 minus $1,000.00, which equals $8,931.78.
c.	For the 1-year 0% Floor example, it is $9,852.50 minus $1,000.00, which equals $8,852.50.
9)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.
a.	For the 1-year 10% Buffer example, it is 8.00% multiplied by $9,120.77, which equals $729.66.
b.	For the 6-year 10% Buffer example, it is 8.00% multiplied by $8,931.78, which equals $714.54.
c.	For the 1-year 0% Floor example, it is 8.00% multiplied by $8,852.50, which equals $708.20.
10)	The Surrender Value is the Accumulated Value (also Segment Interim Value) minus the Bond Adjustment minus the Surrender Charge.
a.	For the 1-year 10% Buffer example, it is $10,120.77 minus $0.00 minus $729.66, which equals $9,391.11.
b.	For the 6-year 10% Buffer example, it is $9,931.78 minus $0.00 minus $714.54, which equals $9,217.23.
c.	For the 1-year 0% Floor example, it is $9,852.50 minus $0.00 minus $708.20, which equals $9,144.30.

Scenario 3 – Index Value increased 20% and Bond Adjustment Index Value decreased 25%

These examples are intended to demonstrate how 1-year 10% Buffer, 6-year 10% Buffer, and 1-year 0% Floor Segment Options are impacted by a 20% increase in the performance of the reference Index and a 25% decrease in the Bond Adjustment Index. These examples demonstrate how the Buffer or Floor Rate and the Segment Term have a significant impact on the Equity Adjustment, which then impacts the Segment Interim Value and Accumulated Value. The 1-year 0% Floor example demonstrates how the Equity Adjustment can be negative even though the Segment Option has a 0% Floor Rate, which will be reflected in a decrease to the Segment Interim Value and Accumulated Value. These examples also demonstrate how a decrease in the Bond Adjustment Index results in a positive adjustment to the Accumulated Value. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Segment Option	1-year 10% Buffer		6-year 10% Buffer	1-year 0% Floor
Premium Payment		$10,000.00	$10,000.00	$10,000.00
Crediting Base		$10,000.00	$10,000.00	$10,000.00

Equity Adjustment percentage[1]		10.75%	17.76%	4.20%
Equity Adjustment Amount[2]	$1,074.922a	$1,775.672b		$420.132c
Accumulated Value (also Segment Interim Value)[3]	$11,074.923a	$11,775.673b		$10,420.133c

Bond Adjustment percentage[4]		2.61%	2.61%	2.61%
Bond Adjustment Amount[5]	$261.34		$261.34	$261.34
Accumulated Value (also Segment Interim Value) adjusted for Bond Adjustment[6]	$11,336.276a		$12,037.016b	$10,681.476c

Free Surrender Amount[7]	$1,000.00		$1,000.00	$1,000.00
Amount after Free Surrender Amount[8]	$10,336.278a		$11,037.018b	$9,681.478c
Surrender Charge percentage		8.00%	8.00%	8.00%
Surrender Charge[9]		$826.909a	$882.969b	$774.529c

Surrender Value[10]		$10,509.3610a	$11,154.0510b	$9,906.9510c

1)	For more on the Equity Adjustment, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Calculation of Equity Adjustment. For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.
2)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.
a.	For the 1-year 10% Buffer example, it is 10.75% multiplied by $10,000.00, which equals $1,074.92.
b.	For the 6-year 10% Buffer example, it is 17.76% multiplied by $10,000.00, which equals $1,775.67.
c.	For the 1-year 0% Floor example, it is 4.20% multiplied by $10,000.00, which equals $420.13.
3)	The Accumulated Value (also Segment Interim Value) is the Crediting Base minus the Equity Adjustment Amount.
a.	For the 1-year 10% Buffer example, it is $10,000.00 plus $1,074.92, which equals $11,074.92. If the Equity Adjustment Amount is negative, it would be subtracted from the Crediting Base.
b.	For the 6-year 10% Buffer example, it is $10,000.00 plus $1,775.67, which equals $11,775.67. If the Equity Adjustment Amount is negative, it would be subtracted from the Crediting Base.
c.	For the 1-year 0% Floor example, it is $10,000.00 plus $420.13, which equals $10,420.13. If the Equity Adjustment Amount is negative, it would be subtracted from the Crediting Base.
4)	For more on the Bond Adjustment, see 10. CONTRACT VALUES – Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.
5)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base. For all three of these examples, it is 2.61% multiplied by $10,000.00, which equals $261.34.
6)	The Accumulated Value (also Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (also Segment Interim Value) minus the Bond Adjustment Amount.
a.	For the 1-year 10% Buffer example, it is $11,074.92 plus $261.34, which equals $11,336.27. If the Bond Adjustment is negative, it would be subtracted from the Accumulated Value (also Segment Interim Value).
b.	For the 6-year 10% Buffer example, it is $11,775.67 plus $261.34, which equals $12,037.01. If the Bond Adjustment is negative, it would be subtracted from the Accumulated Value (also Segment Interim Value).
c.	For the 1-year 0% Floor example, it is $10,420.13 plus $261.34, which equals $10,681.47. If the Bond Adjustment is negative, it would be subtracted from the Accumulated Value (also Segment Interim Value).
7)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.
8)	Amount after Free Surrender Amount is the Accumulated Value (also Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.
a.	For the 1-year 10% Buffer example, it is $11,336.27 minus $1,000.00, which equals $10,336.27.
b.	For the 6-year 10% Buffer example, it is $12,037.01 minus $1,000.00, which equals $11,037.01.
c.	For the 1-year 0% Floor example, it is $10,681.47 minus $1,000.00, which equals $9,681.47.
9)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.
a.	For the 1-year 10% Buffer example, it is 8.00% multiplied by $10,336.27, which equals $826.90.
b.	For the 6-year 10% Buffer example, it is 8.00% multiplied by $11,037.01, which equals $882.96.
c.	For the 1-year 0% Floor example, it is 8.00% multiplied by $9,681.47, which equals $774.52.
10)	The Surrender Value is the Accumulated Value (also Segment Interim Value) minus the Bond Adjustment minus the Surrender Charge.
a.	For the 1-year 10% Buffer example, it is $11,074.92 plus $261.34 minus $826.90, which equals $10,509.36. If the Bond Adjustment is negative, it would be subtracted from the Accumulated Value (also Segment Interim Value).
b.	For the 6-year 10% Buffer example, it is $11,775.67 plus $261.34 minus $882.96, which equals $11,154.05. If the Bond Adjustment is negative, it would be subtracted from the Accumulated Value (also Segment Interim Value).
c.	For the 1-year 0% Floor example, it is $10,420.13 plus $261.34 minus $774.52, which equals $9,906.95. If the Bond Adjustment is negative, it would be subtracted from the Accumulated Value (also Segment Interim Value).

APPENDIX C

STATE VARIATIONS

[Will be updated by amendment]

State	Benefit	Variation
Alaska	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
California	Free Look	If the Owner is age 60 or above, the right to cancel period is 30 days. Upon exercising the Right to Cancel, the company will refund the Contract value, including any Contract fees, if applicable.
Florida	Free Look	Your right to cancel period is 21 days and we will refund the cash surrender value.
Hawaii	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Idaho	Free Look	Your right to cancel period is 20 days and we refund the premium payment.
	Surrender	Surrender payments will be delayed no longer than six months from the date we receive your notice to surrender.
Kentucky	Free Look	Your right to cancel period is 20 days.
Louisiana	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Maryland	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Massachusetts	Free Look	Your right to cancel period is 20 days and we refund the premium payment.
Minnesota	Free Look

If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.

Notice of cancellation and return of the Contract are effective on the date received by us or our agent.

Will refund premium payment or accumulated value within 10 days of receiving cancellation notice.

	Death Benefit	We will pay death benefit within two months.
Montana	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Nebraska	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Nevada	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
New Hampshire	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
North Carolina	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
North Dakota	Free Look	Your right to cancel period is 20 days.
Ohio	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Pennsylvania	Free Look

We will refund the Accumulated Value or Premium payment, whichever is greater.

If the Contract is a replacement for an existing contract which was issued to you by Principal Life Insurance Company, the 15 day period is extended to 45 days.

Rhode Island	Free Look	Your right to cancel period is 20 days and we will refund the premium paid.
Texas	Free Look	Your right to cancel period is 20 days.
	Separate Account	The description of the Separate Account is modified for contracts issued in Texas. The Separate Account is a segregated account, established by Principal, in which we hold reserves for the Index-Linked Segment Option under the Contract. The portion of the assets of the Separate Account equal to the reserves and other liabilities arising out of any other business we may conduct.
Utah	Free Look	We will refund the Accumulated Value or premium payment, whichever is greater. If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Vermont	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.
Washington	Free Look

We will refund the market value of the assets purchased by its premium, less taxes and investment brokerage commissions (if any).

An additional 10% penalty shall be added to any premium refund due which is not paid within 30 days of return of the policy.

If your Contract is the result of a replacement of an existing contract, your right to cancel period is 20 days.

Wisconsin	Free Look	If your Contract is the result of a replacement of an existing contract, your right to cancel period is 30 days.

C-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Company’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Registration Fee	$[to be added by amendment]

Legal Fees and Expenses	$[to be added by amendment]

Accounting Fees and Expenses	$[to be added by amendment]

Cost of Independent Registered Public Accounting Firm Audit Of Company’s Financial Statements	$[to be added by amendment]

Printing Costs:	$[to be added by amendment]

Total Expenses	$[to be added by amendment]

Item 14. Indemnification of Directors and Officers

Sections 490.851 through 490.859 of the Iowa Business Corporation Act permit corporations to indemnify directors and officers where (A) all of the following apply: the director or officer (i) acted in good faith; (ii) reasonably believed that (a) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation or (b) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; and (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.

Unless ordered by a court pursuant to the Iowa Business Corporation Act, a corporation shall not indemnify a director or officer in either of the following circumstances: (A) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct (above) or (B) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director receive a financial benefit to which he or she was not entitled, whether or not involving action in the director's official capacity.

The Company’s Bylaws provide that the Board of Directors shall have the Company indemnify, or authorize the officers of the Company to have the Company indemnify, directly and through insurance coverage, each person now or hereafter a director, officer, employee or other representative of the corporation, and that person's heirs and legal representatives, against all damages, awards, costs and expenses, including counsel fees, reasonably incurred or imposed in connection with or resulting from any action, suit or proceeding, or the settlement thereof prior to final adjudication, to which such person is or may be made a party by reason of being or having been a director, officer, employee or other representative of the corporation or by reason of service at the request of the corporation in any capacity with another entity or organization. Such rights or indemnification shall be in addition to any rights to which any director, officer, employee or other representative of the corporation, former, present or future, may otherwise be entitled as a matter of law and subject to such limitations permitted by law as may be established by the Board of Directors.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Distribution Agreement **

Selling Agreement **

Amended and Restated Articles of Incorporation of Principal Life Insurance Company dated 12/30/2009 (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Amended and Restated By-laws of Principal Life Insurance Company dated 02/24/2009 (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Form of Contract (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Rate Enhancement Rider (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Segment Lock-In Rider (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Contract Data Page (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Form of Application (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Opinion of Legal Counsel **

Subsidiaries of Registrant (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Consent of Ernst & Young, LLP **

Consent of Legal Counsel **

Powers of Attorney (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

Registration Fee Table (filed with the Commission on 10/20/2022 Accession No. 0000009712-22-000015)

(b) Financial Statement Schedules **

* Filed Herein

** To be filed by amendment

Item 17. Undertakings

The undersigned Company hereby undertakes:

(A)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(d) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officers or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Principal Life Insurance Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Des Moines, State of Iowa, on the 2nd day of March, 2023.

PRINCIPAL LIFE INSURANCE COMPANY
(Registrant)

By :	/s/ D. J. Houston
D. J. Houston
Director, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ D. J. Houston	Director, Chairman, President, and	March 13, 2023
D. J. Houston	Chief Executive Officer

/s/ J. M. Pitz	Senior Vice President and Controller	March 13, 2023
J. M. Pitz	(Principal Accounting Officer)

/s/ D. D. Strable-Soethout	Executive Vice President and Chief Financial Officer	March 13, 2023
D. D. Strable-Soethout	(Principal Financial Officer)

/s/ J. S. Auerbach	Director	March 13, 2023
J. S. Auerbach

/s/ M. E. Beams	Director	March 13, 2023
M. E. Beams

/s/ J. Carter-Miller	Director	March 13, 2023
J. Carter-Miller

/s/ M. T. Dan	Director	March 13, 2023
M. T. Dan

/s/ R. C. Hochschild	Director	March 13, 2023
R. C. Hochschild

/s/ S. M. Mills	Director	March 13, 2023
S. M. Mills

/s/ H. E. Mitchell	Director	March 13, 2023
H. E. Mitchell

/s/ C. N. Muruzabal	Director	March 13, 2023
C. N. Muruzabal

/s/ D. C. Nordin	Director	March 13, 2023
D. C. Nordin

/s/ B. C. Pickerell	Director	March 13, 2023
B. C. Pickerell

/s/ C. S. Richer	Director	March 13, 2023
C. S. Richer

/s/ A. Rivera	Director	March 13, 2023
A. Rivera

*By	/s/ D. J. Houston
D. J. Houston
Director, Chairman, President and Chief Executive Officer

*	Pursuant to Powers of Attorney filed with the Commission on 10/20/2022 (Accession No. 0000009712-22-000015)